EX 10.1

EXECUTION VERSION

AMENDED AND RESTATED MASTER REPURCHASE AND SECURITIES CONTRACT

among

SCREDIT MORTGAGE FUNDING SUB-2, LLC,
a Delaware limited liability company,

and

SCREDIT MORTGAGE FUNDING SUB-2-T, LLC,
a Delaware limited liability company,

as Sellers

and

WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association,

as Buyer

Dated as of
November 14, 2025

TABLE OF CONTENTS

AMENDED AND RESTATED MASTER REPURCHASE AND SECURITIES CONTRACT, dated as of November 14, 2025 (as amended, restated, supplemented or otherwise modified and in effect from time to time, this “Agreement”), is made by and among SCREDIT MORTGAGE FUNDING SUB-2, LLC (“Seller 1”), a Delaware limited liability company, SCREDIT MORTGAGE FUNDING SUB-2-T, LLC, a Delaware limited liability company (“Seller 2”, and together with Seller 1 and any other Person added hereto by joinder, individually and collectively as the context may require, “Seller”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association (“Buyer”).

WHEREAS, Seller 1, Seller 2 and Buyer entered into that certain Master Repurchase and Securities Contract, dated as of June 21, 2024 (the “Original Master Repurchase Agreement”); and

WHEREAS, Seller 1, Seller 2 and Buyer desire to amend and restate the Original Master Repurchase Agreement upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, Seller 1, Seller 2 and Buyer (each a “Party”) hereby agree that the Original Master Repurchase Agreement is hereby amended and restated in its entirety to read as follows:

ARTICLE 1

APPLICABILITY

Section 1.01 Applicability. Subject to the terms and conditions of the Repurchase Documents, from time to time during the Funding Period and at the request of Seller, the Parties may enter into transactions in which Seller agrees to sell, transfer and assign to Buyer certain Assets and all related rights in, and interests related to, such Assets on a servicing released basis, against the transfer of funds by Buyer representing the Purchase Price for such Assets, with a simultaneous agreement by Buyer to transfer such Assets to Seller for subsequent repurchase on the related Repurchase Date, which date shall not be later than the Maturity Date, against the transfer of funds by Seller representing the Repurchase Price for such Assets.

ARTICLE 2

DEFINITIONS AND INTERPRETATION

Section 2.01 Definitions.

“Accelerated Repurchase Date”: Defined in Section 10.02.

“Actual Knowledge”: With respect to any Person, the actual knowledge of such Person without further inquiry or investigation; provided, that for the avoidance of doubt, with respect to Seller, Pledgor and Guarantor, such actual knowledge shall include, collectively, the actual knowledge of all such Persons and their respective (i) officers and directors and (ii) (A) with respect to any representations, warranties, covenants, certifications or statements relating to any

Purchased Assets, employees and agents of such Persons with responsibility in connection with the origination, acquisition, servicing and/or management of the Purchased Assets and (B) otherwise, in all other cases, employees and agents of such Persons with responsibility in connection with Seller, Pledgor, Guarantor or with respect to the Repurchase Documents.

“Additional Purchase Advance”: Defined in Section 3.11(a).

“Additional Purchase Advance Available Amount”: With respect to any proposed Additional Purchase Advance Transaction or reallocation of Additional Purchase Advance Available Amount pursuant to Section 4.01 with respect to any Purchased Asset, the excess, if any, of (a) the Maximum Advance Purchase Price for such Purchased Asset as of the date of such proposed Additional Purchase Advance Transaction or reallocation minus (b) the outstanding Purchase Price of such Purchased Asset as of such date.

“Additional Purchase Advance Transaction”: Defined in Section 3.11(a).

“Affiliate”: With respect to any Person, any other Person directly or indirectly Controlling, Controlled by, or under common Control with, such Person.

“Agreement”: The meaning set forth in the initial paragraph hereof.

“Amendment and Restatement Date”: November 14, 2025.

“Anti-Corruption Law”: The U.S. Foreign Corrupt Practices Act of 1977, the UK Bribery Act, the Canadian Corruption of Foreign Public Officials Act or any other law applicable to Seller or any of its Affiliates that prohibits the bribery of foreign officials to gain a business advantage.

“Anti-Money Laundering Laws”: The applicable laws or regulations in any jurisdiction in which Seller, Guarantor or any Affiliates of Seller or Guarantor are located or doing business that relate to money laundering, any predicate crime to money laundering or any financial record keeping and reporting requirements related thereto.

“Applicable Percentage”: For each Purchased Asset as of any date, the applicable percentage determined by Buyer for such Purchased Asset on the related Purchase Date and set forth in the Confirmation for such Purchased Asset, which shall be no higher than the Maximum Applicable Percentage.

“Appraisal”: An appraisal of the related Mortgaged Property conducted by an Independent Appraiser in accordance with the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended, and, in addition, certified by such Independent Appraiser as having been prepared in accordance with the requirements of the Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation, addressed to (either directly or pursuant to a reliance letter in favor of Buyer or reliance language in such Appraisal running to the benefit of Buyer as a successor and/or assign) and reasonably satisfactory to Buyer.

“Approved Representation Exception”: Any Representation Exception furnished by Seller to Buyer and approved in writing by Buyer prior to the related Purchase Date including any Representation Exception attached to the Confirmation for any Purchased Asset.

“Asset”: Any Whole Loan, Senior Interest, or Subordinate Interest, the Mortgaged Property for which is included in the categories for Types of Mortgaged Property.

“Assignment and Acceptance”: Defined in Section 18.08(c).

“Authorized Representative”: Defined in Section 18.30.

“Bailee”: With respect to any Transaction involving a Wet Mortgage Asset, (i) a national title insurance company or Sidley Austin LLP, or (ii) any other entity approved by Buyer, which may be a title company, escrow company or attorney in accordance with local law and practice in the appropriate jurisdiction of the related Wet Mortgage Asset.

“Bailee Agreement”: As defined in the Custodial Agreement.

“Bankruptcy Code”: Title 11 of the United States Code.

“Benchmark”: With respect to any Transaction, initially, the Term SOFR Reference Rate for a tenor of one month; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the Term SOFR Reference Rate for such tenor or the then-current Benchmark in accordance with Section 12.01(a), then, for purposes of this definition, “Benchmark” shall mean the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (a) of Section 12.01.

“Benchmark Replacement”: With respect to any Benchmark Transition Event, the sum of: (a) the alternate benchmark rate that has been selected by Buyer as the replacement for the then-current Benchmark and (b) the related Benchmark Replacement Adjustment; provided that, if such Benchmark Replacement as so determined would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Repurchase Documents.

“Benchmark Replacement Adjustment”: With respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by Buyer.

“Benchmark Replacement Date”: With respect to any Benchmark, the earliest to occur of the following events with respect to such Benchmark:

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark permanently or indefinitely ceases to provide such Benchmark; or

(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark has been determined and announced by the regulatory supervisor for the administrator of such Benchmark to be non- representative; provided, that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (3) even if such Benchmark continues to be provided on such date..

“Benchmark Transition Event”: With respect to any Benchmark, the occurrence of one or more of the following events with respect to such Benchmark:

(1) a public statement or publication of information by or on behalf of the administrator of such Benchmark announcing that such administrator has ceased or will cease to provide such Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark;

(2) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark, the Board of Governors of the Federal Reserve System, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark, a resolution authority with jurisdiction over the administrator for such Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark, which states that the administrator of such Benchmark has ceased or will cease to provide such Benchmark permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark; or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark announcing that such Benchmark is not, or as of a specified future date will not be, representative.

“Beneficial Ownership Certification”: A certification regarding beneficial ownership as required by the Beneficial Ownership Regulation in a form as agreed to by Buyer.

“Beneficial Ownership Regulation”: Means 31 C.F.R. § 1010.230.

“Blank Assignment Documents”: Defined in Section 6.02(j).

“Book Value”: For each Purchased Asset, as of any date, an amount, as certified by Seller in the related Confirmation, equal to the lesser of (a) the outstanding principal amount or par value thereof as of such date (after giving effect to any additional advances to the Underlying Obligor made by Seller pursuant to the Purchased Asset Documents on or prior to such date), and (b) the price that Seller initially paid or advanced in respect thereof plus any additional amounts advanced by Seller that were funded in connection with Seller’s future funding obligations under the related Purchased Asset Documents minus Principal Payments received by Seller and as further reduced by losses realized and write‑downs taken by Seller, together with all other reductions in the unpaid balance due in connection with the related Whole Loan (including, with respect to any Senior Interest that is a participation, any reduction in the principal balance of the related Whole Loan that is allocable to such Senior Interest pursuant to the Senior Interest Documents).

“Business Day”: Any day other than (a) a Saturday or a Sunday, (b) a day on which banks in the States of New York, Minnesota or North Carolina are authorized or obligated by law or executive order to be closed, or (c) any day on which the New York Stock Exchange, the Federal Reserve Bank of New York or Custodian is authorized or obligated by law or executive order to be closed.

“Buyer”: Wells Fargo Bank, National Association, in its capacity as Buyer under this Agreement and the other Repurchase Documents, together with its successors and permitted assigns.

“Buyer’s Margin Percentage”: For any Purchased Asset as of any date, the percentage equivalent of the quotient obtained by dividing (a) one (1) by (b) the Applicable Percentage used to calculate the Purchase Price on the related Purchase Date.

“Capital Lease Obligations”: With respect to any Person, the amount of all obligations of such Person to pay rent or other amounts under a lease of property to the extent and in the amount that such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person.

“Capital Stock”: Any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent equity ownership interests in a Person which is not a corporation, including, without limitation, any and all member or other equivalent interests (certificated or uncertificated) in any limited liability company, and any and all partnership or other equivalent interests in any partnership or limited partnership, and any and all warrants or options to purchase any of the foregoing.

“Change of Control”: The occurrence of any of the following events without the prior written approval of Buyer: (a) any “person” or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) shall become, or obtain rights (whether by means of warrants, options or otherwise) to become, the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of a percentage of the total voting power of all classes of Capital Stock of Guarantor, of 49% or more, other than Starwood Real Estate Income Holdings, L.P., a Delaware limited partnership (“Starwood Real Estate Income Holdings”), or any Affiliate of Starwood Real Estate Income Holdings; (b) any merger, reorganization or consolidation of Guarantor where the successor entity is not the Guarantor as of the date of this Agreement, (c) Investment Advisor, or an Affiliate of Investment Advisor as of the Closing Date, is no longer the investment advisor of Guarantor, (d) the sale of Investment Advisor to, or merger, consolidation or reorganization of Investment Advisor with or into, any entity that is not an Affiliate of Investment Advisor as of the Closing Date, (e) Guarantor shall cease to own and Control, of record and beneficially, directly or indirectly, 100% of the Capital Stock of any Pledgor, (f) SCREDIT Mortgage Funding, LLC shall cease to own and Control, of record and beneficially, directly, 100% of the Capital Stock of Seller 1, or (g) SCREDIT Mortgage Funding BC, LLC shall cease to own and Control, of record and beneficially, directly, 100% of the Capital Stock of Seller 2.

“Class”: With respect to an Asset, such Asset’s classification as one of the following: Whole Loan, Senior Interest, Junior Interest, Mezzanine Loan or Mezzanine Participation Interest.

“Closing Certificate”: A true and correct certificate in the form of Exhibit C, executed by a Responsible Officer of Seller.

“Closing Date”: June 21, 2024.

“Code”: The Internal Revenue Code of 1986, as amended.

“Collection Account”: Any collection, escrow, reserve, collateral or lock-box accounts pledged to Seller with respect to any Purchased Asset.

“Collateral”: Defined in Section 11.01.

“Companion Interest”: With respect to any pari passu participation interest or pari passu “A note” in an “A/B structure” in a performing commercial real estate loan, the other pari passu participation interest or pari passu “A note” in such performing commercial real estate loan.

“Competitor”: Defined in the Fee and Pricing Letter, which definition is incorporated herein by reference.

“Compliance Certificate”: A true and correct certificate in the form of Exhibit D, executed by a Responsible Officer of Seller.

“Conforming Changes”: With respect to either the use or administration of an initial Benchmark or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Business Day”, the definition of “Pricing Rate,” the definition of “Pricing Period,” the definition of “U.S. Government Securities Business Day,” timing and frequency of determining rates and making payments of Price Differential, prepayment provisions, early repurchases, the applicability and length of lookback periods, the applicability of Section 12.03 and other technical, administrative or operational matters) that Buyer decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by Buyer in a manner substantially consistent with market practice (or, if Buyer decides that adoption of any portion of such market practice is not administratively feasible or if Buyer determines that no market practice for the administration of any such rate exists, in such other manner of administration as Buyer decides is reasonably necessary in connection with the administration of this Agreement and the other Repurchase Documents).

“Confirmation”: For any Purchased Asset, a purchase confirmation in the form of Exhibit A, duly completed, executed and delivered by Seller and Buyer in accordance with Section 3.01, as same may be updated, amended, modified and/or restated from time to time in connection with any Additional Purchase Advance Transaction or Future Funding Transaction with respect to such Purchased Asset or otherwise.

“Connection Income Taxes”: Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Contingent Liabilities”: With respect to any Person as of any date of determination, all of the following as of such date: (a) liabilities and obligations (including any Guarantee Obligations) of such Person in respect of “off-balance sheet arrangements” (as defined in the Off-Balance Sheet Rules defined below in this definition), and (b) obligations, including Guarantee Obligations, whether or not required to be disclosed in the footnotes to such Person’s financial statements, guaranteeing in whole or in part any Non-Recourse Indebtedness, lease, dividend or other obligation, excluding, however, (i) contractual indemnities (including any indemnity or price-adjustment provision relating to the purchase or sale of securities or other assets), and (ii) guarantees of non-monetary obligations that have not yet been called on or quantified, of such Person or any other Person. The amount of any Contingent Liabilities described in the preceding clause (b) shall be deemed to be (i) with respect to a guarantee of interest or interest and principal, or operating income guarantee, the sum of all payments required to be made thereunder (which, in the case of an operating income guarantee, shall be deemed to be equal to the debt service for the note secured thereby), through (x) in the case of an interest or interest and principal guarantee, the stated date of maturity of the obligation (and commencing on the date interest could first be payable thereunder), or (y) in the case of an operating income guarantee, the date through which such guarantee will remain in effect, and (ii) with respect to all guarantees not covered by the preceding clause (i), an amount equal to the stated or determinable amount of the primary obligation in respect of which such guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as recorded on the balance sheet and in the footnotes to the most recent financial statements of such Person. “Off-Balance Sheet Rules” means the Disclosure in Management’s Discussion and Analysis About Off-Balance Sheet Arrangements and Aggregate Contractual Obligations, Securities Act Release Nos. 33-8182; 34-47264; FR-67 International Series Release No. 1266 File No. S7-42-02, 68 Fed. Reg. 5982 (Feb. 5, 2003) (codified at 17 CFR Parts 228, 229 and 249).

“Contractual Obligation”: With respect to any Person, any provision of any securities issued by such Person or any indenture, mortgage, deed of trust, deed to secure debt, contract, undertaking, agreement, instrument or other document to which such Person is a party or by which it or any of its property or assets are bound or are subject.

“Control”: With respect to any Person, the direct or indirect possession of the power to direct or cause the direction of the management or policies of such Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling,” “Controlled” and “under common Control” have correlative meanings.

“Controlled Account Agreement”: The Deposit Account Control Agreement with respect to the Waterfall Account, dated as of June 21, 2024, among Seller, Buyer and Deposit Account Bank, as same may subsequently be amended, modified and/or restated from time to time.

“Credit Event”: Defined in the Fee and Pricing Letter, which definition is incorporated herein by reference.

“Current Mark‑to‑Market Value”: For any Purchased Asset as of any date, the market value for such Purchased Asset as of such date (after giving effect to any additional advances to the Underlying Obligor made by Seller pursuant to the Purchased Asset Documents on or prior to such date) as determined by Buyer by (a) reference to Buyer’s assessment of the market value of the Mortgaged Property, and (b) taking into account such other criteria (other than current interest rates and spreads) as and to the extent that Buyer deems appropriate, including, as appropriate, market conditions, credit quality, liquidity of position, subordination and delinquency status and aging. The Current Mark-to-Market Value of each Purchased Asset as of the related Purchase Date will be set forth in the Confirmation executed in connection with the related Transaction, and the Current Mark-to-Market Value of any Purchased Asset will not be adjusted by Buyer after the related Purchase Date unless a Credit Event shall have occurred and be continuing with respect to the related Purchased Asset; provided that there shall be no restrictions on Buyer’s ability to recalculate, solely for internal purposes, the Current Mark-to-Market Value of any Purchased Asset at any time.

“Custodial Agreement”: The Custodial Agreement, dated as of June 21, 2024, among Buyer, Seller and Custodian, as such agreement has been or may hereafter be amended, modified and/or restated from time to time.

“Custodian”: Computershare Trust Company, N.A., as Custodian or any successor permitted by the Custodial Agreement.

“Debt Yield”: With respect to any Purchased Asset(s) and for any relevant calendar quarter, the percentage equivalent of the quotient obtained by dividing (i) the product of (A) the underwritten net cash flow or net operating income for such period from the related Mortgaged Property or Mortgaged Properties securing the Purchased Asset(s), as determined by Buyer in its sole and absolute discretion, multiplied by (B) a fraction, (1) the numerator of which shall be 360, and (2) the denominator of which shall be the number of days in the relevant Test Period, by (ii) the then-current Purchase Price of such Purchased Asset(s) on the last day of such calendar quarter.

“Debt Yield Test”: Defined in the Fee and Pricing Letter, which definition is incorporated herein by reference.

“Default”: Any event that, with the giving of notice or the lapse of time, or both, would become an Event of Default.

“Default Rate”: As of any date, the Pricing Rate in effect on such date plus 400 basis points (4.00%), determined after any Repurchase Date on the basis of periods corresponding to Pricing Periods.

“Defaulted Asset”: Any Asset, Purchased Asset (or, if the Purchased Asset is a Senior Interest or a Subordinate Interest, the related Whole Loan or the related Mezzanine Loan), as applicable, (a) that is thirty (30) or more days (or, in the case of payments due at maturity, one (1) day) delinquent in the payment of principal, interest, fees, distributions or any other amounts payable under the related Purchased Asset Documents, (b) for which there is a non–monetary default under the related Purchased Asset Documents, beyond any applicable notice or cure period, (c) as to whose Underlying Obligor (and, in the case of a Mezzanine Loan or Mezzanine

Participation Interest, the Underlying Obligor with respect to the related Whole Loan), an Insolvency Event has occurred, or (d) for which Seller or Servicer has received notice of the foreclosure or proposed foreclosure of any Lien on the related Mortgaged Property; provided that with respect to any Junior Interest, Senior Interest, Mezzanine Loan or Mezzanine Participation Interest, in addition to the foregoing such Junior Interest, Senior Interest, Mezzanine Loan or Mezzanine Participation Interest will also be considered a Defaulted Asset to the extent that the underlying Whole Loan or underlying Mezzanine Loan would be considered a Defaulted Asset as described in this definition; provided, further, in each case, without regard to any waivers or modifications of, or amendments to, the related Purchased Asset Documents, other than those that (x) were disclosed in writing to Buyer prior to the Purchase Date of the related Purchased Asset, (y) were consented to in writing by Buyer in accordance with the terms of this Agreement (and subject to the terms of such consent, if any), or (z) occurred after the Purchase Date of the related Purchased Asset and did not constitute a Material Modification.

“Defaulted Asset Concentration Limit”: Defined in the Fee and Pricing Letter, which definition is incorporated herein by reference.

“Delaware LLC Act”: Chapter 18 of the Delaware Limited Liability Company Act, 6 Del. C. §§ 18‑101 et seq., as amended.

“Deposit Account Bank”: Wells Fargo Bank, National Association, or any other bank requested by Seller and approved by Buyer.

“Derivatives Contract”: Any rate swap transaction, basis swap, credit derivative transaction, forward rate transaction, commodity swap, commodity option, forward commodity contract, equity or equity index swap or option, bond or bond price or bond index swap or option or forward bond or forward bond price or forward bond index transaction, interest rate option, forward foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option, spot contract, or any other similar transaction or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, including any obligations or liabilities thereunder.

“Derivatives Termination Value”: With respect to any one or more Derivatives Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Derivatives Contracts, (a) for any date on or after the date such Derivatives Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in the preceding clause (a), the amount(s) determined as the mark-to-market value(s) for such Derivatives Contracts, as determined based on one or more mid-market or other readily available quotations provided by any recognized dealer in such Derivatives Contracts (which may include Buyer).

“Dividing LLC”: A Delaware limited liability company that is effecting a Division pursuant to and in accordance with Section 18‑217 of the Delaware LLC Act.

“Division”: The division of a Dividing LLC into two or more domestic limited liability companies pursuant to and in accordance with Section 18‑217 of the Delaware LLC Act.

“Division LLC”: A surviving company, if any, and each resulting company, in each case that is the result of a Division.

“Dollars” and “$”: Lawful money of the United States of America.

“Early Repurchase Date”: Defined in Section 3.04.

“Eligible Asset”: An Asset:

(a) with respect to which no Representation Breach exists;

(b) that is not a Defaulted Asset;

(c) that pays interest at a floating rate based on SOFR or a Benchmark Replacement;

(d) with respect to which there are no future funding obligations on the part of Seller, Buyer or any other Person (except to the extent such Asset has been approved as a Future Funding Asset by Buyer pursuant to Section 3.10);

(e) whose Mortgaged Property is located in the United States, whose Underlying Obligors (and, in the case of a Mezzanine Loan or Mezzanine Participation Interest, the Underlying Obligors with respect to the related Whole Loan) are domiciled in the United States, and all obligations thereunder and under the underlying Purchased Asset Documents are denominated and payable in Dollars;

(f) with respect to such Asset, none of the Underlying Obligors (and any of their respective Affiliates) related to such Asset including, in the case of a Mezzanine Loan or Mezzanine Participation Interest, the Underlying Obligors with respect to the related Whole Loan, are Sanctioned Targets;

(g) as to which, in the case of any Mezzanine Loan or Mezzanine Participation Interest, the Whole Loan or Senior Interest to which such Mezzanine Loan or Mezzanine Participation Interest relates is also a Purchased Asset; and

(h) that is secured by a perfected, first priority security interest in a commercial or multi-family property (or, in the case of a Mezzanine Loan or a Mezzanine Participation Interest, secured by first priority pledges of all of the Equity Interests of Persons that directly or indirectly own a commercial or multi-family property); provided, that notwithstanding the failure of an Asset or Purchased Asset to conform to the requirements of this definition, Buyer may, subject to such terms, conditions and requirements and Applicable Percentage adjustments as Buyer may require, designate in writing any such non-conforming Asset or Purchased Asset as an Eligible Asset, which designation (1) may include a temporary or permanent asset specific waiver of one or more Eligible Asset requirements (it being acknowledged that with respect to any waiver which Buyer expressly provides is permanent or for so long as any temporary waiver remains in effect, (x) a Purchased Asset shall not be deemed to no longer qualify as an Eligible Asset as a result of a failure to satisfy any Eligible Asset requirements which are the subject of any such waiver by Buyer and (y) such waiver by Buyer shall be evidenced by Buyer’s execution of the Confirmation relating to such Purchased Asset), and (2) shall not be deemed a waiver of the requirement that all other Assets and Purchased Assets must be Eligible Assets (including any Assets that are similar or identical to the Asset or Purchased Asset subject to the waiver).

“Eligible Assignee”: Any of the following Persons designated by Buyer: (a) a bank, financial institution, pension fund, insurance company or similar Person, an Affiliate of any of the foregoing, and an Affiliate of Buyer, and (b) any other Person to which Seller has consented; provided, that such consent of Seller shall not be unreasonably withheld, delayed or conditioned, and shall not be required at any time when an Event of Default exists; and, provided further that, so long as no Event of Default has occurred and is continuing, a Competitor shall not be an Eligible Assignee under clause (a) of this definition.

“Eligible Institution”: A depository institution or trust company insured by the Federal Deposit Insurance Corporation, the short term unsecured debt obligations or commercial paper of which are rated at least “A-1+” by S&P, “P-1” by Moody’s and “F-1+” by Fitch in the case of accounts in which funds are held for thirty (30) days or less (or, in the case of accounts in which funds are held for more than thirty (30) days, the long term unsecured debt obligations of which are rated at least “AA” by Fitch and S&P and “Aa2” by Moody’s).

“Environmental Laws”: Any federal, state, foreign or local statute, law, rule, regulation, ordinance, code, guideline, written policy and rule of common law now or hereafter in effect, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, employee health and safety or hazardous materials, including CERCLA, RCRA, the Federal Water Pollution Control Act, the Toxic Substances Control Act, the Clean Air Act, the Safe Drinking Water Act, the Oil Pollution Act of 1990, the Emergency Planning and the Community Right‑to‑Know Act of 1986, the Hazardous Material Transportation Act, the Occupational Safety and Health Act, and any state and local or foreign counterparts or equivalents.

“Equity Interests”: With respect to any Person, (a) any share, interest, participation and other equivalent (however denominated) of Capital Stock of (or other ownership, equity or profit interests in) such Person, (b) any warrant, option or other right for the purchase or other acquisition from such Person of any of the foregoing, (c) any security convertible into or exchangeable for any of the foregoing, and (d) any other ownership or profit interest in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such share, warrant, option, right or other interest is authorized but unissued on any date.

“ERISA”: The Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Agreement and, as of the relevant date, any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

“ERISA Affiliate”: Any trade or business (whether or not incorporated) that is a member of Seller’s, Pledgor’s or Guarantor’s controlled group or under common control with Seller, Pledgor or Guarantor, within the meaning of Section 414 of the Code.

“Event of Default”: Defined in Section 10.01.

“Exchange Act”: The Securities Exchange Act of 1934, as amended.

“Excluded Taxes”: Any of the following Taxes imposed on or with respect to Buyer or required to be withheld or deducted from a payment to Buyer: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of Buyer being organized under the laws of, or having its principal office or the office from which it books the Transactions located in, the jurisdiction imposing such Taxes (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) U.S. federal withholding Taxes imposed on amounts payable to or for the account of Buyer with respect to an interest in the Repurchase Obligations pursuant to a law in effect on the date on which Buyer (i) acquires such interest in the Repurchase Obligations or (ii) changes the office from which it books the Transactions, except in each case to the extent that, pursuant to Section 12.06, amounts with respect to such Taxes were payable either to Buyer’s assignor immediately before Buyer became a party hereto or to Buyer immediately before it changed the office from which it books the Transactions, (c) Taxes attributable to Buyer’s failure to comply with Section 12.06(e) and (d) any withholding Taxes imposed under FATCA.

“Exit Fee”: Defined in the Fee and Pricing Letter (as amended hereby), which definition is incorporated herein by reference.

“Extension Conditions”: Defined in Section 3.07(a).

“Extension Option”: Defined in Section 3.07(a).

“Extension Structuring Fee”: Defined in the Fee and Pricing Letter, which definition is incorporated herein by reference.

“Extension Terms”: Defined in Section 3.07(a).

“FATCA”: Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“FDIA”: Defined in Section 14.03.

“FDICIA”: Defined in Section 14.04.

“Fee and Pricing Letter”: The Amended and Restated Fee and Pricing Letter, dated as of the Amendment and Restatement Date, among Buyer and Sellers, as such letter may subsequently be amended, modified and/or restated or replaced from time to time.

“First Extended Maturity Date”: If the Extension Option with respect to the First Extension Term is validly exercised by Seller pursuant to Section 3.07(a), November 14, 2028.

“First Extension Term”: Defined in Section 3.07(a).

“Fitch”: Fitch, Inc. or, if Fitch, Inc. is no longer issuing ratings, another nationally recognized rating agency reasonably acceptable to Buyer.

“Floor”: The greater of (a) zero (0) and (b) such higher amount as may be specified with respect to any Transaction in the related Confirmation (or Amended and Restated Confirmation, as applicable).

“Foreign Buyer”: A Buyer that is not a U.S. Person.

“Funding Period”: The period from the Closing Date to but excluding the Initial Maturity Date or, (i) if the Initial Maturity Date is extended to the First Extended Maturity Date pursuant to Section 3.07(a) hereof, the period from the Closing Date to but excluding the First Extended Maturity Date and (ii) if the First Extended Maturity Date is extended to the Second Extended Maturity Date pursuant to Section 3.07(a) hereof, and Buyer consents in writing in its sole discretion to the extension of the Funding Period through the Second Extended Maturity Date, the period from the First Extended Maturity Date to but excluding the Second Extended Maturity Date.

“Future Funding Amount”: With respect to any Future Funding Asset for which a Future Funding Transaction has been requested by Seller pursuant to Section 3.10, the amount funded by Buyer in connection with such Future Funding Transaction subject to, and in accordance with, Section 3.10, which amount shall not exceed the product of (a) the amount that Seller is funding or has funded to the Underlying Obligor as a post-closing advance on or prior to the related Future Funding Date as required by the Purchased Asset Documents relating to such Purchased Asset (other than any such post-closing advance which was the subject of a prior Future Funding Transaction funded by Buyer prior to such Future Funding Date) and (b) the Applicable Percentage for such Purchased Asset, provided, in no event shall the aggregate amount so requested by Seller with respect to any Purchased Asset exceed the maximum amount of future funding set forth on the related Confirmation for such Purchased Asset.

“Future Funding Asset”: Any Purchased Asset which has been approved by Buyer as a Future Funding Asset as set forth in the Confirmation for such Purchased Asset.

“Future Funding Date”: With respect to any Purchased Asset for which a Future Funding Transaction has been requested by Seller, the date on which Buyer funds a Future Funding Amount with respect to such Purchased Asset pursuant to Section 3.10.

“Future Funding Request Package”: With respect to one or more Future Funding Transactions, the following: (a) the related request for advance, executed by the related Underlying

Obligor, and any other documents that are required to be delivered to the related Seller pursuant to the related Purchased Asset Documents in connection with such future funding advance; (b) certification by the related Seller that all conditions precedent to the future funding advance under the related Purchased Asset Documents have been satisfied (or will be satisfied prior to the Future Funding Date) in all material respects; and (c) to the extent available and reasonably requested by Buyer, (i) updated financial statements, operating statements and rent rolls, (ii) engineering reports and updates to the engineering reports, and (iii) an updated Underwriting Package.

“Future Funding Transaction”: A Transaction consisting of the funding by Buyer of any Future Funding Amount requested by Seller, subject to, and in accordance with, the terms of Section 3.10.

“GAAP”: Generally accepted accounting principles as in effect from time to time in the United States, consistently applied.

“Governing Documents”: With respect to any Person, its articles or certificate of incorporation or formation, by‑laws, partnership, limited liability company, memorandum and articles of association, operating or trust agreement and/or other organizational, charter or governing documents.

“Governmental Authority”: Any (a) national or federal government, (b) state, regional or local or other political subdivision thereof, (c) central bank or similar monetary or regulatory authority, (d) Person, agency, authority, instrumentality, court, regulatory body, central bank or other body or entity exercising executive, legislative, judicial, taxing, quasi‑judicial, quasi‑legislative, regulatory or administrative functions or powers of or pertaining to government, (e) court or arbitrator having jurisdiction over such Person, its Affiliates or its assets or properties, (f) stock exchange on which shares of stock of such Person are listed or admitted for trading, (g) accounting board or authority that is responsible for the establishment or interpretation of national or international accounting principles, in each case whether foreign or domestic, and (h) supra‑national body such as the European Union or the European Central Bank.

“Ground Lease”: A ground lease containing the following terms and conditions: (a) a remaining term (exclusive of any unexercised extension options) of thirty (30) years or more from the Purchase Date of the related Asset, (b) the right of the lessee to mortgage and encumber its interest in the leased property without the consent of the lessor or with such consent given, (c) the obligation of the lessor to give the holder of any mortgage lien on such leased property written notice of any defaults on the part of the lessee and agreement of such lessor that such lease will not be terminated until such holder has had a reasonable opportunity to cure or complete foreclosures, and fails to do so, (d) reasonable transferability of the lessee’s interest under such lease, including ability to sublease, and (e) such other rights customarily required by mortgagees making a loan secured by the interest of the holder of the leasehold estate demised pursuant to a ground lease.

“Guarantee Agreement”: The Amended and Restated Guarantee Agreement, dated as of the Amendment and Restatement Date, made by Guarantor in favor of Buyer, as such agreement has been or may hereafter be amended, modified and/or restated from time to time.

“Guarantee Obligation”: With respect to any Person (the “guaranteeing person”), any obligation of (a) the guaranteeing person or (b) another Person (including any bank under any letter of credit) to induce the creation of the obligations for which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends, Contractual Obligation, Derivatives Contract or other obligations or Indebtedness (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation, or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term “Guarantee Obligation” shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the maximum stated amount of the primary obligation relating to such Guarantee Obligation (or, if less, the maximum stated liability set forth in the instrument embodying such Guarantee Obligation); and provided, further, that in the absence of any such stated amount or stated liability, the amount of such Guarantee Obligation shall be such guaranteeing person’s maximum anticipated liability in respect thereof as reasonably determined by such Person in good faith.

“Guarantor”: Starwood Credit Real Estate Income Trust, a Maryland statutory trust.

“Hotel Assets”: All Purchased Assets that are directly or indirectly secured by hotels.

“Income”: With respect to any Purchased Asset, all of the following (in each case with respect to the entire par amount of the Asset represented by such Purchased Asset and not just with respect to the portion of the par amount represented by the Purchase Price advanced against such Asset) without duplication: (a) all Principal Payments, (b) all Interest Payments, and (c) all other income, distributions, receipts, payments, collections, prepayments, recoveries, proceeds (including insurance and condemnation proceeds) and other payments or amounts of any kind paid, received, collected, recovered or distributed on, in connection with or in respect of such Purchased Asset, including Principal Payments, Interest Payments, principal and interest payments, prepayment fees, extension fees, exit fees, defeasance fees, transfer fees, make whole fees, late charges, late fees and all other fees or charges of any kind or nature, premiums, yield maintenance charges, penalties, default interest, dividends, gains, receipts, allocations, rents, interests, profits, payments in kind, returns or repayment of contributions, net sale, foreclosure, liquidation, securitization or other disposition proceeds, insurance payments, settlements and proceeds; provided, that any amounts that under the applicable Purchased Asset Documents are required to be deposited into and held in escrow or reserve to be used for a specific purpose, such as taxes and insurance, shall not be included in the term “Income” unless and until (i) an event of default exists under such Purchased Asset Documents, (ii) the holder of the related Purchased

Asset has exercised or is entitled to exercise rights and remedies with respect to such amounts, (iii) such amounts are no longer required to be held for such purpose under such Purchased Asset Documents, or (iv) such amounts may be applied to all or a portion of the outstanding indebtedness under such Purchased Asset Documents, and provided, further, that “Income” from Junior Interests, Senior Interests and Mezzanine Participation Interests shall include, without limitation, Seller’s share of all amounts payable in respect of each such Junior Interest, Senior Interest and Mezzanine Participation Interest and the underlying Whole Loan or the underlying Mezzanine Loan pursuant to the Junior Interest Documents, Senior Interest Documents and Mezzanine Participation Documents.

“Indebtedness”: With respect to any Person and any date, all of the following with respect to such Person as of such date: (a) obligations in respect of money borrowed (including principal, interest, assumption fees, prepayment fees, yield maintenance charges, penalties, exit fees, contingent interest and other monetary obligations whether choate or inchoate and whether by loan, the issuance and sale of debt securities or the sale of property or assets to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets, or otherwise), (b) obligations, whether or not for money borrowed (i) represented by notes payable, letters of credit or drafts accepted, in each case representing extensions of credit, (ii) evidenced by bonds, debentures, notes or similar instruments, (iii) constituting purchase money indebtedness, conditional sales contracts, title retention debt instruments or other similar instruments, upon which interest charges are customarily paid or that are issued or assumed as full or partial payment for property or services rendered, or (iv) in connection with the issuance of Preferred Equity or trust preferred securities, (c) Capital Lease Obligations, (d) reimbursement obligations under any letters of credit or acceptances (whether or not the same have been presented for payment), (e) Off-Balance Sheet Obligations, (f) obligations to purchase, redeem, retire, defease or otherwise make any payment in respect of any mandatory redeemable stock issued by such Person or any other Person (inclusive of forward equity contracts), valued at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (g) as applicable, all obligations of such Person (but not the obligations of others) in respect of any keep well arrangements, credit enhancements, or any obligation senior to any Purchased Asset, unfunded interest reserve amount under any Purchased Asset or any other obligation of such Person with respect to such Purchased Asset that is senior to such Purchased Asset, purchase obligation, repurchase obligation, sale/buy-back agreement, takeout commitment or forward equity commitment, in each case evidenced by a binding agreement (excluding any such obligation to the extent the obligation can be satisfied by the issuance of Equity Interests (other than mandatory redeemable stock)), (h) net obligations under any Derivatives Contract not entered into as a hedge against existing indebtedness, in an amount equal to the Derivatives Termination Value thereof, (i) all Non-Recourse Indebtedness, recourse indebtedness and all indebtedness of other Persons that such Person has guaranteed or is otherwise recourse to such Person, (j) all indebtedness of another Person secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien (other than, except with respect to any Purchased Asset, any Permitted Liens) on property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness or other payment obligation; provided, that if such Person has not assumed or become liable for the payment of such indebtedness, then for the purposes of this definition the amount of such indebtedness shall not exceed the market value of the property subject to such Lien, (k) all Contingent Liabilities, (l) all obligations of such Person incurred in connection with the acquisition or carrying of fixed assets by such Person or obligations of such Person to pay the deferred purchase or acquisition price of property or assets, including contracts for the deferred purchase price of property or assets that include the procurement of services, (m) indebtedness of general partnerships of which such Person is liable as a general partner (whether secondarily or contingently liable or otherwise), and (n) obligations to fund capital commitments under any Governing Document, subscription agreement or otherwise. Notwithstanding the foregoing, with respect to any Person, Non-Recourse Indebtedness owing pursuant to a securitization transaction such as a REMIC securitization, an asset backed securitization, a collateralized loan obligation transaction or other similar securitization shall not be considered Indebtedness for such Person.

“Indemnified Amounts”: Defined in Section 13.01(a).

“Indemnified Person” and “Indemnified Persons”: Defined in Section 13.01(a).

“Indemnified Taxes”: (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of Seller under any Repurchase Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Independent Appraiser”: A professional real estate appraiser that (i) is approved by Buyer in its sole discretion; (ii) was not selected or identified by the Underlying Obligor and is not affiliated with the lender under the mortgage or the Underlying Obligor; (iii) if engaged by Seller or any of its Affiliates, Seller or such Affiliate, as applicable, is a “financial services institution” within the meaning of the Interagency Guidelines on Evaluations and Appraisals, (iv) is a member in good standing of the American Appraisal Institute; and (v) is certified or licensed in the state where the subject Mortgaged Property is located.

“Independent Director” or “Independent Manager”: An individual who has prior experience as an independent director, independent manager or independent member with at least three (3) years of employment experience and who is provided by CT Corporation, Corporation Service Company, National Registered Agents, Inc., Wilmington Trust Company, Stewart Management Company, or Lord Securities Corporation or, if none of those companies is then providing professional Independent Directors or Independent Managers, independent members, another nationally recognized company reasonably approved by Buyer, in each case that is not an Affiliate of Seller and that provides professional independent directors, independent managers and/or other corporate services in the ordinary course of its business, and which individual is duly appointed as a member of the board of directors or board of managers of such corporation or limited liability company and is not, has never been, and will not while serving as Independent Director or Independent Manager be, any of the following:

(a) a member, partner, equity holder, manager, director, officer or employee of Seller, any Pledgor, any of their respective equity holders or Affiliates (other than (i) as an Independent Director or Independent Manager or “special member” of Seller or Pledgor and (ii) as an Independent Director or Independent Manager or “special member” of an Affiliate of Seller or Pledgor that does not own a direct or indirect ownership interest in Seller or Pledgor and that is required by a creditor to be a single purpose bankruptcy remote entity, provided, however, that such Independent Director or Independent Manager is employed by a company that routinely provides professional Independent Directors or Independent Managers);

(b) a creditor, supplier or service provider (including provider of professional services) to Seller or any of their respective equity holders or Affiliates (other than through a nationally‑recognized company that routinely provides professional independent directors, independent managers and/or other corporate services to Seller, any single‑purpose entity equity holder, or any of their respective equity holders or Affiliates in the ordinary course of business);

(c) a family member of any such member, partner, equity holder, manager, director, officer, employee, creditor, supplier or service provider; or

(d) a Person who controls (whether directly, indirectly or otherwise) any of the individuals described in the preceding clauses (a), (b) or (c).

An individual who otherwise satisfies the preceding definition and satisfies clause (a) by reason of being the Independent Director or Independent Manager of a Special Purpose Entity affiliated with Seller or Pledgor that does not own a direct or indirect ownership interest in Seller or Pledgor shall not be disqualified from serving as an Independent Director or Independent Manager of Seller or Pledgor if the fees that such individual earns from serving as Independent Director or Independent Manager of Affiliates of Seller in any given year constitute in the aggregate less than five percent (5%) of such individual’s annual income for that year.

“Industrial Assets”: All Purchased Assets that are directly or indirectly secured by industrial Mortgaged Properties.

“Initial Maturity Date”: November 14, 2027.

“Initial PPV”: Defined in the Fee and Pricing Letter, which definition is incorporated herein by reference.

“Insolvency Action”: With respect to any Person, the taking by such Person of any action resulting in an Insolvency Event, other than solely under clause (g) of the definition thereof.

“Insolvency Event”: With respect to any Person, (a) the filing of a decree or order for relief by a court having jurisdiction in the premises with respect to such Person or any substantial part of its assets or property in an involuntary case under any applicable Insolvency Law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its assets or property, or ordering the winding-up or liquidation of such Person’s affairs, and such decree or order shall remain unstayed and in effect for a period of thirty (30) days, (b) the commencement by such Person of a voluntary case under any applicable Insolvency Law now or hereafter in effect, (c) the consent by such Person to the entry of an order for relief in an involuntary case under any Insolvency Law, (d) the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its assets or property, (e) the making by such Person of any general assignment for the benefit of creditors, (f) the admission in a legal proceeding of the inability of such Person to pay its debts generally as they become due, (g) the failure by such Person generally to pay its debts as they become due, or (h) the taking of action by such Person in furtherance of any of the foregoing.

“Insolvency Laws”: The Bankruptcy Code and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments and similar debtor relief laws from time to time in effect affecting the rights of creditors generally.

“Insolvency Proceeding”: Any case, action or proceeding before any court or other Governmental Authority relating to any Insolvency Event.

“Interest Expense”: With respect to any Person and for any period, the amount of total interest expense with respect to Indebtedness incurred by such Person, including capitalized or accruing interest (but excluding interest funded under a construction loan), all with respect to such period.

“Interest Payments”: With respect to any Purchased Asset and any period, all payments of interest, income, receipts, dividends, and any other collections and distributions received from time to time in connection with any such Purchased Asset.

“Interest Rate Protection Agreement”: With respect to any or all Purchased Assets, any futures contract, options related contract, short sale of United States Treasury securities or any interest rate swap, cap, floor or collar agreement, total return swap or any other similar arrangement providing for protection against fluctuations in interest rates or the exchange of nominal interest obligations either generally or under specific contingencies. For the avoidance of doubt, any Interest Rate Protection Agreement (if any) with respect to a Purchased Asset shall be included in the definitions of “Purchased Asset” and “Purchased Asset Document”.

“Internal Control Event”: Defined in the Fee and Pricing Letter, which definition is incorporated herein by reference.

“Investment”: With respect to any Person, any acquisition or investment (whether or not of a controlling interest) by such Person, whether by means of (a) the purchase or other acquisition of any Equity Interest in another Person, (b) a loan, advance or extension of credit to, capital contribution to, guaranty or credit enhancement of Indebtedness of, or purchase or other acquisition of any Indebtedness of, another Person, including any partnership or joint venture interest in such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute the business or a division or operating unit of another Person. Any binding commitment or option to make an Investment in any other Person shall constitute an Investment. Except as expressly provided otherwise, for purposes of determining compliance with any covenant contained in this Agreement, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

“Investment Advisor”: Starwood Credit Advisors, L.L.C.

“Investment Company Act”: The Investment Company Act of 1940, as amended, restated or modified from time to time, including all rules and regulations promulgated thereunder.

“Investor”: Any Person that is (i) admitted to Seller as a member in accordance with its applicable operating agreement or limited liability company agreement, or (ii) owns any Equity Interests in Guarantor.

“IRS”: The United States Internal Revenue Service.

“Junior Interest”: (a) A junior participation interest in a performing commercial real estate loan, or (b) a “B-note” in an “A/B structure” (or a more subordinate note in an “A/B/C”, “A/B/C/D” or similar structure) in a performing commercial real estate loan, each as determined by Buyer; provided, however, that notwithstanding anything to the contrary contained herein, any junior participation interest or “B-note” (or more subordinate note) as to which each of the related senior participation interests or senior notes, as applicable, are Purchased Assets hereunder shall not be “Junior Interests” for any purposes under this Agreement, the Fee and Pricing Letter or any of the other Repurchase Documents (and instead such junior interest(s) and senior interest(s) shall be collectively treated as a Whole Loan for all purposes hereunder and thereunder).

“Junior Interest Documents”: Shall mean, for any Junior Interest, the Junior Interest Note together with any co-lender agreements, participation agreements and/or other intercreditor agreements or other documents governing or otherwise relating to such Junior Interest, and the Mortgage Loan Documents for the related Whole Loan, including, without limitation, those documents which are required to be delivered to Custodian under the Custodial Agreement (which documents so required to be delivered to Custodian shall only be required to include, for the avoidance of doubt, copies of the Mortgage Loan Documents for the related Whole Loan).

“Junior Interest Note”: (a) If the Junior Interest is evidenced by a promissory note, the related original Mortgage Note or (b) if the Junior Interest is a participation, the related original participation certificate.

“Knowledge”: With respect to any Person, means collectively (i) the Actual Knowledge of such Person, (ii) notice of any fact, event, condition or circumstance that would cause a reasonably prudent Person to conduct an inquiry that would give such Person Actual Knowledge, whether or not such Person actually undertook such an inquiry, and (iii) all knowledge that is imputed to a Person under any statute, rule, regulation, ordinance, or official decree or order.

“Lien”: Any mortgage, statutory or other lien, pledge, charge, right, claim, adverse claim, attachment, levy, hypothecation, assignment, deposit arrangement, security interest, UCC financing statement or encumbrance of any kind on or otherwise relating to any Person’s assets or properties in favor of any other Person or any preference, priority or other security agreement or preferential arrangement of any kind.

“LTV Ratio”: Defined in the Fee and Pricing Letter, which definition is incorporated herein by reference.

“LTV Test”: Defined in the Fee and Pricing Letter, which definition is incorporated herein by reference.

“Margin Call”: Defined in Section 4.01.

“Margin Deficit”: Defined in the Fee and Pricing Letter, which definition is incorporated herein by reference.

“Mark to Zero Event”: Defined in the Fee and Pricing Letter, which definition is incorporated herein by reference.

“Market Value”: Defined in the Fee and Pricing Letter, which definition is incorporated herein by reference.

“Material Adverse Effect”: Any event, development or circumstance that has a material adverse effect on or material adverse change in or to (a) the property, assets, business, operations, financial condition, credit quality or prospects of Seller, Pledgor or Guarantor, (b) the ability of Seller to pay and perform the Repurchase Obligations, (c) the validity, legality, binding effect or enforceability of any Repurchase Document, Purchased Asset Document, Purchased Asset or security interest granted hereunder or thereunder, (d) the rights and remedies of Buyer or any Indemnified Person under any Repurchase Document, Purchased Asset Document or Purchased Asset, or (e) the perfection or priority of any Lien granted under any Repurchase Document or Purchased Asset Document.

“Material Default”: The occurrence of any of the events described in clauses (a), (f), (g), (j), (l), (q) and (s) of Section 10.01 which, with the giving of notice or lapse of time, or both, would constitute an Event of Default.

“Material Modification”: Any material extension, amendment, waiver, termination, rescission, cancellation, release or other modification to the terms of, or any collateral, guaranty or indemnity for, or the exercise of any material right or remedy of a holder (including all lending, corporate and voting rights, remedies, consents, approvals and waivers) of, any Purchased Asset, or Purchased Asset Document.

“Materials of Environmental Concern”: Any hazardous, toxic or harmful substances, materials, wastes, pollutants or contaminants defined as such in or regulated under any Environmental Law.

“Maturity Date”: The earliest of (i) the Initial Maturity Date, or, if such date is extended for the First Extension Term pursuant to Section 3.07, the First Extended Maturity Date or, if such date is extended for the Second Extension Term pursuant to Section 3.07, the Second Extended Maturity Date, or if such date is extended for the Third Extension Term pursuant to Section 3.07, the Third Extended Maturity Date, (ii) any Accelerated Repurchase Date, and (iii) any date on which the Maturity Date shall otherwise occur in accordance with the Repurchase Documents or Requirements of Law.

“Maximum Advance Purchase Price” shall mean, with respect to a Purchased Asset with respect to which an Additional Purchase Advance Transaction or reallocation of Additional

Purchase Advance Available Amount pursuant to Section 4.01 is requested in accordance with the terms of this Agreement, an amount (expressed in dollars) equal to the product obtained by multiplying (i) the least of (A) the Market Value of such Purchased Asset as of the Purchase Date for such Purchased Asset, (B) if a Credit Event shall have occurred and be continuing with respect to such Purchased Asset, the Market Value of such Purchased Asset as determined by Buyer in Buyer’s sole discretion as of the proposed date of such requested Additional Purchase Advance Transaction or reallocation of Additional Purchase Advance Available Amount pursuant to Section 4.01 and (C) the par value of such Purchased Asset as of the proposed date of such requested Additional Purchase Advance Transaction or reallocation of Additional Purchase Advance Available Amount pursuant to Section 4.01 by (ii) the Maximum Applicable Percentage for such Purchased Asset as set forth in the related Confirmation.

“Maximum Amount”: As of the Amendment and Restatement Date, $500,000,000; provided, that, notwithstanding the foregoing, from and after the expiration of the Funding Period, the Maximum Amount on any date shall be an amount equal to the sum of (x) the aggregate Repurchase Price for all Purchased Assets outstanding as of the last day of the Funding Period, plus (y) with respect to any Future Funding Assets, any unfunded Future Funding Amounts available to be funded by Buyer subject to, and in accordance with, the terms of Section 3.10 as of the last day of the Funding Period, plus (z) all Additional Purchase Advance Available Amounts relating to the Purchased Assets available to be funded by Buyer subject to, and in accordance with, the terms of Section 3.11 as of the last day of the Funding Period, as such amounts decline over the remaining term of this Agreement as Purchased Assets are repurchased (in whole or in part) and Margin Deficits are satisfied; it being understood that, during the Second Extension Term and Third Extension Term, Buyer and Seller may fund Future Funding Amounts and Additional Purchase Advances in accordance with Section 3.10 and Section 3.11, respectively; provided, further, however, in no event shall the Maximum Amount exceed $500,000,000.

“Maximum Applicable Percentage”: Defined in the Fee and Pricing Letter, which definition is incorporated herein by reference.

“Maximum PPV”: Defined in the Fee and Pricing Letter, which definition is incorporated herein by reference.

“Mezzanine Loan”: A performing mezzanine loan secured by pledges of 100% of the Equity Interests of the Mortgagor or an Affiliate of the Mortgagor under the related Whole Loan.

“Mezzanine Loan Documents”: With respect to any Purchased Asset that is a Mezzanine Loan, the Mezzanine Note, those documents executed in connection with, evidencing or governing such Mezzanine Loan and the Mortgage Loan Documents for the related Whole Loan including, without limitation, those documents which are required to be delivered to Custodian under the Custodial Agreement (which documents so required to be delivered to Custodian shall only be required to include, for the avoidance of doubt, copies of the Mortgage Loan Documents for the related Whole Loan).

“Mezzanine Note”: The original executed promissory note or other tangible evidence of the Mezzanine Loan indebtedness.

“Mezzanine Participation Certificate”: The original executed participation certificate (if any) that evidences a Mezzanine Participation Interest.

“Mezzanine Participation Documents”: Shall mean, for any Mezzanine Participation Interest, the Mezzanine Participation Certificate, if any, together with any participation agreements and/or other intercreditor agreements or other documents governing or otherwise relating to such Mezzanine Participation Interest, and the Mezzanine Loan Documents for the related Mezzanine Loan, including, without limitation, those documents which are required to be delivered to Custodian under the Custodial Agreement (which documents so required to be delivered to Custodian shall only be required to include, for the avoidance of doubt, copies of the Mezzanine Loan Documents for the related Mezzanine Loan).

“Mezzanine Participation Interest”: A senior participation interest in a performing Mezzanine Loan.

“Moody’s”: Moody’s Investors Service, Inc., or, if Moody’s Investors Service, Inc. is no longer issuing ratings, another nationally recognized rating agency reasonably acceptable to Buyer.

“Mortgage”: Any mortgage, deed of trust, assignment of rents, security agreement and fixture filing, or other instruments creating and evidencing a lien on real property and other property and rights incidental thereto.

“Mortgage Asset File”: The meaning specified in the Custodial Agreement.

“Mortgage Loan Documents”: With respect to any Whole Loan, those documents executed in connection with and/or evidencing or governing such Whole Loan, including, without limitation, those that are required to be delivered to Custodian under the Custodial Agreement.

“Mortgage Note”: The original executed promissory note or other evidence of the indebtedness of a Mortgagor with respect to a commercial mortgage loan.

“Mortgaged Property”: (I) In the case of a Whole Loan, a Senior Interest or a Junior Interest, the real property (including all improvements, buildings, fixtures, building equipment and personal property thereon and all additions, alterations and replacements made at any time with respect to the foregoing) and all other collateral directly or indirectly securing repayment of the debt evidenced by (a) a Mortgage Note (in the case of a Whole Loan), and (b) the Mortgage Note of the Whole Loan to which such Senior Interest or Junior Interest relates (in the case of a Senior Interest or a Junior Interest), and (II) in the case of a Mezzanine Loan or a Mezzanine Participation Interest, the real property (including all improvements, buildings, fixtures, building equipment and personal property thereon and all additions, alterations and replacements made at any time with respect to the foregoing) and all other collateral owned by the Person (or Affiliate of such Person) the equity of which is pledged as collateral for such Mezzanine Loan or, in the case of a Mezzanine Participation Interest, the related Mezzanine Loan.

“Mortgagor”: The obligor on a Mortgage Note, including any Person who has assumed or guaranteed the obligations of the obligor thereunder.

“Multiemployer Plan”: A multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Multifamily Assets”: Purchased Assets with respect to which the Mortgaged Property consists of real property with five or more residential rental units (including mixed use multi-family/office and multi-family retail) as to which the majority of the underwritten revenue is from residential rental units.

“NCPPP Purchased Asset: Defined in the Fee and Pricing Letter, which definition is incorporated herein by reference.

“Non-Recourse Indebtedness”: Defined in the Guarantee Agreement, which definition is incorporated herein by reference.

“Off-Balance Sheet Obligations”: With respect to any Person and any date, to the extent not included as a liability on the balance sheet of such Person, all of the following with respect to such Person as of such date: (a) monetary obligations under any financing lease or so-called “synthetic,” tax retention or off-balance sheet lease transaction that, upon the application of any Insolvency Laws, would be characterized as indebtedness, (b) monetary obligations under any sale and leaseback transaction that does not create a liability on the balance sheet of such Person, or (c) any other monetary obligation arising with respect to any other transaction that (i) is characterized as indebtedness for tax purposes but not for accounting purposes, or (ii) is the functional equivalent of or takes the place of borrowing but that does not constitute a liability on the balance sheet of such Person (for purposes of this clause (c), any transaction structured to provide Tax deductibility as Interest Expense of any dividend, coupon or other periodic payment will be deemed to be the functional equivalent of a borrowing).

“Other Connection Taxes”: With respect to Buyer, Taxes imposed as a result of a present or former connection between Buyer and the jurisdiction imposing such Taxes (other than a connection arising from Buyer having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Repurchase Document, or sold or assigned an interest in any Transaction or Repurchase Document).

“Other Taxes”: Any and all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under any Repurchase Document or from the execution, delivery, performance, or enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Repurchase Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.

“Participant”: Defined in Section 18.08(b).

“Participant Register”: Defined in Section 18.08(g).

“Party”: The meaning set forth in the preamble to this Agreement.

“PATRIOT Act”: The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as amended, modified or replaced from time to time.

“Paying Seller”: Defined in Section 18.24(c).

“Permitted Liens”: Any of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding has been commenced: (a) Liens for state, municipal, local or other local taxes not yet due and payable, (b) Liens imposed by Requirements of Law, such as materialmen’s, mechanics’, carriers’, workmen’s, repairmen’s and similar Liens, arising in the ordinary course of business securing obligations that are not overdue for more than thirty (30) days and (c) Liens granted pursuant to or by the Repurchase Documents.

“Person”: An individual, corporation, limited liability company, business trust, partnership, trust, unincorporated organization, joint stock company, sole proprietorship, joint venture, Governmental Authority or any other form of entity.

“Plan”: An employee benefit or other plan established or maintained by Seller, Pledgor, Guarantor or any ERISA Affiliate during the five year period ended prior to the date of this Agreement or to which Seller, Pledgor, Guarantor or any ERISA Affiliate makes, is obligated to make or has, within the five year period ended prior to the date of this Agreement, been required to make contributions and that is covered by Title IV of ERISA or Section 302 of ERISA or Section 412 of the Code, other than a Multiemployer Plan.

“Plan Asset Regulations”: The regulation of the United States Department of Labor at 29 C.F.R. § 2510.3-101 (as modified by Section 3(42) of ERISA).

“Pledge Agreement”: Individually and collectively, as the context may require, each of (i) that certain Pledge Agreement between Buyer and Pledgor 1 and (ii) that certain Pledge Agreement between Buyer and Pledgor 2, each dated as of June 21, 2024, as such agreements have been or may hereafter be amended, modified and/or restated from time to time.

“Pledged Collateral”: Defined in the applicable Pledge Agreement.

“Pledgor”: Individually and collectively as the context may require, Pledgor 1 and Pledgor 2.

“Pledgor 1”: SCREDIT Mortgage Funding, LLC, a Delaware limited liability company.

“Pledgor 2”: SCREDIT Mortgage Funding BC, LLC, a Delaware limited liability company.

“Power of Attorney”: A power of attorney made by Seller in favor of Buyer, substantially in the form attached as Exhibit B hereto.

“Preferred Equity”: A performing current pay preferred equity position (with a put or synthetic maturity date structure replicating a debt instrument and excluding any perpetual preferred equity positions) evidenced by a stock share certificate or other similar ownership certificate representing the entire equity ownership interest in entities that own income producing commercial real estate.

“Price Differential”: For any Pricing Period or portion thereof and (a) for any Transaction outstanding, the sum of the products, for each day during such Pricing Period or portion thereof, of (i) 1/360th of the Pricing Rate in effect on each such day for each Purchased Asset subject to such Transaction during such Pricing Period, times (ii) the outstanding Purchase Price for such Purchased Asset on each such day, or (b) for all Transactions outstanding, the sum of the amounts calculated in accordance with the preceding clause (a) for all Transactions.

“Pricing Margin”: Defined in the Fee and Pricing Letter, which definition is incorporated herein by reference.

“Pricing Period”: For any Purchased Asset, (a) in the case of the first Remittance Date for such Purchased Asset, the period from the Purchase Date for such Purchased Asset to but excluding such Remittance Date, and (b) in the case of any subsequent Remittance Date, the one-month period commencing on and including the prior Remittance Date and ending on but excluding such Remittance Date; provided, that no Pricing Period for a Purchased Asset shall end after the Repurchase Date for such Purchased Asset to the extent such Purchased Asset is actually repurchased on such Repurchase Date.

“Pricing Rate”: For each day during any Pricing Period and any Transaction, Term SOFR for such Pricing Period plus the applicable Pricing Margin for such date; provided, that while an Event of Default is continuing, the Pricing Rate shall be the Default Rate.

“Pricing Rate Determination Date”: (a) In the case of the first Pricing Period for any Purchased Asset, the related Purchase Date for such Purchased Asset, and (b) in the case of each subsequent Pricing Period, the date that is two (2) U.S. Government Securities Business Days prior to the Remittance Date on which such Pricing Period begins or on any other date as determined by Buyer and communicated to Seller. The failure to communicate shall not impair Buyer’s decision to reset the Pricing Rate on any date.

“Principal Payments”: For any Purchased Asset, all payments and prepayments of principal received for such Purchased Asset, including insurance and condemnation proceeds which are permitted by the terms of the Purchased Asset Documents to be applied to principal and are, in fact, so applied and recoveries of principal from liquidation or foreclosure which are permitted by the terms of the Purchased Asset Documents to be applied to principal and are, in fact, so applied.

“Purchase Agreement”: Any purchase agreement between Seller and any Transferor pursuant to which Seller purchased or acquired an Asset that is subsequently sold to Buyer hereunder.

“Purchase Date”: For any Purchased Asset, the date on which such Purchased Asset is transferred by Seller to Buyer.

“Purchase Price”: For any Purchased Asset, (a) as of the Purchase Date for such Purchased Asset, an amount equal to the product of the Market Value of such Purchased Asset, times the Applicable Percentage for such Purchased Asset, and (b) as of any other date, the amount described in the preceding clause (a), (i) increased by any Future Funding Amounts disbursed by Buyer to Seller (or the related borrower with respect to such Purchased Asset), (ii) increased by any Additional Purchase Advances disbursed by Buyer to Seller pursuant to Section 3.11, (iii) reduced by any amount of Margin Deficit transferred by Seller to Buyer pursuant to Section 4.01 and applied to the Purchase Price of such Purchased Asset, (iv) reduced by any Principal Payments remitted to the Waterfall Account and which were applied to the Purchase Price of such Purchased Asset by Buyer, (v) reduced by any payments made by Seller in reduction of the outstanding Purchase Price and (vi) without duplication, increased or decreased, as appropriate, to the extent any Additional Purchase Advance Available Amount is reallocated either to or from the related Purchased Asset in accordance with Section 4.01, in each case before or as of such determination date with respect to such Purchased Asset.

“Purchased Asset Documents”: Individually or collectively, as the context may require, the related Mortgage Loan Documents, Senior Interest Documents, Junior Interest Documents, Mezzanine Loan Documents and/or Mezzanine Participation Documents, evidencing, governing or relating to such Purchased Asset, each as amended, modified and/or restated from time to time (with Buyer’s consent as and to the extent required under this Agreement).

“Purchased Assets”: (a) For any Transaction, each Asset sold by Seller to Buyer in such Transaction, and (b) for the Transactions in general, all Assets sold by Seller to Buyer, in each case including, to the extent relating to such Asset or Assets, all of Seller’s right, title and interest in and to (i) Purchased Asset Documents, (ii) Servicing Rights, (iii) Servicing Files, (iv) mortgage guaranties and insurance (issued by Governmental Authorities or otherwise) and claims, payments and proceeds thereunder, (v) insurance policies, certificates of insurance and claims, payments and proceeds thereunder, (vi) the principal balance of such Assets, not just the amount advanced, (vii) amounts and property from time to time on deposit in the Waterfall Account, and the Waterfall Account itself, and amounts and property from time to time on deposit in the Servicing Agreement Accounts established and maintained under the Servicing Agreement, and each Servicing Agreement Account itself, (viii) all collection, escrow, reserve, collateral or lock-box accounts and all amounts and property from time to time on deposit therein, to the extent of Seller’s or the holder’s interest therein, (ix) Income, (x) security interests of Seller in Derivatives Contracts entered into by Underlying Obligors, (xi) rights of Seller under any letter of credit, guarantee, warranty, indemnity or other credit support or enhancement, (xii) Interest Rate Protection Agreements (if any) relating to such Assets, (xiii) intentionally omitted, (xiv) all supporting obligations of any kind and (xv) any and all proceeds of the foregoing; provided, that (A) Purchased Assets shall not include any obligations of Seller or any Retained Interests, and (B) for purposes of the grant of security interest by Seller to Buyer set forth in Section 11.01 together with the other provisions of Article 11, Purchased Assets shall include all of the following: general intangibles, accounts, chattel paper, deposit accounts, securities accounts, instruments, securities, financial assets, uncertificated securities, security entitlements and investment property (as such terms are defined in the UCC) and replacements, substitutions, conversions, distributions or proceeds relating to or constituting any of the items described in the preceding clauses (i) through (xiv).

“Rating Agency” or “Rating Agencies”: Each of Fitch, Moody’s and S&P.

“Reallocation Conditions”: Defined in Section 3.11(b).

“Register”: Defined in Section 18.08(f).

“REIT”: A Person satisfying the conditions and limitations set forth in Section 856(b), Section 856(c) and Section 857(a) of the Code and qualifying as a real estate investment trust, as defined in Section 856(a) of the Code.

“Release”: Any generation, treatment, use, storage, transportation, manufacture, refinement, handling, production, removal, remediation, disposal, presence or migration of Materials of Environmental Concern on, about, under or within all or any portion of any property or Mortgaged Property.

“Relevant Governmental Body”: The Board of Governors of the Federal Reserve System and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System and/or the Federal Reserve Bank of New York, or any successor thereto.

“Remedial Work”: Any investigation, inspection, site monitoring, containment, clean‑up, removal, response, corrective action, mitigation, restoration or other remedial work of any kind or nature because of, or in connection with, the current or future presence, suspected presence, Release or threatened Release in or about the air, soil, ground water, surface water or soil vapor at, on, about, under or within all or any portion of any property or Mortgaged Property of any Materials of Environmental Concern, including any action to comply with any applicable Environmental Laws or directives of any Governmental Authority with regard to any Environmental Laws.

“REMIC”: A REMIC, as that term is used in the REMIC Provisions.

“REMIC Provisions”: Sections 860A through 860G of the Code.

“Remittance Date”: The sixteenth (16th) day of each month (or if such day is not a Business Day, the next following Business Day), or such other day as is mutually agreed to by Seller and Buyer.

“REOC”: A Real Estate Operating Company within the meaning of Regulation Section 2510.3‑101(e) of the Plan Asset Regulations.

“Representation Breach”: Any representation, warranty, certification, statement or affirmation made or deemed made by Seller, Pledgor or Guarantor in any Repurchase Document (including in Schedule 1(a), 1(b), 1(c) or 1(d)) or in any certificate, notice, report or other document prepared and delivered by or on behalf of Seller, Pledgor or Guarantor pursuant to any Repurchase Document proves to be incorrect, false or misleading in any material respect when made or deemed made, and in the case of the representations and warranties contained in Schedule 1(a), 1(b), 1(c) or 1(d) only, without regard to any Knowledge or lack of Knowledge thereof by such Person or (unless otherwise waived in writing), by Buyer, and without regard to any qualification, representation or warranty relating to such Knowledge or lack of Knowledge; provided that no representation or warranty with respect to which an Approved Representation Exception exists shall constitute a Representation Breach.

“Representation Exceptions”: With respect to each Purchased Asset, a written list prepared by Seller and delivered to Buyer prior to the Purchase Date of such Purchased Asset specifying, in reasonable detail, the representations and warranties (or portions thereof) set forth in this Agreement (including in Schedule 1) that are not satisfied with respect to an Asset or Purchased Asset.

“Repurchase Date”: For any Purchased Asset, the earliest to occur of (a) the Maturity Date, (b) any Early Repurchase Date therefor, (c) the Business Day on which Seller is to repurchase such Purchased Asset as specified by Seller and agreed to by Buyer in the related Confirmation; and (d) the date that is two (2) Business Days prior to the maturity date (under the related Purchased Asset Documents with respect to such Purchased Asset including, with respect to each Senior Interest that is a participation, the related Whole Loan) for such Purchased Asset, without giving effect to any extension of such maturity date, whether by modification, waiver, forbearance or otherwise (other than extensions at the Underlying Obligor’s option and which do not require consent of the lender(s) thereunder pursuant to the terms of the Purchased Asset Documents with respect to such Purchased Asset and other than extensions that have been approved by Buyer in writing in its sole discretion, as and to the extent required under this Agreement); provided that, solely with respect to this clause (d), the settlement date for payment of the Repurchase Price with respect to such Repurchase Date and Purchased Asset may occur two (2) Business Days thereafter as provided in Section 3.05).

“Repurchase Documents”: Collectively, this Agreement, the Fee and Pricing Letter, the Custodial Agreement, the Controlled Account Agreement, the Pledge Agreement, the Guarantee Agreement, the Servicing Agreement, the Powers of Attorney, all Confirmations, all UCC financing statements, amendments and continuation statements filed pursuant to any other Repurchase Document, and all additional documents, certificates, agreements or instruments, the execution of which is required, necessary or incidental to or desirable for performing or carrying out any other Repurchase Document.

“Repurchase Obligations”: All obligations of Seller to pay the Repurchase Price on the Repurchase Date and all other obligations and liabilities of Seller to Buyer arising under or in connection with the Repurchase Documents, whether now existing or hereafter arising, and all interest and fees that accrue after the commencement by or against Seller, Pledgor or Guarantor of any Insolvency Proceeding naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding (in each case, whether due or accrued).

“Repurchase Price”: For any Purchased Asset as of any date, an amount equal to the sum of (a) the outstanding Purchase Price as of such date, (b) the accrued and unpaid Price Differential for such Purchased Asset as of such date, (c) all amounts that are, or otherwise would be, due and payable as of such date by the Seller Parties to Buyer under this Agreement or any other Repurchase Document, (d) any accrued and unpaid fees and expenses and indemnity amounts, late fees, default interest, breakage costs and any other amounts owed by Seller or

Guarantor to Buyer or any of its Affiliates under this Agreement, any Repurchase Document or otherwise, and (e) all other amounts due and payable as of such date by Seller to Buyer under this Agreement or any Repurchase Document (including, without limitation, any additional amounts required to be paid to Buyer pursuant to Section 3.04(c)).

“Requirements of Law”: With respect to any Person or property or assets of such Person and as of any date, all of the following applicable thereto as of such date: all Governing Documents and existing and future laws, statutes, rules, regulations, treaties, codes, ordinances, permits, certificates, orders and licenses of and interpretations by any Governmental Authority (including Environmental Laws, ERISA, Anti-Corruption Laws, Anti-Money Laundering Laws, Sanctions, regulations of the Board of Governors of the Federal Reserve System, and laws, rules and regulations relating to usury, licensing, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy), judgments, decrees, injunctions, writs, awards or orders of any court, arbitrator or other Governmental Authority.

“Responsible Officer”: With respect to any Person, the chief executive officer, the chief financial officer, the chief accounting officer, the treasurer or the chief operating officer of such Person.

“Retained Interest”: (a) With respect to any Purchased Asset, (i) all duties, obligations and liabilities of Seller thereunder, including payment and indemnity obligations, (ii) all obligations of agents, trustees, servicers, administrators or other Persons under the documentation evidencing such Purchased Asset, and (iii) if any portion of the Indebtedness related to such Purchased Asset is owned by another lender or is being retained by Seller, the interests, rights and obligations under such documentation to the extent they relate to such portion, and (b) with respect to any Purchased Asset with an unfunded commitment on the part of Seller, all obligations to provide additional funding, contributions, payments or credits.

“RMBS”: Shall mean mortgage pass-through certificates or other securities issued pursuant to a securitization of residential mortgage loans.

“S&P”: Standard and Poor’s Ratings Services, a division of The McGraw Hill Companies, Inc. or, if Standard & Poor’s Ratings Services is no longer issuing ratings, another nationally recognized rating agency reasonably acceptable to Buyer.

“Sanction” or “Sanctions”: Individually and collectively, respectively, any and all economic or financial sanctions, sectoral sanctions, secondary sanctions, trade embargoes and anti-terrorism laws, including but not limited to those imposed, administered or enforced from time to time by: (a) the United States of America, including those administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control (OFAC), the U.S. Department of State, the U.S. Department of Commerce, or through any existing or future Executive Order, (b) the United Nations Security Council, (c) the European Union, (d) the United Kingdom, or (e) any other Governmental Authorities with jurisdiction over Seller or Guarantor or any of their Affiliates.

“Sanctioned Target”: Any Person, group, sector, territory, region, or country that is the target of any Sanctions, including without limitation any legal entity that is deemed to be the target of any Sanctions based upon the direct or indirect ownership or control of such entity by any other Sanctioned Target(s).

“Second Extended Maturity Date”: If the Extension Option with respect to the Second Extension Term is validly exercised by Seller pursuant to Section 3.07(a), November 14, 2029.

“Second Extension Term”: Defined in Section 3.07(a).

“Seller”: Individually and collectively, as the context may require, Seller 1, Seller 2, and any other Person added hereto by joinder.

“Seller 1”: SCREDIT Mortgage Funding Sub-2, LLC, a Delaware limited liability company, together with its successors and permitted assigns.

“Seller 2”: SCREDIT Mortgage Funding Sub-2-T, LLC, a Delaware limited liability company, together with its successors and permitted assigns.

“Seller Party”: Collectively, or individually, as the context may otherwise require, Seller, Guarantor or Pledgor.

“Senior Interest”: (a) A senior or pari passu participation interest (including any STWD Affiliate Pari Passu Interest which is a participation interest) in a performing commercial real estate loan, or (b) an “A note” in an “A/B structure” (including any STWD Affiliate Pari Passu Interest which is an “A note” in an “A/B structure”) in a performing commercial real estate loan; provided that, notwithstanding anything to the contrary contained herein, any senior participation interest or “A-note” as to which each of the related junior participation interests or junior notes, as applicable, are Purchased Assets hereunder shall not be “Senior Interests” for any purposes under this Agreement, the Fee and Pricing Letter or any of the other Repurchase Documents (and instead such junior interest(s) and senior interest(s) shall be collectively treated as a Whole Loan for all purposes hereunder and thereunder).

“Senior Interest Documents”: For any Senior Interest, the Senior Interest Note together with any co‑lender agreements, participation agreements and/or other intercreditor agreements or other documents governing or otherwise relating to such Senior Interest, and the Mortgage Loan Documents for the related Whole Loan, and including, without limitation, those documents which are required to be delivered to Custodian under the Custodial Agreement (which documents so required to be delivered to Custodian shall only be required to include, for the avoidance of doubt, copies of the Mortgage Loan Documents for the related Whole Loan).

“Senior Interest Note”: (a) If the Senior Interest is evidenced by a promissory note, the related original Mortgage Note or (b) if the Senior Interest is a participation, the related original participation certificate.

“Servicer”: For each Purchased Asset, as determined in accordance with Article 17, either (a) Wells Fargo Bank, National Association, or its designee or, (b) a servicer acceptable to Buyer, servicing such Purchased Asset under a Servicing Agreement.

“Servicer Notice”: A notice in the form of Exhibit F sent by Seller to Servicer, and countersigned and returned to Buyer by Servicer.

“Servicing Agreement”: (i) That certain Servicing Agreement, among Sellers and Servicer, dated as of June 21, 2024, or (ii) any other servicing agreement entered into by Seller and a Servicer for the servicing of Purchased Assets, acceptable to Buyer.

“Servicing Agreement Account”: Any segregated collection account established or maintained by a Servicer in connection with the servicing of any Purchased Asset.

“Servicing File”: With respect to any Purchased Asset, the file retained and maintained by Seller and/or Servicer including the originals or copies of all Purchased Asset Documents and other documents and agreements relating to such Purchased Asset, including to the extent applicable all servicing agreements, files, documents, records, data bases, computer tapes, insurance policies and certificates, appraisals, other closing documentation, payment history and other records relating to or evidencing the servicing of such Purchased Asset, which file shall be held by Seller and/or Servicer for and on behalf of Buyer.

“Servicing Rights”: All right, title and interest of Seller, Guarantor or any Affiliate of Seller or Guarantor, or any other Person, in and to any and all of the following: (a) rights to service and/or sub‑service, and collect and make all decisions with respect to, the Purchased Assets and/or any related Whole Loans, (b) amounts received by Seller, Guarantor or any Affiliate of Seller or Guarantor, or any other Person, for servicing and/or sub‑servicing the Purchased Assets and/or any related Whole Loans, (c) late fees, penalties or similar payments with respect to the Purchased Assets and/or any related Whole Loans, (d) agreements and documents creating or evidencing any such rights to service and/or sub‑service the Purchased Assets (including, without limitation, all Servicing Agreements), together with all documents, files and records relating to the servicing and/or sub‑servicing of the Purchased Assets and/or any related Whole Loans, and rights of Seller, Guarantor or any Affiliate of Seller or Guarantor, or any other Person thereunder, (e) escrow, reserve and similar amounts with respect to the Purchased Assets and/or any related Whole Loans, (f) rights to appoint, designate and retain any other servicers, sub‑servicers, special servicers, agents, custodians, trustees and liquidators with respect to the Purchased Assets and/or any related Whole Loans, and (g) accounts and other rights to payment related to the Purchased Assets and/or any related Whole Loans.

“SOFR”: A rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator”: The Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“Solvent”: With respect to any Person at any time, having a state of affairs such that all of the following conditions are met at such time: (a) the fair value of the assets and property of such Person is greater than the amount of such Person’s liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of Section 101(32) of the Bankruptcy Code, (b) the present fair salable value of the assets and property of such Person in an orderly liquidation of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person is able to realize upon its assets and property and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature, and (e) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person’s assets and property would constitute unreasonably small capital.

“Special Purpose Entity”: A limited partnership or limited liability company that, since the date of its formation (unless otherwise indicated in this Agreement) and at all times on and after the date hereof, has complied with and shall at all times comply with the provisions of Article 9.

“STWD Affiliate Agreement”: Shall mean, individually or collectively, as the context may require (i) that certain Eighth Amended and Restated Master Repurchase and Securities Contract, dated as of December 17, 2021, among Wells Fargo Bank, National Association, as buyer, and Starwood Property Mortgage Sub-2, L.L.C., Starwood Property Mortgage Sub-2-A, L.L.C., and SPT CA Fundings 2, LLC, each a Delaware limited liability company, collectively, as seller, as the same has been or may be amended, modified and/or restated from time to time and (ii) any other master repurchase agreement or warehouse credit agreement between Buyer or any Affiliate of Buyer, as buyer or lender, and Affiliates of Starwood Property Trust, Inc. (“STWD”), Starwood Real Estate Debt Strategies U.S. Holdings 1, L.P. (“SREDS”), Starwood European Real Estate Debt Finance II LP (“SEREDF”) or any other Affiliate of Guarantor for which Starwood Capital Group (“SCG”) or an Affiliate thereof acts as general partner, managing member, manager or investment advisor, as seller or borrower as each may be amended, modified and/or restated from time to time.

“STWD Affiliate Co-Lender Agreement”: A co-lender agreement or participation agreement governing the respective rights and obligations of the holders of any STWD Affiliate Pari Passu Interest and the Companion Interest(s) related thereto, in the form of Exhibit H with respect to any such co-lender agreement (or in the case of a participation agreement, in a form approved by Buyer with respect to the related Senior Interest), as same may be amended, modified and/or restated from time to time in accordance with the terms hereof.

“STWD Affiliate Pari Passu Interest”: Any “A note” in an “A/B structure” or pari passu participation interest, representing one pari passu portion of the most senior interests in a STWD Affiliate Pari Passu Mortgage Loan, with respect to which the related Companion Interest in such STWD Affiliate Pari Passu Mortgage Loan is, as of the Purchase Date for such STWD Affiliate Pari Passu Interest, subject to a repo transaction with Buyer pursuant to a STWD Affiliate.

“STWD Affiliate Pari Passu Mortgage Loan”: A performing Whole Loan which is subject to a STWD Affiliate Pari Passu Interest.

“Structuring Fee”: Defined in the Fee and Pricing Letter, which definition is incorporated herein by reference.

“Subordinate Interest”: Any Junior Interest, Mezzanine Loan or Mezzanine Participation Interest.

“Sub‑Limit”: Defined in the Fee and Pricing Letter, which definition is incorporated herein by reference.

“Subsidiary”: With respect to any Person, any corporation, partnership, limited liability company or other entity (heretofore, now or hereafter established) of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership, limited liability company or other entity (without regard to the occurrence of any contingency) is at the time directly or indirectly owned or Controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person, and shall include all Persons the accounts of which are consolidated with those of such Person pursuant to GAAP.

“Taxes”: All present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term SOFR”: For any calculation with respect to a Transaction, the Term SOFR Reference Rate for a tenor of one month on the applicable Pricing Rate Determination Date, as such rate is published by the Term SOFR Administrator; provided, however, that (i) if as of 5:00 p.m. (New York City time) on any Pricing Rate Determination Date the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Pricing Rate Determination Date and (ii) if the calculation of Term SOFR as determined as provided above (including pursuant to clause (i) of this proviso) results in a Term SOFR rate of less than the Floor, Term SOFR shall be deemed to be the Floor for all purposes of this Agreement and the other Repurchase Documents.

“Term SOFR Administrator”: CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by Buyer in its reasonable discretion).

“Term SOFR Reference Rate”: The forward-looking term rate based on SOFR.

“Test Period”: The time period from the first day of each calendar quarter, through and including the last day of such calendar quarter.

“Third Extended Maturity Date”: If the Extension Option with respect to the Third Extension Term is validly exercised by Seller pursuant to Section 3.07(a), November 14, 2030.

“Third Extension Term”: Defined in Section 3.07(a).

“Transaction”: With respect to any Asset, the sale and transfer of such Asset from Seller to Buyer pursuant to the Repurchase Documents against the transfer of funds from Buyer to Seller representing the Purchase Price or any additional Purchase Price for such Asset, including, without limitation, Future Funding Transactions and Additional Purchase Advance Transactions.

“Transaction Request”: Defined in Section 3.01(a).

“Transferor”: The seller of an Asset under a Purchase Agreement.

“Type”: With respect to a Mortgaged Property underlying any Purchased Asset, such Mortgaged Property’s classification as one of the following: retail, office, Multifamily Asset, industrial, Hotel Asset, student housing, medical office product, self-storage, health club, or any other property type approved by Buyer.

“UCC”: The Uniform Commercial Code as in effect in the State of New York; provided, that, if, by reason of Requirements of Law, the perfection, effect on perfection or non-perfection or priority of the security interest in any Purchased Asset is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, then “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority.

“Unadjusted Benchmark Replacement”: The applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Underlying Obligor”: Individually and collectively, as the context may require, (a) in the case of a Purchased Asset that is a Whole Loan, the Mortgagor and each obligor and guarantor under such Purchased Asset, including (i) any Person who has not signed the related Mortgage Note but owns an interest in the related Mortgaged Property, which interest has been encumbered to secure such Purchased Asset, and (ii) any other Person who has assumed or guaranteed the obligations of such Mortgagor under the Purchased Asset Documents relating to such Purchased Asset, (b) in the case of a Purchased Asset that is a Senior Interest or a Junior Interest, the Mortgagor and each obligor and any other Person who has assumed or guaranteed the related Whole Loan, and (c) in the case of any Purchased Asset that is a Mezzanine Loan or a Mezzanine Participation Interest, (i) all underlying obligors with respect to the related Whole Loan or Mezzanine Participation Interest, as applicable, and the owner of the related Mortgaged Property, (ii) the borrower under the related Mezzanine Loan, and (iii) any other Person who has assumed or guaranteed the obligation of such Mezzanine Loan borrower.

“Underwriting Package”: With respect an Asset, the internal document or credit committee memorandum of Seller (redacted to protect confidential information) setting forth all material information relating to such Asset which is known by Seller, prepared by Seller for its evaluation of such Asset, to include at a minimum all the information required to be set forth in the relevant Confirmation. In addition, the Underwriting Package shall include all of the following, to the extent applicable and available:

(a) copies of all Purchased Asset Documents (provided that, in the case of a Wet Mortgage Asset, the Underwriting Package delivered in connection with a Transaction Request under Section 3.01(a) shall provide PDF copies of all such Purchased Asset

Documents to the extent available at such time, including substantially final drafts of any documents that will constitute Purchased Asset Documents upon their execution, together with a pledge by Seller to forward final, signed Purchased Asset Documents within five (5) Business Days of the related Purchase Date);

(b) all documents, instruments and agreement received in respect of the closing of an acquisition or origination of an Asset, including, to the extent received (i) an Appraisal, (ii) the current occupancy report, tenant stack and rent roll, (iii) at least two (2) years of property‑level financial statements, (iv) the current financial statement of the Underlying Obligor, (v) the mortgage asset file described in the Custodial Agreement, (vi) third‑party reports and agreed‑upon procedures, letters and reports (whether drafts or final forms), site inspection reports, market studies and other due diligence materials prepared by or on behalf of or delivered to Seller, (vii) aging of accounts receivable and accounts payable, (viii) such further documents or information as Buyer may request, provided same are either in Seller’s possession or are reasonably obtainable by Seller, (ix) any and all agreements, documents, reports, or other information concerning the Asset (including, without limitation, all of the related Purchased Asset Documents) received or obtained in connection with the origination of the Asset, and (x) any other material documents or reports concerning the Asset prepared or executed by Seller or Guarantor, but only to the extent such documents are not email correspondence, do not represent internal analysis or would otherwise not be subject to attorney-client privilege; and

(c) if the related Asset was acquired by Seller from a third party, all documents, instruments and agreements received in respect of the closing of the acquisition transaction under the related Purchase Agreement.

“U.S. Government Securities Business Day”: Any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association, or any successor thereto, recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Person”: Any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate”: Defined in Section 12.06(e).

“VCOC”: A “venture capital operating company” within the meaning of Section 2510.3‑101(d) of the Plan Asset Regulations.

“Waterfall Account”: A segregated non-interest-bearing account established at Deposit Account Bank, in the name of Seller, pledged to Buyer and subject to a Controlled Account Agreement.

“Wet Funding”: A Transaction for which Seller has delivered to Buyer a Transaction Request pursuant to Section 3.01(g).

“Wet Mortgage Asset”: An Eligible Asset for which (i) the scheduled funding date is the proposed Purchase Date for such Eligible Asset, (ii) Seller has delivered a Transaction

Request pursuant to Section 3.01(g) hereof, and (iii) a complete Mortgage Asset File has not been delivered to Custodian prior to the related Purchase Date.

“Whole Loan”: A performing commercial real estate whole loan made to the related Underlying Obligor and secured primarily by a perfected, first priority Lien in the related underlying Mortgaged Property, including, without limitation (A) with respect to any Senior Interest or Junior Interest, the Whole Loan in which Seller owns a Senior Interest or a Junior Interest, and (B) with respect to any Mezzanine Loan or Mezzanine Participation Interest, the Whole Loan made to the Mortgagor or Affiliate of such Mortgagor whose Equity Interests, directly or indirectly, secure such Mezzanine Loan or the related underlying Mezzanine Loan.

Section 2.02 Rules of Interpretation. Headings are for convenience only and do not affect interpretation. The following rules of this Section 2.02 apply unless the context requires otherwise. The singular includes the plural and conversely. A gender includes all genders. Where a word or phrase is defined, its other grammatical forms have a corresponding meaning. A reference to an Article, Section, Subsection, Paragraph, Subparagraph, Clause, Annex, Schedule, Appendix, Attachment, Rider or Exhibit is, unless otherwise specified, a reference to an Article, Section, Subsection, Paragraph, Subparagraph or Clause of, or Annex, Schedule, Appendix, Attachment, Rider or Exhibit to, this Agreement, all of which are hereby incorporated herein by this reference and made a part hereof. A reference to a party to this Agreement or another agreement or document includes the party’s successors, substitutes or assigns, permitted by the Repurchase Documents. A reference to an agreement or document is to the agreement or document as amended, restated, modified, novated, supplemented or replaced, except to the extent prohibited by any Repurchase Document. A reference to legislation or to a provision of legislation includes a modification, codification, replacement, amendment or reenactment of it, a legislative provision substituted for it and a rule, regulation or statutory instrument issued under it. A reference to writing includes a facsimile or electronic transmission and any means of reproducing words in a tangible and permanently visible form. A reference to conduct includes an omission, statement or undertaking, whether or not in writing. A Default or Event of Default exists until it has been cured or waived in writing by Buyer. The words “hereof,” “herein,” “hereunder” and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement, unless the context clearly requires or the language provides otherwise. The word “including” is not limiting and means “including without limitation.” The word “any” is not limiting and means “any and all” unless the context clearly requires or the language provides otherwise. In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including,” the words “to” and “until” each mean “to but excluding,” and the word “through” means “to and including.” The words “will” and “shall” have the same meaning and effect. A reference to day or days without further qualification means calendar days. A reference to any time means New York time. This Agreement may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their respective terms. Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed in accordance with GAAP, and all accounting determinations, financial computations and financial statements required hereunder shall be made in accordance with GAAP, without duplication of amounts, and on a consolidated basis with all Subsidiaries. All terms used in Articles 8 and 9 of the UCC, and used but not specifically defined herein, are used herein as defined in such Articles 8 and 9. A reference to “fiscal year” and “fiscal quarter” means the fiscal periods of the applicable Person referenced therein. A reference to an agreement includes a security interest, guarantee, agreement or legally enforceable arrangement whether or not in writing. A reference to a document includes an agreement (as so defined) in writing or a certificate, notice, instrument or document, or any information recorded in electronic format. Whenever a Person is required to provide any document to Buyer under the Repurchase Documents, the relevant document shall be provided in writing (including, except for Mortgage Notes, Senior Interest Notes, and any other document required to be in an original form in order to preserve, record, grant or perfect Buyer’s interest therein, in the form of a PDF document attached to an e‑mail message) or printed form unless Buyer requests otherwise. At the request of Buyer, the document shall be provided in electronic format or both printed and in electronic format. The Repurchase Documents are the result of negotiations between the Parties, have been reviewed by counsel to Buyer and counsel to Seller, and are the product of both Parties. No rule of construction shall apply to disadvantage one Party on the ground that such Party proposed or was involved in the preparation of any particular provision of the Repurchase Documents or the Repurchase Documents themselves. Except where otherwise expressly stated, Buyer may give or withhold, or give conditionally, approvals and consents, and may form opinions and make determinations, in its sole and absolute discretion subject in all cases to the implied covenant of good faith and fair dealing. Reference herein or in any other Repurchase Document to Buyer’s discretion, shall mean, unless otherwise expressly stated herein or therein, Buyer’s sole and absolute discretion, subject in all cases to the implied covenant of good faith and fair dealing, and the exercise of such discretion shall be final and conclusive. In addition, whenever Buyer has a decision or right of determination, opinion or request, exercises any right given to it to agree, disagree, accept, consent, grant waivers, take action or no action or to approve or disapprove (or any similar language or terms), or any arrangement or term is to be satisfactory or acceptable to or approved by Buyer (or any similar language or terms), the decision of Buyer with respect thereto shall be in the sole and absolute discretion of Buyer, and such decision shall be final and conclusive, in each case, except as may be otherwise specifically provided herein or in the applicable Repurchase Document.

Section 2.03 Rates. Buyer does not warrant or accept any responsibility for, and shall not have any liability with respect to, (i) the continuation of, administration of, submission of, calculation of or any other matter related to any offered rate, the rates in any Benchmark, any component definition thereof or rates referred to in the definition thereof or with respect to any alternative, successor or replacement rate thereto (including any then-current Benchmark or any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement), as it may or may not be adjusted pursuant to Section 12.01, will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, such Benchmark or any other Benchmark prior to its discontinuance or unavailability, or (ii) the effect, implementation or composition of any Conforming Changes. Buyer and its Affiliates or other related entities may engage in transactions that affect the calculation of a Benchmark, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner that may be adverse to Seller. Buyer may select information sources or services in its reasonable discretion to ascertain any Benchmark, any component definition thereof or rates referred to in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to Seller or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses

(whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

ARTICLE 3

THE TRANSACTIONS

Section 3.01 Procedures.

(a) From time to time prior to the expiration of the Funding Period but not more frequently than twice per calendar week and with no less than three (3) Business Days prior written notice to Buyer, Seller may request Buyer to enter into a proposed Transaction by sending Buyer written notice of such request (which notice may be given via email) (“Transaction Request”) (i) describing the Transaction and each proposed Asset and any related Mortgaged Property and other security therefor in reasonable detail, (ii) transmitting a complete Underwriting Package (or whatever portion thereof is then currently available to Seller) for each proposed Asset, (iii) specifying which (if any) of the representations and warranties of Seller set forth in this Agreement (including in Schedule 1(a), 1(b), 1(c) or 1(d) applicable to the Class of such Asset) Seller will be unable to make with respect to such Asset, and (iv) indicating the amount of all unfunded future funding obligations. Within five (5) Business Days after the receipt by Buyer of a Transaction Request, Buyer shall indicate to Seller its preliminary approval or disapproval of the proposed Asset. Seller shall promptly deliver to Buyer any supplemental materials requested at any time by Buyer, provided the same are either in Seller’s possession or are reasonably obtainable by Seller. Buyer shall conduct such review of the Underwriting Package and each such Asset as Buyer determines appropriate. Buyer shall determine whether or not it is willing to purchase any or all of the proposed Assets, and if so, on what terms and conditions. It is expressly agreed and acknowledged that Buyer is entering into the Transactions on the basis of all such representations and warranties and on the completeness and accuracy of the information contained in the applicable Underwriting Package, and any incompleteness or inaccuracies in the related Underwriting Package will only be acceptable to Buyer if disclosed in writing to Buyer by Seller in advance of the related Purchase Date, and then only if Buyer opts to purchase the related Purchased Asset from Seller notwithstanding such incompleteness and inaccuracies. In the event of a Representation Breach, Seller shall immediately repurchase the related Asset or Assets in accordance with Section 3.04.

(b) If Buyer communicates to Seller a final non-binding determination that it is willing to purchase any or all of such Assets, which non-binding determination shall include the principal terms for the proposed Transaction, Seller shall deliver to Buyer an executed preliminary Confirmation for such Transaction, describing each such Asset and its proposed Purchase Date, Market Value, Applicable Percentage, Initial PPV, Maximum PPV, Purchase Price, whether such Asset is a Future Funding Asset and, if so, the amount of the future funding obligations, and such other terms and conditions as Buyer may require. If Buyer requires changes to the preliminary Confirmation, Seller shall make such changes and re execute the preliminary Confirmation. If Buyer determines to enter into the Transaction on the terms described in the preliminary Confirmation, Buyer shall promptly execute and return the same to Seller, which shall thereupon become effective as the Confirmation of the Transaction. Buyer’s approval of the purchase of an Asset on such terms and conditions as Buyer may require shall be evidenced only by its execution and delivery of the related Confirmation. For the avoidance of doubt, Buyer shall not (i) be bound by any preliminary or final non-binding determination referred to above, or (ii) be obligated to purchase an Asset notwithstanding a Confirmation executed by the Parties unless and until all applicable conditions precedent in Article 6 have been satisfied or waived by Buyer.

(c) Buyer shall communicate to Seller a final determination of whether or not it is willing to purchase each proposed Purchased Asset, and if so, on what terms and conditions, within ten (10) Business Days from the date of the delivery of the related Transaction Request to Buyer. If Buyer has not communicated such final determination to Seller by such date, Buyer shall automatically and without further action be deemed to have determined not to purchase the related proposed Purchased Asset.

(d) Each Confirmation, together with this Agreement, shall be conclusive evidence of the terms of the Transaction covered thereby, and shall be construed to be cumulative to the extent possible. If terms in a Confirmation are inconsistent with terms in this Agreement with respect to a particular Transaction, the Confirmation shall prevail. Whenever the Applicable Percentage or any other term of a Transaction (other than the Pricing Rate, Market Value and outstanding Purchase Price) with respect to an Asset is revised or adjusted in accordance with this Agreement, an amended and restated Confirmation reflecting such revision or adjustment and that is otherwise acceptable to the Parties shall be prepared by Seller and executed by the Parties.

(e) The fact that Buyer has conducted or has failed to conduct any partial or complete examination or any other due diligence review of any Asset or Purchased Asset shall in no way affect any rights Buyer may have under the Repurchase Documents or otherwise with respect to any representations or warranties or other rights or remedies thereunder or otherwise, including the right to determine at any time that such Asset or Purchased Asset is not an Eligible Asset, if such Asset or Purchased Asset does not meet the requirements therefor, as set forth in the definition of “Eligible Asset”.

(f) No Transaction shall be entered into if (i) any Margin Deficit, Default or Event of Default exists or would exist as a result of such Transaction, (ii) the Repurchase Date for the Purchased Asset subject to such Transaction would be later than for all Purchased Assets, the Maturity Date (as same may be extended for any Extension Term), (iii) after giving effect to such Transaction, the aggregate outstanding Purchase Price of all Purchased Assets subject to Transactions then outstanding would exceed the Maximum Amount, (iv) a material adverse change with respect to the related proposed Purchased Asset, Seller and/or Guarantor has occurred, (v) any proposed Purchased Asset does not qualify as an Eligible Asset, (vi) Seller has not provided Buyer with all of the necessary or requested due diligence materials to allow Buyer to determine whether or not a proposed Purchased Asset qualifies as an Eligible Asset or (vii) the Funding Period applicable to the Purchased Asset has expired; provided, that, after the last day of the Funding Period, Future Funding Transactions may be funded subject to, and in accordance with, Section 3.10 hereof.

(g) In addition to the foregoing provisions of this Section 3.01, solely with respect to any Wet Mortgage Asset, a copy of the related Confirmation shall be delivered by Seller to Bailee no later than 10:00 a.m. (New York City time) one (1) Business Day prior to the requested Purchase Date, to be held in escrow by Bailee on behalf of Buyer pending finalization of the Transaction.

(h) Notwithstanding any of the foregoing provisions of this Section 3.01 or any contrary provisions set forth in the Custodial Agreement, solely with respect to any Wet Mortgage Asset:

(i) by 10:00 a.m. (New York City time) on the related Purchase Date, Seller or Bailee shall deliver signed .pdf copies of the Purchased Asset Documents to Custodian via electronic mail, and Seller shall deliver the appropriate written third-party wire transfer instructions to Buyer;

(ii) not later than 10:00 a.m. (New York City time) on the related Purchase Date, (A) Bailee shall deliver an executed .pdf copy of the Bailee Agreement to Seller, Buyer and Custodian by electronic mail and (B) if Buyer has previously received the trust receipt in accordance with Section 3.01(b) of the Custodial Agreement, determined that all other applicable conditions in this Agreement, including without limitation those set forth in Section 6.02 hereof, have been satisfied, and otherwise has agreed to purchase the related Wet Mortgage Asset, Buyer shall (I) execute and deliver a .pdf copy of the related Confirmation to Seller and Bailee via electronic mail and (II) wire funds in the amount of the related Purchase Price for the related Wet Mortgage Asset in accordance with the wire transfer instructions that were previously delivered to Buyer by Seller; and

(iii) within three (3) Business Days after the applicable Purchase Date with respect to any Wet Mortgage Asset, Seller shall deliver, or cause to be delivered (A) to Custodian, the complete original Mortgage Asset File with respect to such Wet Mortgage Asset, pursuant to and in accordance with the terms of the Custodial Agreement, and (B) to Buyer, the complete original Underwriting Package with respect to the related Wet Mortgage Assets purchased by Buyer.

Section 3.02 Transfer of Purchased Assets; Servicing Rights. On the Purchase Date for each Purchased Asset, and subject to the satisfaction of all applicable conditions precedent in Article 6, (a) ownership of and title to such Purchased Asset shall be transferred to and vest in Buyer or its designee against the simultaneous transfer of the Purchase Price to the account of Seller specified in Annex 1 (or if not specified therein, in the related Confirmation or as directed by Seller), and (b) Seller hereby sells, transfers, conveys and assigns to Buyer on a servicing‑released basis all of Seller’s right, title and interest (except with respect to any Retained Interests) in and to such Purchased Asset, together with all related Servicing Rights. Subject to this Agreement, during the Funding Period, Seller may sell to Buyer, repurchase from Buyer and re-sell Eligible Assets to Buyer, but may not substitute other Eligible Assets for Purchased Assets. Buyer has the right to designate the servicer and sub-servicer of the Purchased Assets, and the Servicing Rights and other servicing provisions under this Agreement are not severable from or to be separated from the Purchased Assets under this Agreement, and such Servicing Rights and other servicing provisions of this Agreement constitute (a) “related terms” under this Agreement within the meaning of Section 101(47)(A)(i) of the Bankruptcy Code and/or (b) a security agreement or other arrangement or other credit enhancement related to the Repurchase Documents. To the extent any additional limited liability company is formed by a Division of Seller (and without prejudice to Sections 8.01, 8.03 and 9.01 hereof), Seller shall cause each such Division LLC to sell, transfer, convey and assign to Buyer on a servicing released basis and for no additional consideration all of each such Division LLC’s right, title and interest in and to each Purchased Asset, together with all related Servicing Rights in the same manner and to the same extent as the sale, transfer, conveyance and assignment by Seller on each related Purchase Date of all of Seller’s right, title and interest in and to each Purchased Asset, together with all related Servicing Rights.

Section 3.03 Maximum Amount. Seller shall not permit the aggregate outstanding Purchase Price for all Purchased Assets as of any date of determination to exceed the Maximum Amount. If the aggregate outstanding Purchase Price of the Purchased Assets as of any date of determination exceeds the current Maximum Amount, Seller shall immediately pay to Buyer an amount necessary to reduce such aggregate outstanding Purchase Price to an amount equal to or less than the Maximum Amount, such amounts to be applied by Buyer to reduce the outstanding Purchase Prices of Purchased Assets in such order and in such amounts as Buyer shall determine in its sole discretion.

Section 3.04 Early Repurchases; Mandatory Repurchases; Partial Prepayments.

(a) The terms and provisions governing early repurchases and mandatory repurchases under Section 3.04(a) are set forth in the Fee and Pricing Letter, and are hereby incorporated by reference.

(b) In addition to other rights and remedies of Buyer under any Repurchase Document, Seller shall, in accordance with the procedures set forth in this Section 3.04 and Section 3.05, repurchase any Purchased Asset that no longer qualifies as an Eligible Asset, as determined by Buyer, within three (3) Business Days of the receipt by Seller of a related repurchase notice from Buyer.

(c) Notwithstanding the foregoing and any other provision to the contrary contained elsewhere in any Repurchase Document, Seller cannot repurchase a Purchased Asset (i) in connection with a full payoff of the underlying Whole Loan by the Underlying Obligor at any time during the existence of an uncured Default or Event of Default, unless 100% of the net proceeds due in respect of the related Purchased Asset in connection with the relevant payoff in question are paid directly to Buyer, (ii) at any time following the First Extended Maturity Date and prior to the Second Extended Maturity Date, if the Funding Period has expired, unless 110% of the Repurchase Price of the related Purchased Asset in connection with the relevant payoff in question is paid directly to Buyer and (iii) at any time following the Second Extended Maturity Date, unless 125% of the Repurchase Price of the related Purchased Asset in connection with the relevant payoff in question is paid directly to Buyer. In each case, the portion of all such net proceeds in excess of the then-current Repurchase Price of the related Purchased Asset that is required to be paid to Buyer pursuant to clauses (i) through (iii) above, as applicable, will be applied by Buyer to reduce any other amounts due and payable to Buyer under this Agreement, and then to reduce the Repurchase Prices of the other Purchased Assets in such order and in such amounts as Buyer shall determine and, subject to Section 5.03, any remaining net proceeds not required to be paid to Buyer shall be remitted to Seller.

Section 3.05 Repurchase.

(a) On the Repurchase Date for each Purchased Asset, Seller shall transfer to Buyer the Repurchase Price for such Purchased Asset as of the Repurchase Date, and, so long as no Event of Default has occurred and is continuing, Buyer shall transfer to Seller such Purchased Asset, whereupon such Transaction with respect to such Purchased Asset shall terminate; provided, however, that, with respect to any Repurchase Date that occurs on the second Business Day prior to the maturity date (under the related Purchased Asset Documents) for such Purchased Asset by reason of clause (d) of the definition of “Repurchase Date”, settlement of the payment of the Repurchase Price and such amounts may occur up to the second Business Day after such Repurchase Date; provided, further, that Buyer shall have no obligation to transfer to Seller, or release any interest in, such Purchased Asset until Buyer’s receipt of payment in full of the Repurchase Price therefor. So long as no Event of Default has occurred and is continuing, upon receipt by Buyer of the Repurchase Price and all other amounts due and owing to Buyer and its Affiliates under this Agreement and each other Repurchase Document as of such Repurchase Date, Buyer shall be deemed to have simultaneously released its security interest in such Purchased Asset, shall authorize Custodian (in accordance with the terms of the Custodial Agreement) to release to Seller the Purchased Asset Documents for such Purchased Asset and, to the extent any UCC financing statement filed against Seller specifically identifies such Purchased Asset, Buyer shall deliver an amendment thereto or termination thereof evidencing the release of such Purchased Asset from Buyer’s security interest therein. Any such transfer or release shall be without recourse to Buyer and without representation or warranty by Buyer, except that Buyer shall represent to Seller, to the extent that good title was transferred and assigned by Seller to Buyer hereunder on the related Purchase Date, that Buyer is the sole owner of such Purchased Asset, free and clear of any other interests or Liens created by Buyer. Any Income with respect to such Purchased Asset received by Buyer or Deposit Account Bank after payment of the Repurchase Price therefor shall be remitted to Seller. Notwithstanding the foregoing, on or before the Maturity Date, Seller shall repurchase all remaining Purchased Assets by paying to Buyer the outstanding Repurchase Price therefor and all other outstanding Repurchase Obligations.

(b) In addition to any and all other rights and remedies of Buyer under any Repurchase Document, Seller shall, in accordance with the procedures set forth in Section 3.04 and this Section 3.05, promptly repurchase any Purchased Asset(s) contributing to the Defaulted Asset Concentration Limit breach as determined by Buyer in its sole discretion, such that after such repurchase, the Defaulted Asset Concentration Limit breach no longer exists.

Section 3.06 Payment of Price Differential and Fees.

(a) Notwithstanding that Buyer and Seller intend that each Transaction hereunder constitute a sale to Buyer of the Purchased Assets subject thereto, Seller shall pay to Buyer the accrued value of the Price Differential for each Purchased Asset on each Remittance Date. Buyer shall give Seller notice of the Price Differential and any fees and other amounts due under the Repurchase Documents on or prior to the second (2nd) Business Day preceding each Remittance Date; provided, that Buyer’s failure to deliver such notice shall not affect (i) the accrual of such obligations in accordance with this Agreement or (ii) Seller’s obligation to pay such amounts. If the Price Differential includes any estimated Price Differential, Buyer shall recalculate such Price Differential after the Remittance Date and, if necessary, make adjustments to the Price Differential amount due on the following Remittance Date.

(b) Seller shall pay to Buyer all fees and other amounts as and when due as set forth in this Agreement including, without limitation:

(i) the Exit Fee, which will be due and payable in accordance with the provisions of Section 4 of the Fee and Pricing Letter (as amended hereby);

(ii) the Structuring Fee, which shall be due and payable on the dates and in the amounts in accordance with the definition of Structuring Fee, as set forth in the Fee and Pricing Letter; and

(iii) the Extension Structuring Fee, which shall be payable on the date of the exercise by Seller of each Extension Option.

Section 3.07 Extension of the Maturity Date.

(a) Seller shall have the options (each, an “Extension Option”) to (x) extend the Initial Maturity Date for an additional period of one year to the First Extended Maturity Date (the period of such first extension, the “First Extension Term”), (y) if the Initial Maturity Date has been so extended, to extend the First Extended Maturity Date for an additional consecutive period of one year to the Second Extended Maturity Date (the period of such second extension, the “Second Extension Term”), and (z) if the First Extended Maturity Date has been so extended, to extend the Second Extended Maturity Date for an additional consecutive period of one year to the Third Extended Maturity Date (the period of such third extension, the “Third Extension Term”; together with the First Extension Term and the Second Extension Term, collectively, the “Extension Terms”). Each Extension Option, if Seller elects to request same, shall be exercised by delivery to Buyer from Seller of written notice requesting an extension of the Initial Maturity Date, First Extended Maturity Date or Second Extended Maturity Date, as applicable, no earlier than sixty (60) days and no later than thirty (30) days prior to the Initial Maturity Date, First Extended Maturity Date or Second Extended Maturity Date, as applicable. Following the receipt of notice in the manner set forth herein, Buyer shall grant each Extension Option subject to the requirement that, as of the Initial Maturity Date, First Extended Maturity Date or Second Extended Maturity Date, as applicable, each of the following conditions (collectively, the “Extension Conditions”) are satisfied, as determined by Buyer: (i) no Default or Event of Default has occurred and is continuing, (ii) no Margin Deficit is outstanding, (iii) Seller is in compliance with the Debt Yield Test, (iv) all Purchased Assets qualify as Eligible Assets (or, if any Purchased Asset is not an Eligible Asset, Seller has repurchased such Purchased Asset no later than the earlier of (x) the then‑current Maturity Date, or (y) three (3) business days after the delivery of notice thereof from Buyer, provided that the failure of Buyer to deliver such written notice shall not be construed as a waiver of Buyer’s right to require Seller to satisfy all of the Extension Conditions) and (v) Seller has paid to Buyer the applicable Extension Structuring Fee; provided that, with respect to the Extension Condition set forth in clause (i), if a Default (but no Event of Default) has occurred and is continuing as of the Initial Maturity Date, First Extended Maturity Date or Second Maturity Date, as the case may be, then (assuming compliance with the other Extension Conditions) the Initial Maturity Date, First Extended Maturity Date or Second Maturity Date, as applicable, shall be extended on an interim basis until the earlier of (x) the date such Default is cured to Buyer’s satisfaction (whereupon the applicable Extension Option shall be immediately effective and the then current Maturity Date shall be extended for the applicable Extension Term) or (y) the date that the applicable cure period for such Default expires and such Default has not been cured to Buyer’s satisfaction (in which case such Extension Option shall not be effective and the Maturity Date shall be deemed to immediately occur). For the avoidance of doubt, the exercise of the Second Extension Term shall not effect, or be deemed to effect, an extension of the Funding Period solely as a result of such exercise of the Second Extension Option and the Funding Period shall only be extended for such Second Extension Term if and to the extent Buyer agrees to such extension of the Funding Period in its sole discretion. In addition, an extension of the Maturity Date pursuant to this Section 3.06(a) shall not extend the Repurchase Date of any Transaction (other than with respect to clause (a) of the definition of “Repurchase Date”).

(b) [Reserved].

(c) Notwithstanding any provision to the contrary set forth elsewhere in this Agreement, except for Future Funding Transactions and Additional Purchase Advance Transactions that may be entered into by Buyer and Seller in accordance with Section 3.10 and Section 3.11 hereof, no additional Transactions shall be entered into after the expiration of the Funding Period.

Section 3.08 Payment, Transfer and Custody.

(a) Unless otherwise expressly provided herein, all amounts required to be paid or deposited by Seller hereunder shall be paid or deposited in accordance with the terms hereof no later than 3:00 p.m. on the day when due, in immediately available Dollars and without deduction, set-off or counterclaim, and if not received before such time shall be deemed to be received on the next Business Day. Whenever any payment under the Repurchase Documents shall be stated to be due on a day other than a Business Day, such payment shall be made on the next following Business Day, and such extension of time shall in such case be included in the computation of such payment. If Seller fails to pay all or part of any Repurchase Price amount by 5:00 p.m., New York City time on any date when due, Buyer may require Seller to pay (in addition to, and together with, such past-due Repurchase Price) a late fee equal to one percent (1%) of the total amount of the late payment, plus interest on such past due Repurchase Price as provided in Section 18.16, until any such past due Repurchase Price is received in full by Buyer. Amounts payable to Buyer and not otherwise required to be deposited into the Waterfall Account shall be deposited into an account of Buyer as directed by Buyer in writing. Seller shall have (i) no rights in, rights of withdrawal from, or rights to give notices or instructions regarding Buyer’s account or the Waterfall Account and (ii) no rights of withdrawal from, or rights to give notices or instructions (other than the instructions set forth in the Servicer Notice) with respect to, any Servicing Agreement Account.

(b) Any Purchased Asset Documents not delivered to Buyer or Custodian on the relevant Purchase Date and subsequently received or held by or on behalf of Seller are and shall be held in trust by Seller or its agent for the benefit of Buyer as the owner thereof until so delivered to Buyer or Custodian. Seller or its agent shall maintain a copy of such Purchased Asset Documents and the originals of the Purchased Asset Documents not delivered to Buyer or Custodian. The possession of Purchased Asset Documents by Seller or its agent is in a custodial capacity only at the will of Buyer for the sole purpose of assisting Servicer with its duties under the Servicing Agreement or any other applicable Servicing Agreement. Each Purchased Asset Document retained or held by Seller or its agent shall be segregated on Seller’s books and records from the other assets of Seller or its agent, and the books and records of Seller or its agent shall be marked to reflect clearly the sale of the related Purchased Asset to Buyer on a servicing‑released basis. Seller or its agent shall release its custody of the Purchased Asset Documents only in accordance with written instructions from Buyer, unless such release is required as incidental to the servicing of the Purchased Assets by Servicer or is in connection with a repurchase of any Purchased Asset by Seller, in each case in accordance with the Custodial Agreement.

Section 3.09 Repurchase Obligations Absolute. All amounts payable by Seller under the Repurchase Documents shall be paid without notice (except as expressly required in the Repurchase Documents), demand, counterclaim, set‑off, deduction (except as set forth in Section 12.06) or defense (as to any Person and for any reason whatsoever) and without abatement, suspension, deferment, diminution or reduction (as to any Person and for any reason whatsoever), and the Repurchase Obligations shall not be released, discharged or otherwise affected, except as expressly provided herein, by reason of: (a) any damage to, destruction of, taking of, restriction or prevention of the use of, interference with the use of, title defect in, encumbrance on or eviction from, any Purchased Asset, the Pledged Collateral or related Mortgaged Property, (b) any Insolvency Proceeding relating to Seller, any Underlying Obligor or any other loan participant under a Senior Interest or a Junior Interest, or any action taken with respect to any Repurchase Document, Purchased Asset Document by any trustee or receiver of Seller, any Underlying Obligor or any other loan participant under a Senior Interest or a Junior Interest, or by any court in any such proceeding, (c) any claim that Seller has or might have against Buyer under any Repurchase Document or otherwise, (d) any default or failure on the part of Buyer to perform or comply with any Repurchase Document or other agreement with Seller, (e) the invalidity or unenforceability of any Purchased Asset, Repurchase Document or Purchased Asset Document, or (f) any other occurrence whatsoever, whether or not similar to any of the foregoing, and whether or not Seller has notice or Knowledge of any of the foregoing. The Repurchase Obligations shall be (i) full recourse to Seller and (ii) limited recourse to Guarantor to the extent of, and subject to the specified full-recourse provisions set forth in, the Guarantee Agreement. This Section 3.09 shall survive the termination of the Repurchase Documents and the payment in full of the Repurchase Obligations.

Section 3.10 Future Funding Transactions. Seller may request that any Purchased Asset be approved by Buyer as a Future Funding Asset prior to the applicable Purchase Date for such Purchased Asset and, if such Purchased Asset is approved as a Future Funding Asset by Buyer, in its sole and absolute discretion, the applicable Purchased Asset shall be designated as a Future Funding Asset in the Confirmation for the applicable Purchased Asset. Buyer’s agreement to fund Future Funding Amounts with respect to Future Funding Assets shall be subject to the satisfaction of the following conditions precedent, both immediately prior to the funding of such Future Funding Transaction and also after giving effect thereto:

(a) Prior to the Maturity Date (as may be extended pursuant to Section 3.07(a)), Seller may request that Buyer fund a Future Funding Amount with respect to a Future Funding Asset, by delivering an amended and restated Confirmation with respect to the applicable Purchased Asset reflecting the funding of such requested Future Funding Amount. Each amended and restated Confirmation shall (i) identify the related Purchased Asset, (ii) specify the amount of the related future advance made or to be made by Seller to the Underlying Obligor and the requested Future Funding Amount, (iii) specify the Future Funding Date, (iv) specify the Book Value of the Purchased Asset before and after giving effect to the related future advance, (v) specify the Purchase Price of the Purchased Asset before and after giving effect to the requested Future Funding Amount and (vi) be executed by both Buyer (upon satisfaction of the conditions set forth in this Section 3.10) and Seller; provided, however, that Buyer shall not be liable to Seller if it inadvertently acts on an amended and restated Confirmation that has not been signed by a Responsible Officer of Seller. Each amended and restated Confirmation together with this Agreement, shall be conclusive evidence of the terms of the Future Funding Transaction covered thereby. If terms in an amended and restated Confirmation are inconsistent with terms in this Agreement with respect to a particular Future Funding Transaction, the terms of such amended and restated Confirmation shall prevail. Notwithstanding any provision to the contrary in this Agreement, either expressed or implied, all future funding obligations set forth in any Purchased Asset Document are and shall at all times remain solely the obligations of Seller.

(b) For each requested funding of a Future Funding Transaction, no less than five (5) Business Days prior to the proposed Future Funding Date, Seller shall deliver to Buyer a Future Funding Request Package. The related Seller shall certify to Buyer in writing, as of the Future Funding Date, that (i) the related Purchased Asset is not a Defaulted Asset, (ii) the conditions precedent for a Transaction set forth in sub-paragraphs (b), (e), (f) and (g) of Section 6.02 have been met by Seller, (iii) the related Underlying Obligor has satisfied in all material respects all conditions required under the related Purchased Asset Documents to be entitled to the additional advance from the applicable Seller, and (iv) previously or simultaneously with Buyer’s funding of the Future Funding Transaction, the related Seller shall have funded or caused to be funded to the related Underlying Obligor (or to an escrow agent or as otherwise directed by the Underlying Obligor) its pro rata portion of the related future advance to the Underlying Obligor (such conditions as described in the preceding clauses (i) through (iv), the “Future Funding Conditions”).

(c) Provided that the related Seller has certified to Buyer in writing that the Future Funding Conditions are satisfied as of the related Future Funding Date, on such Future Funding Date, (i) the related Future Funding Amount shall be transferred by Buyer to the applicable Seller or, at such Seller’s direction, to the related Mortgagor and (ii) Buyer shall deliver to Seller a signed copy of the related amended and restated Confirmation described in Section 3.10(a) above.

Section 3.11 Additional Purchase Advance Transactions.

(a) Prior to the Maturity Date (as same may be extended, but no later than the Second Extended Maturity Date), Seller may request that Buyer increase the Applicable Percentage for any Purchased Asset, by written request delivered no less than seven (7) Business Days prior to the proposed date for the requested additional advance that would be based on such increased percentage (each such transaction pursuant to which such an advance is made, an “Additional Purchase Advance Transaction” and the amount advanced in any such transaction, an “Additional Purchase Advance”). In connection with any such Additional Purchase Advance Transaction, Buyer and Seller shall execute and deliver to each other an updated Confirmation setting forth the new Applicable Percentage and outstanding Purchase Price with respect to such Purchased Asset.

(b) With respect to any Additional Purchase Advance Transaction requested by Seller, Buyer shall fund the related requested Additional Purchase Advance within seven (7) Business Days after Seller’s request therefor, provided that, in each case, Buyer has determined that the following conditions precedent are satisfied, both immediately prior to entering into such Additional Purchase Advance Transaction and also after giving effect to the consummation thereof: (i) no more than two (2) Additional Purchase Advance Transactions per Purchased Asset may be entered into in any calendar month, (ii) no (A) Margin Deficit or (B) Default or Event of Default exists, (iii) the aggregate outstanding Purchase Price of all Purchased Assets subject to Transactions then outstanding does not exceed the Maximum Amount, (iv) no Sub-Limit is exceeded, (v) the amount of such Additional Purchase Advance (A) does not exceed the Additional Purchase Advance Available Amount, and (B) is in an amount greater than or equal to the lesser of (x) $10,000,000 and (y) the Additional Purchase Advance Available Amount with respect to such Purchased Asset, and (vi) no Material Adverse Effect has occurred and is continuing (the conditions precedent set forth in the preceding clauses (ii)(B), (iii), (iv) and (vi), collectively, the “Reallocation Conditions”).

ARTICLE 4

MARGIN MAINTENANCE

Section 4.01 Margin Deficit.

(a) If on any date Buyer determines that a Margin Deficit exists, then Seller shall, within three (3) Business Days after notice from Buyer (a “Margin Call”), transfer cash to Buyer in an amount at least equal to such Margin Deficit. Buyer shall apply the funds received in satisfaction of a Margin Deficit to the Repurchase Obligations in such manner as Buyer determines, to amounts due and owing under the Repurchase Documents on such date. Additional terms and provisions governing Margin Deficits and Margin Calls under this Section 4.01(a) are set forth in the Fee and Pricing Letter, and are hereby incorporated by reference.

(b) Notwithstanding the foregoing, in lieu of the satisfaction by Seller of a Margin Call through the payment of cash, or in combination with Seller’s payment of cash, Seller may deliver a written request to Buyer (to be delivered to Buyer within one (1) Business Day following the date of the related Margin Call) to reallocate any then-currently available Additional Purchase Advance Available Amounts in order to eliminate the related Margin Deficit by increasing the Purchase Price of a Purchased Asset with the related Additional Purchase Advance Available Amount and decreasing the Purchase Price of the Purchased Asset that is the subject of the related Margin Call. Any such written request for reallocation shall include a certification by Seller setting forth the following: (w) the Purchased Asset(s) with respect to which Seller requests that Buyer reallocate Additional Purchase Advance Available Amounts and the amount of such Additional Purchase Advance Available Amount(s) that Seller requests be re-allocated, (x) the Purchased Asset(s) to which Seller is requesting such Additional Purchase Advance Available Amount be applied, the new Purchase Price of each such Purchased Asset and the new Purchase Price of the Purchased Asset(s) from which the related Additional Purchase Advance Available

Amount(s) are being reallocated, in each case, after giving pro forma effect to such reallocation, (y) the amount of the Margin Deficit on the Purchased Asset(s) to which any such Additional Purchase Advance Available Amount is to be applied in order to reduce the Purchase Price(s) thereof so as to eliminate such Margin Deficit, both immediately prior to and immediately after giving pro forma effect to such reallocation, and (z) that no Default or Event of Default exists (except, in the case of a Default, as would be cured by such reallocation). Provided that Buyer has determined that (A) the Reallocation Conditions have been satisfied and (B) the proposed reallocation(s) will not exceed the Additional Purchase Advance Available Amount(s) of the applicable Purchased Asset(s), Buyer shall reallocate the related Additional Purchase Advance Available Amount(s) to the Purchased Asset(s) to which such Margin Call relates, and, immediately thereafter, Seller shall execute and deliver new Confirmations acceptable to Buyer reflecting the new Purchase Prices of all affected Purchased Assets.

(c) To the extent any Margin Deficit that is subject to a Margin Call under Section 4.01(a) above is not eliminated in full by way of a reallocation of Additional Purchase Advance Available Amounts pursuant to this Section 4.01(c), Seller shall fully cure the related Margin Deficit in accordance with Section 4.01(a) within the time period set forth in Section 4.01(a).

(d) Buyer’s election not to deliver, or to forbear from delivering, a Margin Call notice at any time there is a Margin Deficit shall not waive or be deemed to waive such Margin Deficit or in any way limit, stop or impair Buyer’s right to deliver a Margin Call notice at any time when the same or any other Margin Deficit exists for the same or any other Purchased Asset (and the conditions to delivery of such Margin Call under Section 4.01(a) above are satisfied). Buyer’s rights relating to Margin Deficits under this Section 4.01 are cumulative and in addition to and not in lieu of any other rights of Buyer under the Repurchase Documents or Requirements of Law.

(e) All cash transferred to Buyer pursuant to this Section 4.01 with respect to a Purchased Asset shall be deposited into the Waterfall Account, except as directed by Buyer, and notwithstanding any provision in Section 5.02 to the contrary, shall be applied to reduce the Purchase Price of such Purchased Asset. Immediately after the satisfaction by Seller of each Margin Call hereunder, Seller and Buyer shall execute and deliver the appropriate amended and restated Confirmations.

Section 4.02 Additional Provisions Regarding Margin Calls. Certain additional terms and provisions concerning Margin Calls are set forth in Section VIII of the Fee and Pricing Letter, and are incorporated herein by reference.

ARTICLE 5

APPLICATION OF INCOME

Section 5.01 Waterfall Account. The Waterfall Account shall be established at Deposit Account Bank. The customary related fees and expenses of Deposit Account Bank in connection with maintaining the Waterfall Account shall be the sole responsibility of Seller. Buyer shall have sole dominion and control (including, without limitation, “control” within the meaning of Section 9-104(a)(2) of the UCC) over the Waterfall Account, pursuant to the Controlled

Account Agreement. Neither Seller nor any Person claiming through or under Seller shall have any claim to or interest in the Waterfall Account. All Income received by Seller, Buyer, any Servicer or Deposit Account Bank in respect of the Purchased Assets, shall be transferred by Servicer from the Servicing Agreement Account into the Waterfall Account within two (2) Business Days of receipt thereof (or, in the case of Servicer, in accordance with the applicable provisions of the Servicing Agreement and the related Servicer Notice). All such Income, once deposited in the Waterfall Account, shall be applied to and remitted by Deposit Account Bank in accordance with this Article 5.

Section 5.02 No Material Default or Event of Default Exists; Maximum Amount Not Exceeded; Third Extended Maturity Date Has Not Occurred. If (x) no Material Default or Event of Default has occurred and is continuing, (y) the aggregate Repurchase Price of all Purchased Assets subject to Transactions then outstanding is less than or equal to the Maximum Amount and (z) the Third Extended Maturity Date has not occurred, all Income deposited into the Waterfall Account during each Pricing Period shall be applied by Deposit Account Bank by no later than the next following Remittance Date (except as otherwise expressly provided below) in the following order of priority:

first, to pay all then-currently due and payable servicing fees to Buyer (or its designated Servicer), and to reimburse Buyer (or its designated Servicer) for any and all costs, expenses, advances and similar amounts incurred by Buyer (or its designated Servicer) in connection with the servicing of the Purchased Assets;

second, to the extent such payments are actually remitted by the Underlying Obligor to the Waterfall Account, to remit the tax (and insurance, if applicable) escrow portion and any tenant improvement, capital expenditure or other reserve portion of any payments received from each Underlying Obligor to the respective escrow agents pursuant to the escrow agreements or the Purchased Asset Documents for the underlying Whole Loans, and whether or not any event of default exists with respect to the related Whole Loan, but solely to the extent such amounts have not already been so remitted;

third, to pay to Buyer an amount equal to the Price Differential accrued with respect to all Purchased Assets as of such Remittance Date;

fourth, to pay to Buyer an amount equal to all default interest, late fees, fees, expenses and Indemnified Amounts then due and payable from Seller and other applicable Persons to Buyer under the Repurchase Documents;

fifth, to pay to Buyer an amount sufficient to eliminate any outstanding Margin Deficit (without limiting Seller’s obligation to satisfy a Margin Deficit in a timely manner as required by Section 4.01);

sixth, to pay any custodial fees and expenses due and payable under the Custodial Agreement;

seventh, for each Purchased Asset, to pay the Applicable Percentage of any Principal Payment to Buyer, to be applied by Buyer within one (1) Business Day of receipt to reduce the outstanding Purchase Price of the applicable Purchased Asset (with the balance of such

Principal Payment to be paid to Seller within three (3) Business Days of receipt in accordance with priority ninth below, subject to all other priorities set forth in this Section 5.02);

eighth, to pay Buyer any other amounts due and payable from Seller and other applicable Persons to Buyer under the Repurchase Documents (including, without limitation, any additional amounts required to be paid to Buyer pursuant to Section 3.04(c));

ninth, to pay to Seller any remainder for its own account, subject, however, to the covenants and other requirements of the Repurchase Documents.

Section 5.03 A Material Default or Event of Default Exists; Maximum Amount Exceeded; Third Extended Maturity Date Has Occurred. If a Material Default or an Event of Default exists, or the aggregate Repurchase Price of all Purchased Assets subject to Transactions then outstanding exceeds the Maximum Amount, or the Third Extended Maturity Date has occurred, all Income deposited into the Waterfall Account in respect of the Purchased Assets shall be applied by Deposit Account Bank, on the Business Day next following the Business Day on which each amount of Income is so deposited, in the following order of priority:

first, to pay all then-currently due and payable servicing fees to Buyer (or its designated Servicer), and to reimburse Buyer (or its designated Servicer) for any and all costs, expenses, advances and similar amounts incurred by Buyer (or its designated Servicer) in connection with the servicing of the Purchased Assets;

second, to the extent such payments are actually remitted by the Underlying Obligor to the Waterfall Account, to remit the tax (and insurance, if applicable) escrow portion of any payments received from each Underlying Obligor to the respective escrow agents pursuant to the escrow agreements or other Purchased Asset Documents for the related Whole Loan, and whether or not any event of default exists with respect to the related Whole Loan;

third, to pay to Buyer an amount equal to the Price Differential accrued with respect to all Purchased Assets as of such Remittance Date;

fourth, to pay to Buyer an amount equal to all default interest, late fees, fees, expenses and Indemnified Amounts then due and payable from Seller and other applicable Persons to Buyer under the Repurchase Documents;

fifth, to pay any custodial fees and expenses due and payable under the Custodial Agreement;

sixth, to pay to Buyer an amount equal to the aggregate Repurchase Price of all Purchased Assets (to be applied in such order and in such amounts as determined by Buyer, until such Purchase Price has been reduced to zero) plus all other amounts due to Buyer under the Repurchase Documents;

seventh, to pay to Buyer all other Repurchase Obligations due to Buyer, in such order and in such amounts as Buyer shall determine in its discretion; and

eighth, to pay to Seller any remainder for its own account.

Section 5.04 [Reserved].

Section 5.05 Seller to Remain Liable. If the amounts remitted to Buyer as provided in Sections 5.02 and 5.03 are insufficient to pay all amounts due and payable from Seller to Buyer under this Agreement or any Repurchase Document on a Remittance Date, a Repurchase Date or Maturity Date, whether due to the occurrence of an Event of Default or otherwise, Seller shall remain liable to Buyer for payment of all such amounts when due.

ARTICLE 6

CONDITIONS PRECEDENT

Section 6.01 Conditions Precedent to Initial Transaction. Buyer shall not be obligated to enter into any Transaction or purchase any Asset until the following conditions have been satisfied as determined, or waived by Buyer, on and as of the Closing Date (or, in the case of clause (a)(vi) below, as of the initial Purchase Date following the Closing Date):

(a) Buyer has received the following documents, each dated as of the Closing Date unless otherwise specified: (i) each Repurchase Document duly executed and delivered by the parties thereto, (ii) an official good standing certificate or its documentary equivalent dated a recent date with respect to Seller, Pledgor and Guarantor (including, with respect to Seller, in each jurisdiction where any Mortgaged Property is located to the extent necessary for Buyer to enforce its rights and remedies thereunder), (iii) certificates of the secretary or an assistant secretary of Seller, Pledgor and Guarantor with respect to attached copies of the Governing Documents and applicable resolutions of Seller, Pledgor and Guarantor, and the incumbencies and signatures of officers of Seller, Pledgor and Guarantor executing the Repurchase Documents to which each is a party, evidencing the authority of Seller and Guarantor with respect to the execution, delivery and performance thereof, (iv) a Closing Certificate, (v) an executed Power of Attorney, (vi) such opinions from counsel to Seller, Pledgor and Guarantor as Buyer may require, including with respect to corporate matters (including, without limitation, the valid existence and good standing of Seller, Guarantor and Pledgor and the enforceability of their respective operating agreements), the due authorization, execution, delivery and enforceability of each of the Repurchase Documents, non-contravention, no consents or approvals required other than those that have been obtained, first priority perfected security interests in the Purchased Assets, the Pledged Collateral and any other collateral pledged pursuant to the Repurchase Documents, Investment Company Act matters, and the applicability of Bankruptcy Code safe harbors, (vii) a duly completed Compliance Certificate, and (viii) all other documents, certificates, information, financial statements, reports, approvals and opinions of counsel as Buyer may require;

(b) (i) UCC financing statements have been filed against Seller and Pledgor in all filing offices required by Buyer, (ii) Buyer has received such searches of UCC filings, tax liens, judgments, pending litigation and other matters relating to Seller and the Purchased Assets as Buyer may require, (iii) the results of such searches are satisfactory to Buyer and (iv) all original certificates evidencing all ownership interests in Seller, which interests shall be in certificated form pursuant to Section 8-103 of the UCC, together with executed original copies of all necessary blank transfer documents, have been delivered to Custodian;

(c) Buyer has received payment from Seller of all fees and expenses then payable under this Agreement, as contemplated by Section 13.02 and by the applicable provisions of the Fee and Pricing Letter;

(d) Buyer has completed to its satisfaction such due diligence (including, Buyer’s “Know Your Customer”, Anti-Corruption Laws, Sanctions and Anti-Money Laundering Laws diligence, and any information required to be obtained by Buyer pursuant to the Beneficial Ownership Regulation) and modeling as it may require; and

(e) Buyer shall have received, sufficiently in advance of (but in any event not less than three (3) Business Days prior to) the Closing Date a Beneficial Ownership Certification in relation to Seller to the extent that Seller qualifies as a “legal entity customer” under the Beneficial Ownership Regulation.

Section 6.02 Conditions Precedent to All Transactions. Buyer shall not be obligated to enter into any Transaction, purchase any Asset, or be obligated to take, fulfill or perform any other action hereunder, until the following additional conditions have been satisfied as determined by or waived by Buyer, with respect to each Asset on and as of the Purchase Date (including the first Purchase Date) therefor:

(a) Buyer has received the following documents for each prospective Purchased Asset: (i) [reserved], (ii) an Underwriting Package, (iii) a Confirmation, (iv) the related Servicing Agreement(s), if a copy was not previously delivered to Buyer, (v) a Servicer Notice, if not previously delivered to Servicer, (vi) a trust receipt and other items required to be delivered under the Custodial Agreement, (vii) with respect to any Wet Mortgage Asset, a Bailee Agreement, and (viii) all other documents, certificates, information, financial statements, reports and approvals as Buyer may require (provided, however, that with respect to any Wet Mortgage Asset, delivery of the foregoing items in accordance with the provisions of Sections 3.01(g) and (h) shall be deemed to satisfy the conditions of this Section 6.01(a) (unless otherwise determined in the discretion of Buyer));

(b) immediately before such Transaction and after giving effect thereto and to the intended use thereof, no Representation Breach (including with respect to any Purchased Asset), Default, Event of Default, Margin Deficit or Material Adverse Effect exists;

(c) Buyer has completed its due diligence review of the Underwriting Package, Purchased Asset Documents and such other documents, records and information as Buyer deems appropriate, and the results of such reviews are satisfactory to Buyer;

(d) Buyer has (i) determined that such Asset is an Eligible Asset, (ii) approved the purchase of such Asset and determined the Initial PPV for such Asset, (iii) determined that each such Asset has adequate structure, stabilized Debt Yield and stabilized loan‑to‑value ratio (each as determined in Buyer’s sole and absolute discretion to Buyer’s last dollar), (iv) obtained all necessary internal credit and other approvals for such Transaction, and (v) executed the Confirmation;

(e) immediately after giving effect to such Transaction, the aggregate outstanding Purchase Price of all Transactions does not exceed the Maximum Amount and no Sub-Limit is exceeded;

(f) the Repurchase Date specified in the Confirmation is not later than the Maturity Date;

(g) Seller has satisfied all requirements and conditions and has performed all covenants, duties, obligations and agreements contained in the other Repurchase Documents to be performed by Seller on or before the Purchase Date;

(h) to the extent the related Purchased Asset Documents contain notice, cure and other provisions in favor of a pledgee under a repurchase or warehouse facility, and without prejudice to the sale treatment of such Asset to Buyer, Buyer has received satisfactory evidence that Seller has given notice to the applicable Persons of Buyer’s interest in such Asset and otherwise satisfied any other applicable requirements under such pledgee provisions so that Buyer is entitled to the rights and benefits of a pledgee under such pledgee provisions;

(i) prior to entering into such Transaction, Buyer shall have determined that Guarantor’s Fixed Charge Coverage Ratio (as defined in the Guarantee Agreement) for the most recent Test Period (as defined in the Guarantee Agreement) is not less than 1.4 to 1.00;

(j) Custodian shall have received executed blank assignments of all Purchased Asset Documents, if applicable, in appropriate form for recording in the jurisdiction in which the underlying real estate is located (the “Blank Assignment Documents”);

(k) for all Assets acquired from or originated by (whether directly or indirectly) an Affiliate of Seller (other than any Asset acquired directly or indirectly from and/or originated by Guarantor or any Subsidiary of Guarantor), if requested by Buyer, a true sale opinion from counsel to Seller in form and substance reasonably satisfactory to Buyer; and

(l) if the Purchased Asset is a STWD Affiliate Pari Passu Interest, Buyer shall have received a STWD Affiliate Co-Lender Agreement with respect to such Purchased Asset in the form of Exhibit H and otherwise in form and substance acceptable to Buyer in its discretion, duly completed and executed by each of the parties thereto.

Each Confirmation delivered by Seller shall constitute a certification by Seller that all of the conditions precedent in this Article 6 have been satisfied, unless any such condition precedent was expressly waived in the related Confirmation.

The failure of Seller to satisfy any of the conditions precedent in this Article 6 with respect to any Transaction or Purchased Asset shall, unless such failure was set forth in an exceptions schedule to the relevant Confirmation or otherwise waived in writing by Buyer on or before the related Purchase Date, give rise to the right of Buyer at any time to rescind the related Transaction, whereupon Seller shall immediately pay to Buyer the Repurchase Price of such Purchased Asset.

ARTICLE 7

REPRESENTATIONS AND WARRANTIES OF SELLER

Seller represents and warrants to Buyer, on and as of the date of this Agreement, each Purchase Date, and, except as otherwise expressly provided below, at all times when any Repurchase Document or Transaction is in full force and effect:

Section 7.01 Seller. Seller has been duly organized and validly exists in good standing as a limited liability company under the laws of the State of Delaware. Seller (a) has all requisite power, authority, legal right, licenses and franchises, (b) is duly qualified to do business in all jurisdictions necessary, and (c) has been duly authorized by all necessary action, to (w) own, lease and operate its properties and assets, (x) conduct its business as presently conducted, (y) execute, deliver and perform its obligations under the Repurchase Documents to which it is a party, and (z) originate, service, acquire, own, sell, assign, pledge and repurchase the Purchased Assets. Seller’s exact legal name is set forth in the preamble and signature pages of this Agreement. Seller’s location (within the meaning of Article 9 of the UCC), chief executive office and the office where Seller keeps all records (within the meaning of Article 9 of the UCC) relating to the Purchased Assets is at the address of Seller referred to in Annex 1. Seller has not changed its name or location within the past twelve (12) months. Seller 1’s organizational identification number is 3005882 and its tax identification number is 99-0982803. Seller 2’s organizational identification number is 3005858 and its tax identification number is 99-1044622. Seller 1 is a wholly‑owned Subsidiary of SCREDIT Mortgage Funding, LLC. Seller 2 is a wholly‑owned Subsidiary of SCREDIT Mortgage Funding BC, LLC. The fiscal year of Seller is the calendar year. Seller has no Indebtedness, Contractual Obligations or investments other than (a) ordinary trade payables, (b) in connection with Assets acquired or originated for the Transactions, and (c) under the Repurchase Documents. Each of Seller 2 and Seller 2-A have no Guarantee Obligations. Each of Seller 1 and Seller 2 have no Subsidiaries.

Section 7.02 Repurchase Documents. Each Repurchase Document to which Seller is a party has been duly executed and delivered by Seller and constitutes the legal, valid and binding obligation of Seller enforceable against Seller in accordance with its terms, except as such enforceability may be limited by Insolvency Laws and general principles of equity. The execution, delivery and performance by Seller of each Repurchase Document to which it is a party do not and will not (a) conflict with, result in a breach of, or constitute (with or without notice or lapse of time or both) a default under, any (i) Governing Document, Indebtedness, Guarantee Obligation or Contractual Obligation applicable to Seller or any of its properties or assets, (ii) Requirements of Law, or (iii) approval, consent, judgment, decree, order or demand of any Governmental Authority, or (b) result in the creation of any Lien (other than, except with respect to any Purchased Asset, any Liens granted pursuant to or by the Repurchase Documents) on any of the properties or assets of Seller. All approvals, authorizations, consents, orders, filings, notices or other actions of any Person or Governmental Authority required for the execution, delivery and performance by Seller of the Repurchase Documents to which it is a party and the sale of and grant of a security interest in each Purchased Asset to Buyer, have been obtained, effected, waived or given and are in full force and effect. The execution, delivery and performance of the Repurchase Documents do not require compliance by Seller with any “bulk sales” or similar law. Except as disclosed to Buyer by or on behalf of Seller in writing prior to the Closing Date or, as applicable, the related Purchase

Date for each Transaction, there is no material litigation, proceeding or investigation pending or, to Seller’s Knowledge, threatened, against Seller, Pledgor or Guarantor before any Governmental Authority (a) asserting the invalidity of any Repurchase Document, (b) seeking to prevent the consummation of any Transaction, or (c) seeking any determination or ruling that could reasonably be expected to have a Material Adverse Effect.

Section 7.03 Solvency. None of Seller, Pledgor or Guarantor is or has ever been the subject of an Insolvency Proceeding. Seller, Pledgor and Guarantor are Solvent and the Transactions do not and will not render Seller, Pledgor or Guarantor not Solvent. Seller is not entering into the Repurchase Documents or any Transaction with the intent to hinder, delay or defraud any creditor of Seller, Pledgor or Guarantor. Seller has received or will receive reasonably equivalent value for the Repurchase Documents and each Transaction. Seller has adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations. Seller is generally able to pay, and as of the date hereof is paying, its debts as they come due.

Section 7.04 Taxes. For U.S. federal income tax purposes, each Seller is a disregarded entity of either the Guarantor or of a taxable REIT subsidiary of Guarantor. Seller, Pledgor and Guarantor have filed all federal income tax returns and all other material tax returns, domestic and foreign, required to be filed by them and have paid all material taxes (including mortgage recording taxes), assessments, fees, and other governmental charges payable by them, or with respect to any of their properties or assets, which have become due and payable, except (i) taxes that are being contested in good faith by appropriate proceedings diligently conducted and for which appropriate reserves have been established in accordance with GAAP or (ii) to the extent the failure to do so could not reasonably be expected to have a Material Adverse Effect.

Section 7.05 Financial Condition. The audited balance sheet of Guarantor as at the fiscal year most recently ended for which such audited balance sheet is available, and the related audited statements of income, stockholders equity, retained earnings and of cash flows for the fiscal year then ended, setting forth in each case in comparative form the figures for the previous year, reported on without a “going concern” or like qualification arising out of the audit conducted by Guarantor’s independent certified public accountants, copies of which have been delivered to Buyer, are complete and correct and present fairly the financial condition of Guarantor as of such date and the results of its operations and cash flows for the fiscal year then ended. All such financial statements, including related schedules and notes, were prepared in accordance with GAAP except as disclosed therein. Except as disclosed to Buyer by or on behalf of Seller in writing prior to the Closing Date or, as applicable, the related Purchase Date for each Transaction, Guarantor does not have any material contingent liability or any long term lease or unusual forward or long term commitment, including any Derivative Contract, which is not reflected in the foregoing statements or notes.

Section 7.06 True and Complete Disclosure. The information, reports, certificates, documents, financial statements, operating statements, forecasts, books, records, files, exhibits and schedules furnished by or on behalf of Seller to Buyer in connection with the Repurchase Documents and the Transactions, when taken as a whole, do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. All written information furnished after the date hereof by or on behalf of Seller to Buyer in connection with the Repurchase Documents and the Transactions will be true, correct and complete in all material respects, or in the case of projections will be based on reasonable estimates prepared and presented in good faith, in each case, on the date as of which such information is stated or certified.

Section 7.07 Compliance with Laws. Seller has complied in all material respects with all Requirements of Laws, and, to Seller’s Actual Knowledge, no Purchased Asset contravenes any Requirements of Laws in any material respect. None of Seller, Guarantor nor any Subsidiaries of Seller or Guarantor, nor to the knowledge of Seller or Guarantor, any Affiliate of Seller or Guarantor (i) is in violation of any Sanctions or (ii) is a Sanctioned Target. The proceeds of any Transaction have not been and will not be used, directly or indirectly, to fund any operations in, finance any investments or activities in or make any payments to a Sanctioned Target or otherwise in violation of Sanctions, Anti‑Corruption Laws or Anti‑Money Laundering Laws. None of Seller, Pledgor or Guarantor (a) is or is controlled by an “investment company” as defined in such Act or is exempt from the provisions of the Investment Company Act, (b) is a “broker” or “dealer” as defined in, or could be subject to a liquidation proceeding under, the Securities Investor Protection Act of 1970, or (c) is subject to regulation by any Governmental Authority limiting its ability to incur the Repurchase Obligations. No properties presently or previously owned or leased by Seller, Pledgor or Guarantor, to the Knowledge of Seller, contain or previously contained any Materials of Environmental Concern that constitute or constituted a violation of Environmental Laws or reasonably could be expected to give rise to liability of Seller, Pledgor or Guarantor thereunder. Seller has no Actual Knowledge of any violation, alleged violation, non‑compliance, liability or potential liability of Seller, Pledgor or Guarantor under any Environmental Law. Materials of Environmental Concern have not been Released in violation of Environmental Laws or in a manner that reasonably could be expected to give rise to liability of Seller, Pledgor or Guarantor thereunder. Seller and all Affiliates of Seller are in compliance with all Anti‑Corruption Laws. Neither Seller nor any Affiliate of Seller has made, offered, promised or authorized a payment of money or anything else of value (a) in order to assist in obtaining or retaining business for or with, or directing business to, any foreign official, foreign political party, party official or candidate for foreign political office, (b) to any foreign official, foreign political party, party official or candidate for foreign political office, or (c) with the intent to induce the recipient to misuse his or her official position to direct business wrongfully to Seller, any Affiliate of Seller or any other Person, in violation of any Anti‑Corruption Law.

Section 7.08 Compliance with ERISA. (a) Neither Seller has any employees as of the date of this Agreement. Except as would not reasonably be expected to have a Material Adverse Effect, no Seller, Pledgor, Guarantor or any ERISA Affiliate sponsors, maintains, contributes to, or has any liability in respect of any Plan or Multiemployer Plan.

(b) Each of each Seller, Pledgor and Guarantor either (i) qualifies as a VCOC or a REOC, (ii) complies with an exception set forth in the Plan Asset Regulations such that the assets of such Person would not be subject to Title I of ERISA and/or Section 4975 of the Code, or (iii) does not hold any “plan assets” within the meaning of the Plan Asset Regulations.

(c) Assuming that no portion of the Purchased Assets are funded by Buyer with “plan assets” within the meaning of the Plan Asset Regulations, none of the transactions contemplated by the Repurchase Documents will constitute a nonexempt prohibited transaction

(as such term is defined in Section 4975 of the Code or Section 406 of ERISA) that could subject Buyer to any tax or penalty or prohibited transactions imposed under Section 4975 of the Code or Section 502(i) of ERISA.

Section 7.09 No Default, Material Adverse Effect or Mark to Zero Event. As of each of the Closing Date and the Purchase Date for each Transaction hereunder, no Event of Default and, to Seller’s Knowledge, no Default exists. Seller believes that it is and will be able to pay and perform each agreement, duty, obligation and covenant contained in the Repurchase Documents and Purchased Asset Documents to which it is a party, and except as disclosed to Buyer by or on behalf of Seller in writing prior to the Closing Date or, as applicable, the related Purchase Date for each Transaction, that it is not subject to any agreement, obligation, restriction or Requirements of Law which would unduly burden its ability to do so or could reasonably be expected to have a Material Adverse Effect. Except as disclosed to Buyer by or on behalf of Seller in writing, prior to the Closing Date or, as applicable, the related Purchase Date for each Transaction, Seller has no Knowledge of any actual or prospective development, event or other fact that could reasonably be expected to have a Material Adverse Effect. No Internal Control Event has occurred.

Section 7.10 Purchased Assets. Each Purchased Asset is an Eligible Asset. Each representation and warranty of Seller set forth in the Repurchase Documents (including those set forth in Schedule 1(a), 1(b), 1(c) or 1(d) applicable to the Class of such Purchased Asset) and the Purchased Asset Documents with respect to each Purchased Asset is true and correct. Seller has delivered to Custodian true, correct and complete copies of the Purchased Asset Documents, as applicable, relating to each Purchased Asset. Except as disclosed to Buyer by or on behalf of Seller in writing, Seller has no Actual Knowledge of any fact which could reasonably lead it to expect that any Purchased Asset will not be paid in full. None of the Purchased Asset Documents has any marks or notations indicating that it has been sold, assigned, pledged, encumbered or otherwise conveyed to any Person other than Buyer. If any Purchased Asset Document requires the holder or transferee of the related Purchased Asset to be a qualified transferee, qualified institutional lender or qualified lender (however defined), Seller meets such requirement. Assuming that Buyer also meets such requirement, the assignment and pledge of such Purchased Asset to Buyer pursuant to the Repurchase Documents do not violate such Purchased Asset Document. Seller and all Affiliates of Seller have sold and transferred all Servicing Rights with respect to the Purchased Assets to Buyer.

Section 7.11 Purchased Assets Acquired from Transferors. With respect to each Purchased Asset purchased by Seller or an Affiliate of Seller from a Transferor, (a) such Purchased Asset was acquired and transferred pursuant to a Purchase Agreement, (b) such Transferor received reasonably equivalent value in consideration for the transfer of such Purchased Asset, (c) no such transfer was made for or on account of an antecedent debt owed by such Transferor to Seller or an Affiliate of Seller, (d) no such transfer is or may be voidable or subject to avoidance under the Bankruptcy Code, and (e) the representations and warranties made by such Transferor to Seller or such Affiliate in such Purchase Agreement are hereby incorporated herein mutatis mutandis and are hereby remade by Seller to Buyer on each date as of which they speak in such Purchase Agreement.

Section 7.12 Transfer and Security Interest. The Repurchase Documents constitute a valid and effective transfer to Buyer of all right, title and interest of Seller in, to and under all Purchased Assets (together with all related Servicing Rights), free and clear of any Liens. With respect to the protective security interest granted by Seller in Section 11.01, upon the delivery of the Confirmations and the Purchased Asset Documents to Custodian, the execution and delivery of the Controlled Account Agreement and the filing of the UCC financing statements as provided herein, such security interest shall be a valid first priority perfected security interest to the extent such security interest can be perfected by possession, filing or control under the UCC (to the extent such filings are required to be made or possession or control is granted pursuant to the Repurchase Documents and other than Liens granted pursuant to or by the Repurchase Documents). Upon receipt by Custodian of each Purchased Asset Document required to be endorsed in blank by Seller and payment by Buyer of the Purchase Price for the related Purchased Asset, Buyer shall either (a) own such Purchased Asset and the related Purchased Asset Documents or (b) have a valid first priority perfected security interest in such Purchased Asset and the related Purchased Asset Documents. At Buyer’s election (and at Buyer’s sole cost and expense, or if completed and recorded following a Material Default or Event of Default, at Seller’s sole cost and expense), Buyer or any nominee or agent of Buyer may complete and record any or all of the Blank Assignment Documents as further evidence of Buyer’s ownership interest in the related Purchased Asset Documents. The Purchased Assets constitute the following, as defined in the UCC, as applicable: a general intangible, instrument, investment property, security, deposit account, financial asset, uncertificated security, securities account, or security entitlement. Seller has not authorized the filing of and is not aware of any UCC financing statements filed against Seller as debtor that include the Purchased Assets, other than any financing statement that has been terminated or filed pursuant to this Agreement.

Section 7.13 No Broker. Neither Seller nor any Affiliate of Seller has dealt with any broker, investment banker, agent or other Person, except for Buyer or an Affiliate of Buyer, who may be entitled to any commission or compensation in connection with any Transaction.

Section 7.14 Separateness. Seller is in compliance with the requirements of Article 9.

Section 7.15 [Reserved].

Section 7.16 Investment Company Act. None of Seller, Guarantor or any Affiliate of Seller or Guarantor is an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act, or otherwise required to register thereunder. Seller is exempt from the registration requirements of the Investment Company Act pursuant to an exemption other than the exemptions set forth in Section 3(c)(1) and 3(c)(7) of the Investment Company Act.

Section 7.17 Anti-Money Laundering Laws and Anti-Corruption Laws. The operations of each of Seller and Guarantor are, and have been, conducted at all times in compliance with all applicable Anti-Money Laundering Laws and Anti-Corruption Laws. No litigation, regulatory or administrative proceedings of or before any court, tribunal or agency with respect to any Anti-Money Laundering Laws or Anti-Corruption Laws have been started or (to the best of its knowledge and belief) threatened against each of Seller and Guarantor or to the knowledge of Seller or Guarantor, any Affiliates of Seller or Guarantor.

Section 7.18 Sanctions. Certain terms and provisions regarding Sanctions are set forth in the Fee and Pricing Letter, and are hereby incorporated by reference.

Section 7.19 Beneficial Ownership Certification. The information included in each Beneficial Ownership Certification is true and correct in all respects.

ARTICLE 8

COVENANTS OF SELLER

From the Closing Date until the Repurchase Obligations are indefeasibly paid in full and the Repurchase Documents are terminated, Seller shall perform and observe the following covenants, which shall be given independent effect:

Section 8.01 Existence; Governing Documents; Conduct of Business. Seller shall (a) preserve and maintain its legal existence, (b) qualify and remain qualified in good standing in each jurisdiction where the failure to be so qualified would have a Material Adverse Effect, (c) comply with its Governing Documents, including all special purpose entity provisions and (d) not modify, amend or terminate its Governing Documents in any material respect, without Buyer’s prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed, or divide itself into two or more separate limited liability companies. Seller shall (a) continue to engage in the same (and no other) general lines of business as presently conducted by it, (b) maintain and preserve all of its material rights, privileges, licenses and franchises necessary for the operation of its business, and (c) maintain Seller’s status as a qualified transferee, qualified lender or any similar term (however defined) if and to the extent required under the Purchased Asset Documents. Seller shall not (A) change its name, organizational number, tax identification number, fiscal year, method of accounting, identity, structure or jurisdiction of organization (or have more than one such jurisdiction), move the location of its principal place of business and chief executive office, as defined in the UCC) from the location referred to in Section 7.01, (B) move, or consent to Custodian moving, the Purchased Asset Documents from the location thereof on the applicable Purchase Date for the related Purchased Asset, unless in each case Seller has given at least thirty (30) days prior notice to Buyer and has taken all actions required under the UCC to continue the first priority perfected security interest of Buyer in the Purchased Assets. Seller shall enter into each Transaction as principal, unless Buyer agrees before a Transaction that Seller may enter into such Transaction as agent for a principal and under terms and conditions disclosed to Buyer.

Section 8.02 Compliance with Laws, Contractual Obligations and Repurchase Documents. Seller shall comply in all material respects with each and every Requirements of Law, including those relating to any Purchased Asset and to the reporting and payment of taxes. No part of the proceeds of any Transaction shall be used for any purpose that violates Regulation T, U or X of the Board of Governors of the Federal Reserve System. Seller shall maintain the Custodial Agreement and Controlled Account Agreement in full force and effect. Seller shall not directly or indirectly enter into any agreement that would be violated or breached by any Transaction or the performance by Seller of any Repurchase Document.

Section 8.03 Structural Changes. Seller shall not enter into merger or consolidation, or adopt, file, or effect a Division, or liquidate, wind up or dissolve, or sell all or substantially all of its assets or properties (except in the ordinary course of its business or as contemplated herein), or permit any changes in the ownership of its Equity Interests which results in a Change of Control of Seller, without the consent of Buyer (unless, in any of the foregoing cases, the Repurchase Obligations are paid in full in connection with any such transaction). Seller shall ensure that all direct Equity Interests of Seller shall continue to be directly owned by the owner or owners thereof as of the date hereof. Seller shall ensure that neither the Equity Interests of Seller nor any property or assets of Seller shall be pledged to any Person other than Buyer. Seller shall not enter into any transaction with an Affiliate of Seller unless such transaction is on market and arm’s‑length terms and conditions.

Section 8.04 Protection of Buyer’s Interest in Purchased Assets. With respect to each Purchased Asset, Seller shall take all action necessary or required by the Repurchase Documents, the Purchased Asset Documents and each and every Requirements of Law, or requested by Buyer, to perfect, protect and more fully evidence Buyer’s ownership of and first priority perfected security interest in such Purchased Asset and related Purchased Asset Documents, including executing or causing to be executed (a) such other instruments or notices as may be necessary or appropriate and filing and maintaining effective UCC financing statements, continuation statements and assignments and amendments thereto, and (b) all documents necessary to both collaterally and absolutely and unconditionally assign all rights (but none of the obligations) of Seller under each Purchase Agreement, in each case as additional collateral security for the payment and performance of each of the Repurchase Obligations, to the extent permitted under the terms of each related Purchase Agreement. Seller authorizes Buyer and its counsel to file UCC financing statements, describing the collateral as “all assets of Seller, whether now owned or existing or hereafter acquired or arising and all proceeds and products thereof” or words to that effect. Seller shall comply with all requirements of the Custodial Agreement with respect to each Purchased Asset, including the delivery to Custodian of all required Purchased Asset Documents. Should Seller fail to deliver any Purchased Asset Document to Custodian on a timely basis as required under the Custodial Agreement, Seller shall make best efforts to effect such delivery as soon as possible thereafter. Seller shall (a) not assign, sell, transfer, pledge, hypothecate, grant, create, incur, assume or suffer or permit to exist any security interest in or Lien on any Purchased Asset to or in favor of any Person other than Buyer, (b) defend such Purchased Asset against, and take such action as is necessary to remove, any such Lien, and (c) defend the right, title and interest of Buyer in and to all Purchased Assets against the claims and demands of all Persons whomsoever. Notwithstanding the foregoing, (i) if Seller grants a Lien on any Purchased Asset in violation of this Section 8.04 or any other Repurchase Document, Seller shall be deemed to have simultaneously granted an equal and ratable Lien on such Purchased Asset in favor of Buyer to the extent such Lien has not already been granted to Buyer; provided, that such equal and ratable Lien shall not cure any resulting Default or Event of Default, and (ii) to the extent any additional limited liability company is formed by a Division of Seller (and without prejudice to Sections 8.01, 8.03 and 9.01 hereof), Seller shall cause any such Division LLC to assign, pledge and grant to Buyer, for no additional consideration, all of its assets, and shall cause any owner of each such Division LLC to pledge all of the Equity Interests and any rights in connection therewith of each such Division LLC to Buyer, for no additional consideration, in support of all Repurchase Obligations in the same manner and to the same extent as the assignment, pledge and grant by Seller of all of Seller’s assets hereunder, and in the same manner and to the same extent as the pledge by the related Pledgor of all of such Pledgor’s right, title and interest in all of the Equity Interests of Seller and any rights in connection therewith, in each case pursuant to the related Pledge Agreement. Seller shall not materially amend, modify, waive or terminate any provision of any Purchase Agreement or the Servicing Agreement. Seller shall not, or permit any Servicer to make or enter into any Material Modification to any Purchased Asset, Purchased Asset Document without Buyer’s prior written consent; provided, however, that (i) if any Material Modification is made with respect to a NCPPP Purchased Asset without Buyer’s consent, such Material Modification shall not constitute a breach of this sentence if Seller did not have the right to consent to same and (ii) if any Material Modification is made with respect to any STWD Affiliate Pari Passu Mortgage Loan, Buyer shall be deemed to have granted its consent to such Material Modification with respect to such STWD Affiliate Pari Passu Mortgage Loan for all purposes under this Agreement if (1) Buyer shall have granted its consent to such Material Modification under the STWD Affiliate Agreement and (2) Seller notifies Buyer pursuant to this Agreement at the time that Seller requests consent to such Material Modification that Seller’s Affiliate is also requesting consent to such Material Modification under the STWD Affiliate Agreement. Seller shall mark its computer records and tapes to evidence the interests granted to Buyer hereunder. Seller shall not take any action to cause any Purchased Asset that is not evidenced by an instrument or chattel paper (as defined in the UCC) to be so evidenced. If a Purchased Asset becomes evidenced by an instrument or chattel paper, the same shall be immediately delivered to Custodian on behalf of Buyer, together with endorsements required by Buyer.

Section 8.05 Actions of Seller Relating to Distributions, Indebtedness, Guarantee Obligations, Contractual Obligations, Investments and Liens. At any time after the occurrence and during the continuance of any Default under Sections 10.01(a) or 10.01(f) or any Event of Default, Seller shall not declare or make any payment on account of, or set apart assets for, a sinking or similar fund for the purchase, redemption, defeasance, retirement or other acquisition of any Equity Interest of Seller, Pledgor or Guarantor, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of Seller. Seller shall not contract, create, incur, assume or permit to exist any Indebtedness, Guarantee Obligations, Contractual Obligations or Investments, except to the extent (a) arising or existing under the Repurchase Documents, (b) existing as of the Closing Date, as referenced in the financial statements delivered to Buyer prior to the Closing Date, and any renewals, refinancings or extensions thereof in a principal amount not exceeding that outstanding as of the date of such renewal, refinancing or extension, (c) incurred after the Closing Date to originate or acquire Assets or to provide funding with respect to Assets, and (d) unsecured trade payables and personal property leases and financings incurred in the ordinary course of business, so long as the maximum outstanding amount of all liabilities described in this clause (d) shall at no time exceed an amount equal to five hundred thousand dollars ($500,000) (it being agreed that, for purposes hereof, "trade payables" shall not include unpaid legal fees and unpaid transaction costs in connection with the execution of this Agreement, the acquisition or origination of any Purchased Asset or any Transaction under this Agreement). Seller shall not (I) contract, create, incur, assume or permit to exist any Lien on or with respect to any of its property or assets (including the Purchased Assets) of any kind (whether real or personal, tangible or intangible), whether now owned or hereafter acquired, other than, except with respect to any Purchased Asset, any Permitted Liens, or (II) except as provided in the preceding clause (I), grant, allow or enter into any agreement or arrangement with any Person that prohibits or restricts or purports to prohibit or restrict the granting of any Lien on any of the foregoing.

Section 8.06 Maintenance of Records. Seller shall keep and maintain all documents, books, records and other information (including with respect to the Purchased Assets) that are reasonably necessary or advisable in the conduct of its business.

Section 8.07 Sub-Limits. Each Seller shall comply at all times during the Funding Period with all applicable Sub-Limits, determined on an aggregate basis.

Section 8.08 Delivery of Income. Seller shall cause each Underlying Obligor with respect to each Purchased Asset (and/or, if applicable, the related administrative agent or paying agent with respect to a Senior Interest) to be instructed to remit all Income relating to the Purchased Assets to the Servicing Agreement Account. Each Servicer Notice shall require, and Seller shall cause Servicer to, transfer all Income for each Purchased Asset into the Waterfall Account in accordance with Section 5.01 hereof on the day the related payments are due in accordance with the term so the Servicing Agreement and the related Servicer Notice. Seller and Servicer shall, in connection with each principal payment or prepayment under a Purchased Asset, provide or cause to be provided to Buyer sufficient detail to enable Buyer to identify the Purchased Asset to which such payment applies. If Seller receives any rights, whether in addition to, in substitution of, as a conversion of, or in exchange for any Purchased Assets, or otherwise in respect thereof, Seller shall accept the same as Buyer’s agent, hold the same in trust for Buyer and immediately deliver the same to Buyer or its designee in the exact form received, together with duly executed instruments of transfer, stock powers or assignment in blank and such other documentation as Buyer shall reasonably request. If any Income is received by Seller, Pledgor, Guarantor or any Affiliate of Seller, Pledgor or Guarantor, Seller shall deposit such Income into the Waterfall Account within two (2) Business Days after receipt, and, until so deposited, hold such Income in trust for Buyer, segregated from other funds of Seller.

Section 8.09 Delivery of Financial Statements and Other Information. Seller shall deliver the following to Buyer, as soon as available and in any event within the time periods specified:

(a) no later than the earlier of (x) sixty (60) days after the end of the first three (3) fiscal quarters and (y) simultaneously with the filing of the related reports with the Securities and Exchange Commission, (i) the unaudited balance sheets of Guarantor as at the end of such period, (ii) the related unaudited statements of income, retained earnings and cash flows for such period and the portion of the fiscal year through the end of such period, setting forth in each case in comparative form the figures for the previous year, and (iii) a Compliance Certificate;

(b) no later than the earlier of (x) ninety (90) days after the end of each fiscal year of Guarantor and (y) simultaneously with the filing of the related reports with the Securities and Exchange Commission, (i) the audited balance sheets of Guarantor as at the end of such fiscal year, (ii) the related statements of income, retained earnings and cash flows for such year, setting forth in each case in comparative form the figures for the previous year, (iii) an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall not be qualified as to scope of audit or going concern and shall state that said financial statements fairly present the financial condition and results of operations of Guarantor as at the end of and for such fiscal year in accordance with GAAP, (iv) a projections of Guarantor of the operating budget and cash flow budget of Guarantor for the following fiscal year, to the extent such is prepared and (v) a Compliance Certificate;

(c) all reports submitted to Guarantor by independent certified public accountants in connection with each annual, interim or special audit of the books and records of Guarantor made by such accountants, including any management letter commenting on Guarantor’s internal controls;

(d) with respect to each Purchased Asset and related Mortgaged Property, on or before each Remittance Date, all remittance, servicing, securitization, exception and other reports, if any, and all operating and financial statements and rent rolls of all Underlying Obligors for all Mortgaged Properties during the prior month, when and as received from an Underlying Obligor, a third‑party servicer or from any other source;

(e) all financial statements, reports, notices and other documents that Guarantor sends to holders of its Equity Interests or makes to or files with any Governmental Authority, promptly after the delivery or filing thereof;

(f) any other material agreements, correspondence, documents or other information not included in an Underwriting Package on the related Purchase Date, which is related to Seller or the Purchased Assets, as soon as possible after the discovery thereof by Seller, Pledgor or Guarantor; and

(g) such other information regarding the financial condition, operations or business of Seller, Guarantor or any Underlying Obligor as Buyer may reasonably request including, without limitation, any such information which is otherwise necessary to allow Buyer to monitor compliance with the terms of the Repurchase Documents.

Documents required to be delivered pursuant to this Section 8.09 may be delivered by electronic communication (including email or otherwise) and if so delivered, shall be deemed to have been delivered on the date (i) on which the applicable party transmits such documents via email, or (ii) on which such documents are posted on the applicable party’s behalf on an internet or intranet website, if any, to which the Buyer has access (whether a commercial, third party website or whether sponsored by the Buyer, so long as Guarantor delivers email notice thereof to Buyer on the date of any such electronic posting of any such information, describing such posted materials in reasonable detail, together with an electronic link thereto).

Section 8.10 Delivery of Notices. Seller shall promptly (and in no event later than one (1) Business Day from the date that Seller has Knowledge of each such occurrence) notify Buyer of the occurrence of any of the following of which Seller has Knowledge, together with a certificate of a Responsible Officer of Seller setting forth details of such occurrence and any action Seller has taken or proposes to take with respect thereto:

(a) a Representation Breach;

(b) any of the following: (i) with respect to any Purchased Asset or related Mortgaged Property: material change in Market Value, material loss or damage, material licensing or permit issues, violation of Requirements of Law, discharge of or damage from Materials of Environmental Concern or any other actual or expected event or change in circumstances that could reasonably be expected to result in a default or material decline in value or cash flow, and (ii) with respect to Seller: violation of Requirements of Law, material decline in the value of Seller’s assets or properties, an Internal Control Event or other event or circumstance that could reasonably be expected to have a Material Adverse Effect;

(c) the existence of any Default, Event of Default or material default under or related to a Purchased Asset, Purchased Asset Document, Indebtedness, Guarantee Obligation or Contractual Obligation of Seller;

(d) the resignation or termination of any Servicer pursuant to the related Servicing Agreement;

(e) the establishment of a rating by any Rating Agency applicable to Seller, Guarantor or Pledgor, and any downgrade in or withdrawal of such rating once established; and

(f) the commencement of, settlement of or material judgment in any litigation, action, suit, arbitration, investigation or other legal or arbitrable proceedings before any Governmental Authority that (i) affects Seller, Guarantor, any Purchased Asset, Pledged Collateral or any Mortgaged Property, (ii) questions or challenges the validity or enforceability of any Repurchase Document, Transaction, Purchased Asset or Purchased Asset Document, or (iii) individually or in the aggregate, if adversely determined, could reasonably be likely to have a Material Adverse Effect.

Section 8.11 [Reserved].

Section 8.12 [Reserved].

Section 8.13 [Reserved].

Section 8.14 Pledge Agreement. Seller shall not take any direct or indirect action that would cause Pledgor to breach any of its covenants under the Pledge Agreement. Seller shall not permit any additional Persons to acquire Equity Interests in Seller other than the Equity Interests owned by Pledgor and pledged to Buyer pursuant to the Pledge Agreement, and Seller shall not permit any sales, assignments, pledges or transfers of the Equity Interests in Seller other than to Buyer.

Section 8.15 Taxes. For U.S. federal income tax purposes, Seller will continue to be a disregarded entity of Guarantor or of a taxable REIT subsidiary of Guarantor. Seller and Guarantor will each timely file all federal tax returns and all other material tax returns, domestic and foreign, required to be filed by them and will timely pay all federal and other material taxes (including mortgage recording taxes), assessments, fees, and other governmental charges (whether imposed with respect to their income or any of their properties or assets) which become due and payable, except (i) any such taxes, assessments, fees, or other governmental charges that are being contested in good faith by appropriate proceedings diligently conducted and for which appropriate reserves are established in accordance with GAAP or (ii) to the extent the failure to do so could not reasonably be expected to have a Material Adverse Effect.

Section 8.16 [Reserved].

Section 8.17 [Reserved].

Section 8.18 [Reserved].

Section 8.19 Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions.

(a) The proceeds of any Transaction shall not be used, directly or indirectly, for any purpose which would breach any applicable Anti-Corruption Laws, Anti-Money Laundering Laws or Sanctions.

(b) Seller and Guarantor shall (i) conduct its business in compliance with applicable Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions; and (ii) maintain policies and procedures designed to promote and achieve compliance with applicable Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions.

(c) The repurchase of any Purchased Asset or any other payment due to Buyer under this Agreement or any other Repurchase Document shall not be funded, directly or indirectly, with proceeds derived from a transaction that would be prohibited by Anti-Corruption Laws, Anti-Money Laundering Laws or Sanctions, or in any manner that would cause Seller or Guarantor or to the knowledge of Seller or Guarantor, any Affiliates of Seller or Guarantor to be in breach of any Anti-Corruption Laws, Anti-Money Laundering Laws or Sanctions.

(d) With respect to the Purchased Assets that were originated by Seller or any Affiliate of Seller, Seller has conducted the customer identification and customer due diligence required in connection with the origination of each Purchased Asset for purposes of complying with all Anti-Money Laundering Laws, and will maintain sufficient information to identify each such customer for purposes of such Anti-Money Laundering Laws.

Section 8.20 Compliance with Sanctions. The proceeds of any Transaction hereunder will not, directly or indirectly, be used to lend, contribute, or otherwise be made available; (i) to fund any activities or business of or with a Sanctioned Target, or (ii) be used in any manner that would be prohibited by Sanctions or would otherwise cause Buyer to be in breach of any Sanctions. Seller or Guarantor shall notify Buyer in writing not more than three (3) Business Days after becoming aware of any breach of Section 7.18 or this Section 8.20.

Section 8.21 Beneficial Ownership. If, at any time, Seller becomes a “legal entity customer” under the Beneficial Ownership Regulation, then Seller shall promptly provide to Buyer a Beneficial Ownership Certification. To the extent that Seller is a “legal entity customer” under the Beneficial Ownership Regulation, Seller shall promptly give notice to Buyer of any change in the information provided in any Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified therein and shall promptly deliver an updated Beneficial Ownership Certification to Buyer. Upon any request by Buyer from time to time in order to comply with the Beneficial Ownership Regulation, Seller shall promptly deliver to Buyer a new or updated Beneficial Ownership Certification, as applicable, in relation to Seller.

ARTICLE 9

SINGLE‑PURPOSE ENTITY

Section 9.01 Covenants Applicable to Seller. Seller shall (i) own and has owned no assets, and shall not engage in any business, other than the assets and transactions specifically contemplated by this Agreement and any other Repurchase Document (provided, however, that it shall not be a breach of the foregoing covenant if Seller holds any Senior Interest or Mezzanine Loan which such Senior Interest or Mezzanine Loan does not become a Purchased Asset hereunder provided that such Asset is transferred to an Affiliate of Seller prior to the Purchase Date for the related Purchased Asset), (ii) not incur any Indebtedness or other obligation, secured or unsecured, direct or indirect, absolute or contingent (including guaranteeing any obligation), other than (I) with respect to the Purchased Asset Documents, the Retained Interests, (II) commitments to make loans which may become Eligible Assets, and (III) as otherwise permitted under this Agreement, (iii) not make any loans or advances to any Affiliate or third party and shall not acquire obligations or securities of its Affiliates, in each case other than in connection with the origination or acquisition of Assets for purchase under the Repurchase Documents, (iv) pay its debts and liabilities (including, as applicable, shared personnel and overhead expenses) only from its own assets, (v) comply with the provisions of its Governing Documents, (vi) do all things necessary to observe organizational formalities and to preserve its existence, and shall not amend, modify, waive provisions of or otherwise change its Governing Documents in any material respect without the prior written approval of Buyer, (vii) maintain all of its books, records, financial statements and bank accounts separate from those of its Affiliates (except that such financial statements may be consolidated to the extent consolidation is required under GAAP or as a matter of Requirements of Law; provided, that (I) appropriate notation shall be made on such financial statements to indicate the separateness of Seller from such Affiliate and to indicate that Seller’s assets and credit are not available to satisfy the debts and other obligations of such Affiliate or any other Person and (II) such assets shall also be listed on Seller’s own separate balance sheet) and file its own tax returns (except to the extent Seller is a disregarded entity for U.S. federal income tax purposes or to the extent consolidation is otherwise required or permitted under Requirements of Law), (viii) be, and at all times shall hold itself out to the public as, a legal entity separate and distinct from any other entity (including any Affiliate) (other than for tax purposes), shall correct any known misunderstanding regarding its status as a separate entity, shall conduct business in its own name, and shall not identify itself or any of its Affiliates as a division of the other, (ix) maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations and shall remain Solvent, provided that the foregoing shall not require any member, partner or shareholder of any Seller to make any additional capital contribution to such Seller (x) not engage in or suffer any Change of Control, dissolution, winding up, liquidation, consolidation or merger in whole or in part or convey or transfer all or substantially all of its properties and assets to any Person (except in the ordinary course of its business or as contemplated herein), nor shall Seller adopt, file or effect a Division; (xi) not commingle its funds or other assets with those of any Affiliate or any other Person (except with those of the other Seller, in accordance with the terms of the Repurchase Documents) and shall maintain its properties and assets in such a manner that it would not be costly or difficult to identify, segregate or ascertain its properties and assets from those of any Affiliate or any other Person, (xii) maintain its properties, assets and accounts separate from those of any Affiliate or any other Person (other than the other Seller in accordance with the Repurchase Documents), (xiii) not hold itself out to be responsible for the debts or obligations of any other Person (except for the other Seller in accordance with the terms of the Repurchase Documents), (xiv) not, without the prior written consent of its Independent Director or Independent Manager, take any Insolvency Action, (xv) (I) have at all times at least one (1) Independent Director or Independent Manager (whose vote is required to take any Insolvency Action), and (II) provide Buyer with up-to-date contact information for each such Independent Director or Independent Manager and a copy of the agreement pursuant to which the Independent Director or Independent Manager consents to and serves as an “Independent Director” or “Independent Manager” for Seller, (xvi) the Governing Documents for Seller shall provide that for so long as any Repurchase Obligations remain outstanding, that (I) Buyer be given at least two (2) Business Days prior notice of the removal and/or replacement of any Independent Director or Independent Manager, together with the name and contact information of the replacement Independent Director or Independent Manager and evidence of the replacement’s satisfaction of the definition of Independent Director or Independent Manager, (II) that, to the fullest extent permitted by law, and notwithstanding any duty otherwise existing at law or in equity, any Independent Director or Independent Manager shall consider only the interests of Seller, including its respective creditors, in acting or otherwise voting on the Insolvency Action, and (III) that, except for duties to Seller as set forth in the immediately preceding clause (including duties to the holders of the Equity Interests in Seller or Seller’s respective creditors solely to the extent of their respective economic interests in Seller, but excluding (A) all other interests of the holders of the Equity Interests in Seller, (B) the interests of other Affiliates of Seller, and (C) the interests of any group of Affiliates of which Seller is a part), the Independent Director or Independent Manager shall not have any fiduciary duties to the holders of the Equity Interests in Seller, any officer or any other Person bound by the Governing Documents; provided, however, the foregoing shall not eliminate the implied contractual covenant of good faith and fair dealing, (xvii) except for capital contributions and capital distributions permitted under the terms of its Governing Documents and properly reflected on its books and records, not enter into any transaction with an Affiliate of Seller except on commercially reasonable terms similar to those available to unaffiliated parties in an arm’s‑length transaction, (xviii) [reserved], (xix) use separate stationary, invoices and checks bearing its own name, (xx) allocate fairly and reasonably any overhead for shared office space and for services performed by an employee of an affiliate, (xxi) not pledge its assets to secure the obligations of any other Person (other than the other Seller in accordance with the Repurchase Documents), and (xxii) not form, acquire or hold any Subsidiary or own any Equity Interest in any other entity.

Section 9.02 Additional Covenants Applicable to Seller. Seller (i) is and shall remain a Delaware limited liability company, (ii) shall have at least one Independent Director or Independent Manager serving as manager of such company, (iii) shall not take any Insolvency Action and shall not cause or permit Pledgor to take any Insolvency Action with respect to Seller, in each case unless all of its Independent Director(s) or Independent Manager(s) then serving as managers of the company shall have consented in writing to such action (directly or indirectly), and (iv) shall have either (A) a member which owns no economic interest in the company, has signed the company’s limited liability company agreement and has no obligation to make capital contributions to the company, or (B) two natural persons or one entity that is not a member of the company, that has signed its limited liability company agreement and that, under the terms of such limited liability company agreement becomes a member of the company immediately prior to the resignation or dissolution of the last remaining member of the company ceasing to be a member of the company.

ARTICLE 10

EVENTS OF DEFAULT AND REMEDIES

Section 10.01 Events of Default. Each of the following events shall be an “Event of Default”:

(a) Seller fails to make a payment of (i) Margin Deficit or Repurchase Price (other than Price Differential) when due, whether by acceleration or otherwise, (ii) Price Differential when due, or (iii) any other amount when due, in each case under the Repurchase Documents;

(b) Seller fails to observe or perform in any material respect any other Repurchase Obligation of Seller under the Repurchase Documents or the Purchased Asset Documents to which Seller is a party, and (except in the case of a failure to perform or observe the Repurchase Obligations of Seller under Section 8.04 and 18.08(a)) such failure continues unremedied for five (5) Business Days after the earlier of receipt of notice thereof from Buyer or the discovery of such failure by Seller (or such longer period as agreed to by Buyer, not to exceed fifteen (15) days from the date of the underlying breach, but only if such underlying breach is capable of being cured and so long as Seller diligently and continuously takes all actions necessary to cure such underlying breach);

(c) any Representation Breach (other than a Representation Breach arising out of any of the representations and warranties set forth on Schedule 1(a), 1(b), 1(c) and 1(d) hereto, which will not, in and of themselves, be Events of Default) exists and continues unremedied for ten (10) Business Days after the earlier of receipt of notice thereof from Buyer or the discovery of such Representation Breach by Seller;

(d) Seller, Pledgor or Guarantor defaults beyond any applicable grace period in paying any amount or performing any obligation under any Indebtedness, Guarantee Obligation or Contractual Obligation with an outstanding amount of at least $100,000 with respect to Seller or Pledgor, or $25,000,000 with respect to Guarantor, and the effect of such default is to permit the acceleration thereof (regardless of whether such default is waived or such acceleration occurs);

(e) Seller, Pledgor or Guarantor defaults beyond any applicable grace period in paying any amount or performing any obligation due to Buyer or any Affiliate of Buyer under any other financing, hedging, security or other agreement between Seller, Pledgor or Guarantor and Buyer or any Affiliate of Buyer;

(f) an Insolvency Event occurs with respect to Seller, Pledgor or Guarantor;

(g) a Change of Control occurs without the prior written consent of Buyer, not to be unreasonably withheld;

(h) a final judgment or judgments for the payment of money in excess of $100,000 with respect to Seller or Pledgor, or $25,000,000 with respect to Guarantor, in each case in the aggregate and in each case that is not insured against is entered against Seller, Pledgor or Guarantor by one or more Governmental Authorities and the same is not satisfied, discharged (or provision has not been made for such discharge) or bonded, or a stay of execution thereof has not been procured, within thirty (30) days from the date of entry thereof;

(i) a Governmental Authority takes any action to (i) condemn, seize or appropriate, or assume custody or control of, all or any substantial part of the property of Seller, (ii) displace the management of Seller or curtail its authority in the conduct of the business of Seller, or (iii) terminate the activities of Seller as contemplated by the Repurchase Documents;

(j) Seller, Pledgor or Guarantor admits in writing that it is not Solvent or is not able to perform any of its Repurchase Obligations, Contractual Obligations, Guarantee Obligations, Capital Lease Obligations or Off‑Balance Sheet Obligations;

(k) any provision of the Repurchase Documents, any right or remedy of Buyer or obligation, covenant, agreement or duty of Seller thereunder, or any Lien, security interest or control granted under or in connection with the Repurchase Documents, Pledged Collateral or Purchased Assets terminates, is declared null and void, ceases to be valid and effective, ceases to be the legal, valid, binding and enforceable obligation of Seller or any other Person, or the validity, effectiveness, binding nature or enforceability thereof is contested, challenged, denied or repudiated by Seller or any other Person, in each case directly, indirectly, in whole or in part, except that, Seller have a period of three (3) Business Days from the date of each such violation to either repurchase the related Purchased Asset from Buyer pursuant to Section 3.04 or cure the related breach, as such cure is determined by Buyer or any Pledged Collateral;

(l) Buyer ceases for any reason to have a valid and perfected first priority security interest in any Purchased Asset except that, Seller have a period of three (3) Business Days from the date of each such violation to cure the related breach, as such cure is determined by Buyer;

(m) Seller, Pledgor or Guarantor is required to register as an “investment company” (as defined in the Investment Company Act) or the arrangements contemplated by the Repurchase Documents shall require registration of Seller, Pledgor or Guarantor as an “investment company”;

(n) Seller engages in any conduct or action where Buyer’s prior consent is required by any Repurchase Document and Seller fails to obtain such consent;

(o) Seller, Servicer (but only to the extent that Buyer or one of its Affiliates is not Servicer), Pledgor or Guarantor fails to deposit to the Servicing Agreement Account or the Waterfall Account all Income and other amounts as required by Section 5.01 and other provisions of this Agreement; provided that no Event of Default shall occur under this clause (o) if such failure is cured within two (2) Business Days of when due;

(p) Guarantor’s audited annual financial statements or the notes thereto or other opinions or conclusions stated therein are qualified or limited by reference to the status of Guarantor as a “going concern” or a reference of similar import, other than a qualification or limitation expressly related to Buyer’s rights in the Purchased Assets;

(q) [reserved];

(r) [reserved];

(s) Guarantor breaches any of the obligations, terms or conditions set forth in the Guarantee Agreement and such breach remains uncured for at least three (3) Business Days;

(t) any Material Modification is made to any Purchased Asset Document without the prior written consent of Buyer; provided, however, that if any Material Modification is made with respect to a NCPPP Purchased Asset without Buyer’s consent, such Material Modification shall not constitute an Event of Default if Seller did not have the right to consent to same; or

(u) Seller adopts, files, or effects a Division;

Section 10.02 Remedies of Buyer as Owner of the Purchased Assets. If an Event of Default exists, at the option of Buyer, exercised by notice to Seller (which option shall be deemed to be exercised, even if no notice is given, automatically and immediately upon the occurrence of an Event of Default under Section 10.01(f)), the Repurchase Date for all Purchased Assets shall be deemed automatically and immediately to occur (the date on which such option is exercised or deemed to be exercised, the “Accelerated Repurchase Date”). If Buyer exercises or is deemed to have exercised the foregoing option:

(a) All Repurchase Obligations shall become immediately due and payable on and as of the Accelerated Repurchase Date and Buyer may, upon the delivery of notice thereof to Seller, terminate this Agreement, except provisions of this Agreement which by their terms survive any such termination of the Agreement or the transactions contemplated hereby.

(b) All amounts in the Waterfall Account and/or in the Servicing Agreement Account established and maintained under the Servicing Agreement, together with all Income paid after the Accelerated Repurchase Date, shall be retained by Buyer (and/or remitted to Buyer by Servicer in accordance with the related Servicer Notice, as applicable) and applied in accordance with Article 5.

(c) Buyer may complete any assignments, allonges, endorsements, powers or other documents or instruments executed in blank and otherwise obtain physical possession of all Purchased Asset Documents and all other instruments, certificates and documents then held by or on behalf of Custodian under the Custodial Agreement. Buyer may obtain physical possession of all Servicing Files, Servicing Agreements and other files and records of Seller or Servicer. Seller shall deliver to Buyer such assignments and other documents with respect thereto as Buyer shall request.

(d) Buyer may immediately, at any time, and from time to time, exercise either of the following remedies with respect to any or all of the Purchased Assets: (i) sell such Purchased Assets on a servicing-released basis and/or without providing any representations and warranties on an “as‑is where is” basis, in a recognized market and by means of a public or private sale at such price or prices as Buyer accepts, and apply the net proceeds thereof in accordance with Article 5, or (ii) retain such Purchased Assets and give Seller credit against the Repurchase Price for such Purchased Assets (or if the amount of such credit exceeds the Repurchase Price for such Purchased Assets, to credit against other Repurchase Obligations due and any other amounts (without duplication) then owing to Buyer by any other Person pursuant to any Repurchase Document, in such order and in such amounts as determined by Buyer), in an amount equal to the market value of such Purchased Assets. Until such time as Buyer exercises either such remedy with respect to a Purchased Asset, Buyer may hold such Purchased Asset for its own account and retain all Income with respect thereto and apply such Income in accordance with Article 5.

(e) The Parties agree that the Purchased Assets are of such a nature that they may decline rapidly in value, and may not have a ready or liquid market. Accordingly, Buyer shall not be required to sell more than one Purchased Asset on a particular Business Day, to the same purchaser or in the same manner. Buyer may determine whether, when and in what manner a Purchased Asset shall be sold, it being agreed that both a good faith public and a good faith private sale shall be deemed to be commercially reasonable. Except as expressly required herein or in the other Repurchase Documents, Buyer shall not be required to give notice to Seller or any other Person prior to exercising any remedy following the occurrence of an Event of Default. If no prior notice is given, Buyer shall give notice to Seller of the remedies exercised by Buyer promptly thereafter. Buyer shall act in good faith in exercising its rights and remedies under this Article 10.

(f) Seller shall be liable to Buyer for (i) any amount by which the Repurchase Obligations due to Buyer exceed the aggregate of the net proceeds and credits referred to in the preceding clause (d), (ii) the amount of all actual out-of-pocket expenses, including reasonable legal fees and expenses, actually incurred by Buyer in connection with or as a consequence of an Event of Default, (iii) any costs and losses payable under Section 12.03, and (iv) any other actual loss, damage, cost or expense resulting from the occurrence of an Event of Default.

(g) Buyer shall be entitled to an injunction, an order of specific performance or other equitable relief to compel Seller to fulfill any of its obligations as set forth in the Repurchase Documents, including this Article 10, if Seller fails or refuses to perform its obligations as set forth herein or therein.

(h) Seller hereby appoints Buyer as attorney‑in‑fact of Seller for purposes of carrying out the Repurchase Documents, including executing, endorsing and recording any instruments or documents and taking any other actions that Buyer deems necessary or advisable to accomplish such purposes, which appointment is coupled with an interest and is irrevocable.

(i) Buyer may, without prior notice to Seller, exercise any or all of its set-off rights including those set forth in Section 18.17 and pursuant to any other Repurchase Document. This Section 10.02(i) shall be without prejudice and in addition to any right of set-off, combination of accounts, Lien or other rights to which any Party is at any time otherwise entitled.

(j) All rights and remedies of Buyer under the Repurchase Documents, including those set forth in Section 18.17, are cumulative and not exclusive of any other rights or remedies that Buyer may have and may be exercised at any time when an Event of Default exists. Such rights and remedies may be enforced without prior judicial process or hearing. Seller agrees that nonjudicial remedies are consistent with the usages of the trade, are responsive to commercial necessity and are the result of a bargain at arm’s‑length. Seller hereby expressly waives any defenses Seller might have to require Buyer to enforce its rights by judicial process or otherwise arising from the use of nonjudicial process, disposition of any or all of the Purchased Assets, or any other election of remedies.

ARTICLE 11

SECURITY INTEREST

Section 11.01 Grant. Buyer and Seller intend that the Transactions be sales to Buyer of the Purchased Assets and not loans from Buyer to Seller secured by the Purchased Assets. However, to preserve and protect Buyer’s rights with respect to the Purchased Assets and under the Repurchase Documents if any Governmental Authority recharacterizes any Transaction with respect to a Purchased Asset as other than a sale, and as security for Seller’s payment and performance of the Repurchase Obligations, Seller hereby grants to Buyer a present Lien on and security interest in all of the right, title and interest of Seller in, to and under (i) the Purchased Assets (which for this purpose shall be deemed to include the items described in clause (B) of the proviso in the definition thereof) and (ii) each Interest Rate Protection Agreement (if any) relating to any Purchased Asset (collectively, the “Collateral”), and the transfer of the Purchased Assets to Buyer shall be deemed to constitute and confirm such grant, to secure the payment and performance by Seller of the Repurchase Obligations (including the obligation of Seller to pay the Repurchase Price, or if the related Transaction is recharacterized as a loan, to repay such loan for the Repurchase Price).

Section 11.02 Effect of Grant. If any circumstance described in Section 11.01 occurs, (a) this Agreement shall also be deemed to be a security agreement as defined in the UCC, (b) Buyer shall have all of the rights and remedies provided to a secured party by Requirements of Law (including the rights and remedies of a secured party under the UCC and the right to set off any mutual debt and claim) and under any other agreement between Buyer and Seller, (c) without limiting the generality of the foregoing, Buyer shall be entitled to set off the proceeds of the liquidation of the Purchased Assets against all of the Repurchase Obligations without prejudice to Buyer’s right to recover any deficiency, (d) the possession by Buyer or any of its agents, including Custodian, of the Purchased Asset Documents, the Purchased Assets and such other items of property as constitute instruments, money, negotiable documents, securities or chattel paper shall be deemed to be possession by the secured party for purposes of perfecting such security interest under the UCC and Requirements of Law, and (e) notifications to Persons (other than Buyer) holding such property, and acknowledgments, receipts or confirmations from Persons (other than Buyer) holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, securities intermediaries, bailees or agents (as applicable) of the secured party for the purpose of perfecting such security interest under the UCC and Requirements of Law. The security interest of Buyer granted herein shall be, and Seller hereby represents and warrants to

Buyer that it is, a first priority perfected security interest. For the avoidance of doubt, (A) each Purchased Asset and each Interest Rate Protection Agreement relating to a Purchased Asset secures the Repurchase Obligations of Seller with respect to all other Transactions and all other Purchased Assets, including any Purchased Assets that are junior in priority to the Purchased Asset in question and (B) if an Event of Default exists, no Purchased Asset or Interest Rate Protection Agreement relating to a Purchased Asset will be released from Buyer’s Lien or transferred to Seller until the Repurchase Obligations are indefeasibly paid in full; provided, however, notwithstanding the foregoing, Buyer shall be required to release its Lien on any Purchased Asset in the event of a repayment in full by the Underlying Obligor of any Whole Loan, Senior Interest, Junior Interest, Mezzanine Loan or Mezzanine Participation Interest, and Seller’s payment of the Repurchase Price with respect to such Purchased Asset in accordance with Section 3.04. Notwithstanding the foregoing, the Repurchase Obligations shall be full recourse to Seller.

Section 11.03 Seller to Remain Liable. Buyer and Seller agree that the grant of a security interest under this Article 11 shall not constitute or result in the creation or assumption by Buyer of any Retained Interest or other obligation of Seller or any other Person in connection with any Purchased Asset or any Interest Rate Protection Agreement, whether or not Buyer exercises any right with respect thereto. Seller and any other related Seller Party, as applicable, shall remain liable under the Purchased Assets, each Interest Rate Protection Agreement and the Purchased Asset Documents to perform all of Seller’s or all other Seller Party’s duties and obligations thereunder to the same extent as if the Repurchase Documents had not been executed.

Section 11.04 Waiver of Certain Laws. Seller agrees, to the extent permitted by Requirements of Law, that neither it nor anyone claiming through or under it will set up, claim or seek to take advantage of any appraisement, valuation, stay, extension or redemption law now or hereafter in force in any locality where any Purchased Assets may be situated in order to prevent, hinder or delay the enforcement or foreclosure of this Agreement, or the absolute sale of any of the Purchased Assets or any part thereof, or the final and absolute putting into possession thereof, immediately after such sale, of the purchasers thereof, and Seller, for itself and all who may at any time claim through or under it, hereby waives, to the full extent that it may be lawful so to do, the benefit of all such laws and any and all right to have any of the properties or assets constituting the Purchased Assets marshaled upon any such sale, and agrees that Buyer or any court having jurisdiction to foreclose the security interests granted in this Agreement may sell the Purchased Assets as an entirety or in such parcels as Buyer or such court may determine.

ARTICLE 12

BENCHMARK REPLACEMENT; INCREASED COSTS; CAPITAL ADEQUACY

Section 12.01 Benchmark Replacement; Market Disruption. (a) Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Repurchase Document, with respect to any Transaction, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to any setting of the applicable then-current Benchmark, then the Benchmark Replacement will replace such Benchmark with respect to each affected Transaction for all purposes hereunder or under any Repurchase Document in respect of such Benchmark setting and subsequent

Benchmark settings, without any amendment to, or further action or consent of any other party to, this Agreement or any other Repurchase Document

(b) Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, Buyer will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Repurchase Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of Seller or any other party to this Agreement or any other Repurchase Document.

(c) Notices; Standards for Decisions and Determinations. Buyer will notify Seller of (i) the implementation of any Benchmark Replacement, and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. Any determination, decision or election that may be made by Buyer pursuant to this Section 12.01, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its sole discretion and without consent from Seller or any other party to this Agreement or any other Repurchase Document.

(d) Market Disruption. Notwithstanding the foregoing, if prior to any Pricing Period, Buyer determines that, by reason of circumstances affecting the relevant market (other than a Benchmark Transition Event), adequate and reasonable means do not exist for ascertaining Term SOFR for such Pricing Period, Buyer shall give prompt notice thereof to Seller, whereupon the Pricing Rate for such Pricing Period with respect to each Transaction based on Term SOFR, and for all subsequent Pricing Periods for Transactions based on Term SOFR until such notice has been withdrawn by Buyer, shall be the sum of (i) an alternate benchmark rate that has been selected by Buyer, (ii) the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) that has been selected by Buyer and (iii) the applicable Pricing Margin.

(e) Initial Benchmark Conforming Changes. In connection with the use or administration of any Benchmark, Buyer will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Repurchase Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of Seller or any other party to this Agreement or any other Repurchase Document. Buyer will notify Seller of the effectiveness of any Conforming Changes in connection with the use or administration of any Benchmark.

In exercising its rights and remedies under this Section 12.01, Buyer shall exercise its rights and remedies in a manner substantially similar to Buyer’s exercise of similar remedies in agreements with similarly situated customers where Buyer has comparable contractual rights.

Certain additional terms and provisions regarding this Section 12.01 are set forth in the Fee and Pricing Letter, and are hereby incorporated by reference.

Section 12.02 Illegality. The terms and provisions regarding changes in Requirements of Law are set forth in the Fee and Pricing Letter, and are hereby incorporated by reference.

Section 12.03 Breakfunding. In the event of (a) the failure by Seller to terminate any Transaction after Seller has given a notice of termination pursuant to Section 3.04, (b) any payment to Buyer on account of the outstanding Repurchase Price, including a payment made pursuant to Section 3.04 but excluding a payment made pursuant to Section 5.02, on any day other than a Remittance Date, (c) any failure by Seller to sell Eligible Assets to Buyer after Seller has notified Buyer of a proposed Transaction and Buyer has agreed to purchase such Eligible Assets in accordance with this Agreement, or (d) any redetermination of the Pricing Rate based on a Benchmark Replacement for any reason on a day that is not the last day of the then‑current Pricing Period, Seller shall compensate Buyer for the cost and expense which Buyer may sustain or incur arising from such event. A certificate of Buyer setting forth any amount or amounts that Buyer is entitled to receive pursuant to this Section 12.03 shall be delivered to Seller and shall be conclusive to the extent calculated in good faith and absent manifest error. Seller shall pay Buyer the amount shown as due on any such certificate within ten (10) Business Days after receipt thereof.

Section 12.04 Increased Costs. The terms and provisions regarding increased costs are set forth in the Fee and Pricing Letter, and are hereby incorporated by reference.

Section 12.05 Capital Adequacy. The terms and provisions regarding capital adequacy are set forth in the Fee and Pricing Letter, and are hereby incorporated by reference.

Section 12.06 Taxes.

(a) Any and all payments by or on account of any obligation of Seller under any Repurchase Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law requires the deduction or withholding of any Tax from any such payment, then Seller shall make (or cause to be made) such deduction or withholding and shall timely pay (or cause to be timely paid) the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by Seller shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 12.06) Buyer receives an amount equal to the sum it would have received had no such deduction or withholding been made in respect of such Indemnified Taxes.

(b) Seller shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c) Seller shall indemnify Buyer, within ten (10) Business Days after written demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 12.06) payable or paid by Buyer or required to be withheld or deducted from a payment to Buyer, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to Seller by Buyer shall be conclusive absent manifest error.

(d) As soon as practicable after any payment of Taxes by Seller to a Governmental Authority pursuant to this Section 12.06, Seller shall deliver to Buyer the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Buyer.

(e) (i) If Buyer is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Repurchase Document, Buyer shall deliver to Seller, at the time or times reasonably requested by Seller, such properly completed and executed documentation reasonably requested by Seller as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, Buyer, if reasonably requested by Seller, shall deliver such other documentation prescribed by applicable law or reasonably requested by Seller as will enable Seller to determine whether or not Buyer is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 12.06(e)(ii)(A), Section 12.06(e)(ii)(B) and Section 12.06(e)(ii)(D) below) shall not be required if in Buyer’s reasonable judgment such completion, execution or submission would subject Buyer to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of Buyer.

(ii) Without limiting the generality of the foregoing,

(A) if Buyer is a U.S. Person, it shall deliver to Seller on or prior to the date on which Buyer becomes a Party under this Agreement (and from time to time thereafter upon the reasonable request of Seller), executed copies of IRS Form W-9 certifying that Buyer is exempt from U.S. federal backup withholding tax;

(B) if Buyer is a Foreign Buyer, it shall, to the extent it is legally entitled to do so, deliver to Seller (in such number of copies as shall be requested by Seller) on or prior to the date on which Buyer becomes a Party under this Agreement (and from time to time thereafter upon the reasonable request of Seller), whichever of the following is applicable:

(I) in the case of a Foreign Buyer claiming the benefits of an income tax treaty to which the United States is a party, (x) with respect to payments of interest under any Repurchase Document, executed copies of IRS Form W‑8BEN or IRS Form W‑8BEN‑E (as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Repurchase Document, IRS Form W‑8BEN or IRS Form W‑8BEN‑E (as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(II) executed copies of IRS Form W‑8ECI;

(III) in the case of a Foreign Buyer claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate reasonably satisfactory to Seller to the effect that such Foreign Buyer is not a “bank” within the meaning of section 881(c)(3)(A) of the Code, a “10-percent shareholder” of Seller within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W‑8BEN or IRS Form W‑8BEN‑E (as applicable); or

(IV) to the extent a Foreign Buyer is not the beneficial owner, executed copies of IRS Form W‑8IMY, accompanied by IRS Form W‑8ECI, IRS Form W‑8BEN, IRS Form W‑8BEN‑E, a U.S. Tax Compliance Certificate reasonably satisfactory to Seller, or IRS Form W‑9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Buyer is a partnership and one or more direct or indirect partners of such Foreign Buyer are claiming the portfolio interest exemption, such Foreign Buyer may provide a U.S. Tax Compliance Certificate reasonably satisfactory to Seller on behalf of each such direct and indirect partner;

(C) if Buyer is a Foreign Buyer, it shall, to the extent it is legally entitled to do so, deliver to Seller (in such number of copies as shall be requested by Seller) on or prior to the date on which Buyer becomes a Party under this Agreement (and from time to time thereafter upon the reasonable request of Seller), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit Seller to determine the withholding or deduction required to be made; and

(D) if a payment made to Buyer under any Repurchase Document would be subject to U.S. federal withholding Tax imposed by FATCA if Buyer were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), Buyer shall deliver to Seller at the time or times prescribed by law and at such time or times reasonably requested by Seller such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Seller as may be necessary for Seller to comply with its obligations under FATCA and to determine that Buyer has complied with Buyer’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include all amendments made to FATCA after the date of this Agreement.

Buyer agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify Seller in writing of its legal inability to do so.

(f) If any Party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 12.06 (including by the payment of additional amounts pursuant to this Section 12.06), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 12.06 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 12.06(f) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 12.06(f), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 12.06(f) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This Section 12.06(f) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(g) For the avoidance of doubt, for purposes of this Section 12.06, the term “applicable law” includes FATCA.

Section 12.07 Payment and Survival of Obligations. Buyer may at any time send Seller a notice showing the calculation of any amounts payable pursuant to this Article 12, and Seller shall pay such amounts to Buyer within ten (10) Business Days after Seller receives such notice. Each Party’s obligations under this Article 12 shall survive any assignment of rights by, or the replacement of Buyer, the termination of the Transactions, the termination of this Agreement, and the repayment, satisfaction or discharge of all obligations under any Repurchase Document.

ARTICLE 13

INDEMNITY AND EXPENSES

Section 13.01 Indemnity.

(a) Seller shall release, defend, indemnify and hold harmless Buyer, Affiliates of Buyer and its and their respective officers, directors, shareholders, partners, members, owners, employees, agents, attorneys, Affiliates and advisors (each an “Indemnified Person” and collectively the “Indemnified Persons”), against, and shall hold each Indemnified Person harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, fees, costs, expenses (including reasonable legal fees, charges, and disbursements of any counsel for any such Indemnified Person and expenses), penalties or fines of any kind that may be imposed on, incurred by or asserted against any such Indemnified Person (collectively, the “Indemnified Amounts”) in any way relating to, arising out of or resulting from or in connection with (i) the Repurchase Documents, the Purchased Asset Documents, the Purchased Assets, the Pledged Collateral, the Transactions, any Mortgaged Property or related property, or any action taken or omitted to be taken by any Indemnified Person in connection with or under any of the foregoing, or any transaction contemplated hereby or thereby, or any amendment, supplement or modification of, or any waiver or consent under or in respect of any Repurchase Document, any Transaction, any Purchased Asset, any Purchased Asset Document or any Pledged Collateral, (ii) any claims, actions or damages by an Underlying Obligor (and, in the case of a Mezzanine Loan or Mezzanine Participation Interest, the Underlying Obligor with respect to the related Whole Loan) or lessee with respect to a Purchased Asset, (iii) any violation or alleged violation of, non-compliance with or liability under any Requirements of Law, (iv) ownership of, Liens on, security interests in or the exercise of rights or remedies under any of the items referred to in the preceding clause (i), (v) any accident, injury to or death of any person or loss of or damage to property occurring in, on or about any Mortgaged Property or on the adjoining sidewalks, curbs, parking areas, streets or ways, (vi) any use, nonuse or condition in, on or about, or possession, alteration, repair, operation, maintenance or management of, any Mortgaged Property or on the adjoining sidewalks, curbs, parking areas, streets or ways, (vii) any failure by Seller to perform or comply with any Repurchase Document, Purchased Asset Document or Purchased Asset, (viii) performance of any labor or services or the furnishing of any materials or other property in respect of any Mortgaged Property or Purchased Asset, (ix) any claim by brokers, finders or similar Persons claiming to be entitled to a commission in connection with any lease or other transaction involving any Repurchase Document, Purchased Asset or Mortgaged Property, (x) the execution, delivery, filing or recording of any Repurchase Document, Purchased Asset Document or any memorandum of any of the foregoing, (xi) any Lien or claim arising on or against any Purchased Asset or related Mortgaged Property under any Requirements of Law or any liability asserted against Buyer or any Indemnified Person with respect thereto, (xii) (1) a past, present or future violation or alleged violation of any Environmental Laws in connection with any Mortgaged Property by any Person or other source, whether related or unrelated to Seller or any Underlying Obligor (and, in the case of a Mezzanine Loan or Mezzanine Participation Interest, the Underlying Obligor with respect to the related Whole Loan), (2) any presence of any Materials of Environmental Concern in, on, within, above, under, near, affecting or emanating from any Mortgaged Property in violation of Environmental Law, (3) the failure to timely perform any Remedial Work required under the Purchased Asset Documents or pursuant to Environmental Law, (4) any past, present or future activity by any Person or other source, whether related or unrelated to Seller or any Underlying Obligor (and, in the case of a Mezzanine Loan or Mezzanine Participation Interest, the Underlying Obligor with respect to the related Whole Loan) in connection with any actual, proposed or threatened use, treatment, storage, holding, existence, disposition or other release, generation, production, manufacturing, processing, refining, control, management, abatement, removal, handling, transfer or transportation to or from any Mortgaged Property of any Materials of Environmental Concern at any time located in, under, on, above or affecting any Mortgaged Property, in each case, in violation of Environmental Law, (5) any past, present or future actual Release (whether intentional or unintentional, direct or indirect, foreseeable or unforeseeable) to, from, on, within, in, under, near or affecting any Mortgaged

Property by any Person or other source, whether related or unrelated to Seller or any Underlying Obligor (and, in the case of a Mezzanine Loan or Mezzanine Participation Interest, the Underlying Obligor with respect to the related Whole Loan), in each case, in violation of Environmental Law, (6) the imposition, recording or filing or the threatened imposition, recording or filing of any Lien on any Mortgaged Property with regard to, or as a result of, any Materials of Environmental Concern or pursuant to any Environmental Law, or (7) any misrepresentation or failure to perform any obligations pursuant to any Repurchase Document, or Purchased Asset Document relating to environmental matters in any way, (xiii) any business communications or dealings between the Parties relating thereto, or (xiv) Seller’s conduct, activities, actions and/or inactions in connection with, relating to or arising out of any of the foregoing clauses of this Section 13.01, that, in each case, results from anything whatsoever other than any Indemnified Person’s gross negligence or intentional misconduct, as determined by a court of competent jurisdiction pursuant to a final, non‑appealable judgment. In any suit, proceeding or action brought by an Indemnified Person in connection with any Purchased Asset for any sum owing thereunder, or to enforce any provisions of any Purchased Asset, Seller shall defend, indemnify and hold such Indemnified Person harmless from and against all expense, loss or damage suffered by reason of any defense, set‑off, counterclaim, recoupment or reduction of liability whatsoever of the account debtor or Underlying Obligor (and, in the case of a Mezzanine Loan or Mezzanine Participation Interest, the Underlying Obligor with respect to the related Whole Loan) arising out of a breach by Seller of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such account debtor or Underlying Obligor (and, in the case of a Mezzanine Loan or Mezzanine Participation Interest, the Underlying Obligor with respect to the related Whole Loan) from Seller. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 13.01 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by Seller, an Indemnified Person or any other Person or any Indemnified Person is otherwise a party thereto and whether or not any Transaction is entered into. This Section 13.01(a) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(b) If for any reason the indemnification provided in this Section 13.01 is unavailable to the Indemnified Person or is insufficient to hold an Indemnified Person harmless, even though such Indemnified Person is entitled to indemnification under the express terms hereof, then Seller shall contribute to the amount paid or payable by such Indemnified Person as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative benefits received by such Indemnified Person on the one hand and Seller on the other hand, the relative fault of such Indemnified Person, and any other relevant equitable considerations.

(c) An Indemnified Person may at any time send Seller a notice showing the calculation of Indemnified Amounts, and Seller shall pay such Indemnified Amounts to such Indemnified Person within ten (10) Business Days after Seller receives such notice. The obligations of Seller under this Section 13.01 shall apply (without duplication) to Eligible Assignees and Participants and survive the termination of this Agreement.

Section 13.02 Expenses. Seller shall promptly on demand pay to or as directed by Buyer all third‑party out‑of‑pocket costs and expenses (including legal, accounting and advisory fees and expenses) incurred by Buyer in connection with (a) the development, evaluation, preparation, negotiation, execution, consummation, delivery and administration of, and any amendment, supplement or modification to, or extension, renewal or waiver of, the Repurchase Documents and the Transactions, (b) any Asset or Purchased Asset, including pre‑purchase and/or ongoing due diligence, inspection, testing, review, recording, registration, travel custody, care, insurance or preservation, (c) the enforcement of the Repurchase Documents or the payment or performance by Seller of any Repurchase Obligations, and (d) any actual or attempted sale, exchange, enforcement, collection, compromise or settlement relating to the Purchased Assets.

ARTICLE 14

INTENT

Section 14.01 Safe Harbor Treatment. The Parties intend (a) for this Agreement and each Transaction to qualify for the safe harbor treatment provided by the Bankruptcy Code and for Buyer to be entitled to all of the rights, benefits and protections afforded to Persons under the Bankruptcy Code with respect to a “repurchase agreement” as defined in Section 101(47) of the Bankruptcy Code (to the extent that a Transaction has a maturity date of less than one (1) year) and a “securities contract” as defined in Section 741(7) of the Bankruptcy Code and that payments and transfers under this Agreement constitute transfers made by, to or for the benefit of a financial institution, financial participant or repo participant within the meaning of Section 546(e) or 546(f) of the Bankruptcy Code, (b) for the Guarantee Agreement, the Pledge Agreement and Sellers’ grant to Buyer of a security interest in the Collateral pursuant to Article 11 each constitute a security agreement or arrangement or other credit enhancement within the meaning of Section 101 of the Code related to a “securities contract” as defined in Section 741(7)(A)(xi) of the Bankruptcy Code and, to the extent that the Guarantee Agreement and the Pledge Agreement relate to a Transaction that has a maturity date of less than one (1) year, a “repurchase agreement” as that term is defined in Section 101(47)(A)(v) of the Bankruptcy Code, and (c) that Buyer (for so long as Buyer is a “financial institution,” “financial participant,” “repo participant,” “master netting participant” or other entity listed in Section 555, 559, 561, 362(b)(6), 362(b)(7) or 362(b)(27) of the Bankruptcy Code) shall be entitled to the “safe harbor” benefits and protections afforded under the Bankruptcy Code with respect to a “repurchase agreement,” “securities contract” and a “master netting agreement,” including (x) the rights, set forth in Article 10 and in Sections 555, 559 and 561 of the Bankruptcy Code, to liquidate the Purchased Assets and terminate this Agreement, (y) the right to offset or net out as set forth in Article 10 and Section 18.17 and in Sections 362(b)(6), 362(b)(7), 362(b)(27) and 362(o) of the Bankruptcy Code and (Z) the non-avoidance rights set forth in Section 546 of the Bankruptcy Code.

Section 14.02 Liquidation. The Parties intend that Buyer’s right to liquidate Purchased Assets delivered to it in connection with Transactions hereunder or to exercise any setoff and netting rights under Section 18.17 or any other remedies pursuant to Articles 10 and 11 and as otherwise provided in the Repurchase Documents is a contractual right to liquidate such Transactions as described in Sections 555, 559 and 561 of the Bankruptcy Code.

Section 14.03 Qualified Financial Contract. The Parties intend that if a Party is an “insured depository institution,” as such term is defined in the Federal Deposit Insurance Act, as amended (“FDIA”), then each Transaction hereunder is a “qualified financial contract,” as that term is defined in FDIA and any rules, orders or policy statements thereunder (except insofar as the type of assets subject to such Transaction would render such definition inapplicable).

Section 14.04 Netting Contract. The Parties acknowledge and agree that this Agreement constitutes a “netting contract” as defined in and subject to Title IV of the Federal Deposit Insurance Corporation Improvement Act of 1991 (“FDICIA”) and each payment entitlement and payment obligation under any Transaction shall constitute a “covered contractual payment entitlement” or “covered contractual payment obligation,” respectively, as defined in and subject to FDICIA (except insofar as one or both of the parties is not a “financial institution” as that term is defined in FDICIA).

Section 14.05 Master Netting Agreement. The Parties intend that this Agreement, the Guarantee Agreement and the Pledge Agreement constitute a “master netting agreement” as defined in Section 101(38A) of the Bankruptcy Code.

ARTICLE 15

DISCLOSURE RELATING TO CERTAIN FEDERAL PROTECTIONS

The Parties acknowledge that they have been advised and understand that:

(a) if one of the Parties is a broker or dealer registered with the Securities and Exchange Commission under Section 14 of the Exchange Act, the Securities Investor Protection Corporation has taken the position that the provisions of the Securities Investor Protection Act of 1970 do not protect the other Party with respect to any Transaction;

(b) if one of the Parties is a government securities broker or a government securities dealer registered with the Securities and Exchange Commission under Section 14C of the Exchange Act, the Securities Investor Protection Act of 1970 will not provide protection to the other Party with respect to any Transaction;

(c) if one of the Parties is a financial institution, funds held by or on behalf of the financial institution pursuant to any Transaction are not a deposit and therefore are not insured by the Federal Deposit Insurance Corporation or the National Credit Union Share Insurance Fund, as applicable; and

(d) if one of the Parties is an “insured depository institution” as that term is defined in Section 1813(c)(2) of Title 12 of the United States Code, funds held by or on behalf of the financial institution pursuant to any Transaction are not a deposit and therefore are not insured by the Federal Deposit Insurance Corporation, the Savings Association Insurance Fund or the Bank Insurance Fund, as applicable.

ARTICLE 16

NO RELIANCE

Each Party acknowledges, represents and warrants to the other Party that, in connection with the negotiation of, entering into, and performance under, the Repurchase Documents and each Transaction:

(a) It is not relying (for purposes of making any investment decision or otherwise) on any advice, counsel or representations (whether written or oral) of the other Party, other than the representations expressly set forth in the Repurchase Documents;

(b) It has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent that it has deemed necessary, and it has made its own investment, hedging and trading decisions (including decisions regarding the suitability of any Transaction) based on its own judgment and on any advice from such advisors as it has deemed necessary and not on any view expressed by the other Party;

(c) It is a sophisticated and informed Person that has a full understanding of all the terms, conditions and risks (economic and otherwise) of the Repurchase Documents and each Transaction and is capable of assuming and willing to assume (financially and otherwise) those risks;

(d) It is entering into the Repurchase Documents and each Transaction for the purposes of managing its borrowings or investments or hedging its underlying assets or liabilities and not for purposes of speculation;

(e) It is not acting as a fiduciary or financial, investment or commodity trading advisor for the other Party and has not given the other Party (directly or indirectly through any other Person) any assurance, guaranty or representation whatsoever as to the merits (either legal, regulatory, tax, business, investment, financial accounting or otherwise) of the Repurchase Documents or any Transaction; and

(f) No partnership or joint venture exists or will exist as a result of the Transactions or entering into and performing the Repurchase Documents.

ARTICLE 17

SERVICING

This Article 17 shall apply to all Purchased Assets.

Section 17.01 Servicing Rights. The terms and provisions governing Servicing Rights under Section 17.01 are set forth in the Fee and Pricing Letter, and are hereby incorporated by reference.

Section 17.02 [Reserved].

Section 17.03 Servicing Reports. Seller shall deliver and cause Servicer to deliver to Buyer and Custodian a monthly remittance report no later than two (2) Business Days prior to the related Remittance Date containing servicing information, including those fields reasonably requested by Buyer from time to time, on an asset‑by‑asset basis and in the aggregate, with respect to the Purchased Assets for the month (or any portion thereof) before the date of such report.

ARTICLE 18

MISCELLANEOUS

Section 18.01 Governing Law. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT, THE RELATIONSHIP OF THE PARTIES TO THIS AGREEMENT, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES TO THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CHOICE OF LAW RULES THEREOF. THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AGREEMENT.

Section 18.02 Submission to Jurisdiction; Service of Process. Each of Buyer and Seller irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the courts of the State of New York sitting in the Borough of Manhattan and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to the Repurchase Documents, or for recognition or enforcement of any judgment, and each Party irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such State court or, to the fullest extent permitted by applicable law, in such Federal court. Each Party agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or the other Repurchase Documents shall affect any right that Buyer may otherwise have to bring any action or proceeding arising out of or relating to the Repurchase Documents against Seller or its properties in the courts of any jurisdiction. Each Party irrevocably and unconditionally waives, to the fullest extent permitted by Requirements of Law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to the Repurchase Documents in any court referred to above, and the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. Each Party irrevocably consents to service of process in the manner provided for notices in Section 18.12. Nothing in this Agreement will affect the right of any Party hereto to serve process in any other manner permitted by applicable law.

Section 18.03 IMPORTANT WAIVERS.

(a) SELLER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT TO ASSERT A COUNTERCLAIM, OTHER THAN

A COMPULSORY COUNTERCLAIM, IN ANY ACTION OR PROCEEDING BROUGHT AGAINST IT BY BUYER OR ANY INDEMNIFIED PERSON.

(b) TO THE EXTENT PERMITTED BY REQUIREMENTS OF LAW, EACH PARTY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE BETWEEN THEM, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, ARISING OUT OF, CONNECTED WITH OR RELATED TO THE REPURCHASE DOCUMENTS, THE PURCHASED ASSETS, THE PLEDGED COLLATERAL, THE TRANSACTIONS, ANY DEALINGS OR COURSE OF CONDUCT BETWEEN THEM, OR ANY STATEMENTS (WRITTEN OR ORAL) OR OTHER ACTIONS OF EITHER PARTY. NEITHER PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. INSTEAD, ANY SUCH DISPUTE RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

(c) TO THE EXTENT PERMITTED BY REQUIREMENTS OF LAW, SELLER HEREBY WAIVES ANY RIGHT TO CLAIM OR RECOVER IN ANY LITIGATION WHATSOEVER INVOLVING ANY INDEMNIFIED PERSON, ANY SPECIAL, EXEMPLARY, PUNITIVE, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND OR NATURE WHATSOEVER OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES, WHETHER SUCH WAIVED DAMAGES ARE BASED ON STATUTE, CONTRACT, TORT, COMMON LAW OR ANY OTHER LEGAL THEORY, WHETHER THE LIKELIHOOD OF SUCH DAMAGES WAS KNOWN AND REGARDLESS OF THE FORM OF THE CLAIM OF ACTION, INCLUDING ANY CLAIM OR ACTION ALLEGING GROSS NEGLIGENCE, RECKLESS DISREGARD, WILLFUL OR WONTON MISCONDUCT, FAILURE TO EXERCISE REASONABLE CARE OR FAILURE TO ACT IN GOOD FAITH. NO INDEMNIFIED PERSON OR OTHER PARTY SHALL BE LIABLE FOR ANY DAMAGES ARISING FROM THE USE BY UNINTENDED RECIPIENTS OF ANY INFORMATION OR OTHER MATERIALS DISTRIBUTED BY IT THROUGH TELECOMMUNICATIONS, ELECTRONIC OR OTHER INFORMATION TRANSMISSION SYSTEMS IN CONNECTION WITH ANY REPURCHASE DOCUMENT OR THE TRANSACTIONS.

(d) SELLER CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF BUYER OR AN INDEMNIFIED PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT BUYER OR AN INDEMNIFIED PERSON WOULD NOT SEEK TO ENFORCE ANY OF THE WAIVERS IN THIS SECTION 18.03 IN THE EVENT OF LITIGATION OR OTHER CIRCUMSTANCES. THE SCOPE OF SUCH WAIVERS IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THE REPURCHASE DOCUMENTS, REGARDLESS OF THEIR LEGAL THEORY.

(e) EACH PARTY ACKNOWLEDGES THAT THE WAIVERS IN THIS SECTION 18.03 ARE A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT SUCH PARTY HAS ALREADY RELIED ON SUCH WAIVERS IN ENTERING INTO THE REPURCHASE DOCUMENTS, AND THAT SUCH PARTY WILL

CONTINUE TO RELY ON SUCH WAIVERS IN THEIR RELATED FUTURE DEALINGS UNDER THE REPURCHASE DOCUMENTS. EACH PARTY FURTHER REPRESENTS AND WARRANTS THAT IT HAS REVIEWED SUCH WAIVERS WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL AND OTHER RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

(f) THE WAIVERS IN THIS SECTION 18.03 ARE IRREVOCABLE, MEANING THAT THEY MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND SHALL APPLY TO ANY AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO ANY OF THE REPURCHASE DOCUMENTS. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

(g) THE PROVISIONS OF THIS SECTION 18.03 SHALL SURVIVE TERMINATION OF THE REPURCHASE DOCUMENTS AND THE INDEFEASIBLE PAYMENT IN FULL OF THE REPURCHASE OBLIGATIONS.

Section 18.04 Integration; Severability. The Repurchase Documents supersede and integrate all previous negotiations, contracts, agreements and understandings (whether written or oral) between the Parties relating to a sale and repurchase of Purchased Assets and the other matters addressed by the Repurchase Documents, and contain the entire final agreement of the Parties relating to the subject matter thereof. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 18.05 Single Agreement. Seller agrees that (a) each Transaction is in consideration of and in reliance on the fact that all Transactions constitute a single business and contractual relationship, and that each Transaction has been entered into in consideration of the other Transactions, (b) a default by it in the payment or performance of any its obligations under a Transaction shall constitute a default by it with respect to all Transactions, (c) Buyer may set off claims and apply properties and assets held by or on behalf of Buyer with respect to any Transaction against the Repurchase Obligations owing to Buyer with respect to other Transactions, and (d) payments, deliveries and other transfers made by or on behalf of Seller with respect to any Transaction shall be deemed to have been made in consideration of payments, deliveries and other transfers with respect to all Transactions, and the obligations of Seller to make any such payments, deliveries and other transfers may be applied against each other and netted.

Section 18.06 Use of Employee Plan Assets. No assets of an employee benefit plan subject to any provision of ERISA shall be used by either Party in a Transaction.

Section 18.07 Survival and Benefit of Seller’s Agreements. The Repurchase Documents and all Transactions shall be binding on and shall inure to the benefit of the Parties and their successors and permitted assigns. All of Seller’s representations, warranties, agreements and indemnities in the Repurchase Documents shall survive the termination of the Repurchase Documents and the payment in full of the Repurchase Obligations, and shall apply to and benefit all Indemnified Persons, Buyer and its successors and assigns, Eligible Assignees and Participants hereunder. No other Person shall be entitled to any benefit, right, power, remedy or claim under the Repurchase Documents.

Section 18.08 Assignments and Participations.

(a) Sellers shall not sell, assign or transfer any of its rights or the Repurchase Obligations or delegate its duties under this Agreement or any other Repurchase Document without the prior written consent of Buyer, and any attempt by a Seller to do so without such consent shall be null and void.

(b) Buyer may at any time, without the consent of either Seller or Guarantor, sell participations to an Eligible Assignee (a “Participant”) in up to one hundred percent (100%) (in the aggregate, in one or more transactions, including any assignments under Section 18.08(c)) of Buyer’s rights and/or obligations under the Repurchase Documents; provided, that, as conditions to the sale of such participations, (i) Buyer’s obligations and Seller’s rights and obligations under the Repurchase Documents shall remain unchanged, (ii) Buyer shall remain solely responsible to Seller for the performance of such obligations, (iii) Seller shall continue to deal solely and directly with Buyer in connection with Buyer’s rights and obligations under the Repurchase Documents, and (iv) each Participant agrees to be bound by the confidentiality provisions set forth in Section 18.10; provided, that, so long as no Event of Default has occurred and is continuing, Buyer shall retain full decision-making authority under the Repurchase Documents. No Participant shall have any right to approve any amendment, waiver or consent with respect to any Repurchase Document, except to the extent that the Repurchase Price or Price Differential of any Purchased Asset would be reduced or the Repurchase Date of any Purchased Asset would be postponed. Each Participant shall be entitled to the benefits of Article 12 (subject to the requirements and limitations and obligations set forth therein, including the requirements under Section 12.06(e) (it being understood that the documentation required under Section 12.06(e) shall be delivered to the participating Buyer)) and Article 13 to the same extent as if it had acquired its interest by assignment pursuant to Section 18.08(c), provided that such Participant shall not be entitled to receive any greater payment under Section 12.04 or Section 12.06 than its participating Buyer would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from the adoption of or any change in any Requirements of Law or in the interpretation or application thereof by a Governmental Authority or compliance by such Participant with a request or directive (whether or not having the force of law) from a central bank or other Governmental Authority having jurisdiction over such Participant, in each case made or issued after the Participant acquired the applicable participation. To the extent permitted by Requirements of Law, each Participant shall also be entitled to the benefits of Sections 10.02(j) and 18.17 to the same extent as if it had acquired its interest by assignment pursuant to Section 18.08(c).

(c) Buyer may at any time, without the consent of either Seller or Guarantor but upon notice to Seller, sell and assign to any Eligible Assignee up to one hundred percent (100%) (in the aggregate, in one or more transactions, and including any participations under Section 18.08(b)) of the rights and obligations of Buyer under the Repurchase Documents. Each such assignment shall be made pursuant to an Assignment and Acceptance substantially in the form of Exhibit E (an “Assignment and Acceptance”), a copy of which shall be delivered to Seller as soon as reasonably possible after the execution thereof and in any event at least five (5) Business Days before the next Remittance Date for any Purchased Asset. From and after the effective date of such Assignment and Acceptance, (i) each such Eligible Assignee shall be a Party and, to the extent provided therein, have the rights and obligations of Buyer under the Repurchase Documents with respect to the percentage and amount of the Repurchase Price allocated to it; provided that, so long as no Event of Default has occurred and is continuing, Buyer shall remain solely responsible to Seller for the performance of Buyer’s obligations under the Repurchase Documents, (ii) so long as no Event of Default has occurred and is continuing, Seller shall continue to deal solely and directly with Buyer in connection with Buyer’s rights and obligations under the Repurchase Documents, and (iii) Buyer will give prompt written notice thereof (including identification of the Eligible Assignee and the amount of Repurchase Price allocated to it) to each Party (but Buyer shall not have any liability for any failure to timely provide such notice). Any sale or assignment by Buyer of rights or obligations under the Repurchase Documents that does not comply with this Section 18.08(c) shall be treated for purposes of the Repurchase Documents as a sale by such Buyer of a participation in such rights and obligations in accordance with Section 18.08(b).

(d) Seller shall cooperate with Buyer in connection with any such sale and assignment of participations, syndications or assignments and shall enter into such restatements of, and amendments, supplements and other modifications to, the Repurchase Documents to give effect to any such sale or assignment; provided, that none of the foregoing shall change any economic or other material term of the Repurchase Documents in a manner adverse to Seller without the consent of Seller.

(e) [Intentionally Omitted].

(f) Buyer, acting solely for this purpose as a non-fiduciary agent of Seller, shall maintain a copy of each Assignment and Acceptance and a register for the recordation of the names and addresses of the Eligible Assignees that become Parties hereto and, with respect to each such Eligible Assignee, the aggregate assigned Purchase Price and applicable Price Differential (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Parties shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Buyer for all purposes of this Agreement. The Register shall be available for inspection by the Parties at any reasonable time and from time to time upon reasonable prior notice.

(g) Each Party that sells a participation of its rights hereunder, shall, acting solely for this purpose as a non-fiduciary agent of Seller, maintain a register on which it enters the name and address of each Participant and, with respect to each such Participant, the aggregate participated Purchase Price and applicable Price Differential, and any other interest in any obligations under the Repurchase Documents (the “Participant Register”); provided that Buyer shall not have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any obligations under any Repurchase Document) to any Person except to the extent that such disclosure is necessary to establish that such obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and Buyer shall treat each Person whose name is recorded in the

Participant Register as the owner of the applicable participation for all purposes of this Agreement notwithstanding any notice to the contrary.

Section 18.09 Ownership and Hypothecation of Purchased Assets. Title to all Purchased Assets shall pass to and vest in Buyer on the applicable Purchase Dates and, subject to the terms of the Repurchase Documents, Buyer or its designee shall have free and unrestricted use of all Purchased Assets and be entitled to exercise all rights, privileges and options relating to the Purchased Assets as the owner thereof, including rights of subscription, conversion, exchange, substitution, voting, consent and approval, and to direct any servicer or trustee. Subject to Section 18.08, Buyer or its designee may, at any time, without the consent of either Seller or Guarantor, engage in repurchase transactions with the Purchased Assets or otherwise sell, pledge, repledge, transfer, hypothecate, or rehypothecate the Purchased Assets to any Eligible Assignee, all on terms that Buyer may determine; provided, that no such transaction shall affect the obligations of Buyer to transfer the Purchased Assets to Seller on the applicable Repurchase Dates free and clear of any pledge, Lien, security interest, encumbrance, charge or other adverse claim. In the event Buyer engages in a repurchase transaction with any of the Purchased Assets or otherwise pledges or hypothecates any of the Purchased Assets, Buyer shall have the right to assign to Buyer’s counterparty any of the applicable representations or warranties herein and the remedies for breach thereof, as they relate to the Purchased Assets that are subject to such repurchase transaction.

Section 18.10 Confidentiality. All information regarding the terms set forth in any of the Repurchase Documents or the Transactions shall be kept confidential and shall not be disclosed by either Party to any Person except (a) to the Affiliates of such Party or its or their respective directors, officers, employees, agents, advisors, attorneys, accountants and other representatives who are informed of the confidential nature of such information and instructed to keep it confidential, (b) to the extent requested by any regulatory authority, stock exchange, government department or agency, or required by Requirements of Law, (c) to the extent required to be included in the financial statements of either Party or an Affiliate thereof, (d) to the extent required to exercise any rights or remedies under the Repurchase Documents, Purchased Assets or underlying Mortgaged Properties, (e) to the extent required to consummate and administer a Transaction, (f) in the event any Party is legally compelled to make pursuant to deposition, interrogatory, request for documents, subpoena, civil investigative demand or similar process by court order of a court of competent jurisdiction, and (g) to any actual or prospective Participant, Eligible Assignee that agrees to comply with this Section 18.10; provided, that, except with respect to the disclosures by Buyer under clause (g) of this Section 18.10, no such disclosure made with respect to any Repurchase Document shall include a copy of such Repurchase Document to the extent that a summary would suffice, but if it is necessary for a copy of any Repurchase Document to be disclosed, all pricing and other economic terms set forth therein shall be redacted before disclosure.

Section 18.11 No Implied Waivers; Amendments. No failure on the part of Buyer to exercise, or delay in exercising, any right or remedy under the Repurchase Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right or remedy thereunder preclude any further exercise thereof or the exercise of any other right. The rights and remedies in the Repurchase Documents are cumulative and not exclusive of any rights and remedies provided by law. Application of the Default Rate after an Event of Default shall not be deemed to constitute a waiver of any Event of Default or Buyer’s rights and remedies with respect thereto, or a consent to any extension of time for the payment or performance of any obligation with respect to which the Default Rate is applied. Except as otherwise expressly provided in the Repurchase Documents, no amendment, waiver or other modification of any provision of the Repurchase Documents shall be effective without the signed agreement of Seller and Buyer. Any waiver or consent under the Repurchase Documents shall be effective only if it is in writing and only in the specific instance and for the specific purpose for which given.

Section 18.12 Notices and Other Communications. Unless otherwise provided in this Agreement, all notices, consents, approvals, requests and other communications required or permitted to be given to a Party hereunder shall be in writing and sent prepaid by hand delivery, by certified or registered mail, by expedited commercial or postal delivery service, or by facsimile or email if also sent by one of the foregoing, to the address for such Party specified in Annex I or such other address as such Party shall specify from time to time in a notice to the other Party. Any of the foregoing communications shall be effective when delivered, if such delivery occurs on a Business Day; otherwise, each such communication shall be effective on the first Business Day following the date of such delivery. A Party receiving a notice that does not comply with the technical requirements of this Section 18.12 may elect to waive any deficiencies and treat the notice as having been properly given.

Section 18.13 Counterparts; Electronic Transmission. Any Repurchase Document may be executed in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all of which shall together constitute but one and the same instrument. The Parties agree that this Agreement, any documents to be delivered pursuant to this Agreement, any other Repurchase Document and any notices hereunder may be transmitted between them by email and/or facsimile. The Parties intend that faxed signatures and electronically imaged signatures such as .pdf files shall constitute original signatures and are binding on all parties.

Section 18.14 No Personal Liability. No administrator, incorporator, Affiliate, owner, member, partner, stockholder, officer, director, employee, agent or attorney of Buyer, any Indemnified Person, Seller, Pledgor or Guarantor, as such, shall be subject to any recourse or personal liability under or with respect to any obligation of Buyer, Seller, Pledgor or Guarantor under the Repurchase Documents, whether by the enforcement of any assessment, by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed that the obligations of Buyer, Seller or Guarantor under the Repurchase Documents are solely their respective corporate, limited liability company or partnership obligations, as applicable, and that any such recourse or personal liability is hereby expressly waived. This Section 18.14 shall survive the termination of the Repurchase Documents and the repayment in full of the Repurchase Obligations, and each beneficiary of this Section 18.14 shall be a third-party beneficiary of this Section 18.14 with rights to enforce this Section.

Section 18.15 Protection of Buyer’s Interests in the Purchased Assets; Further Assurances.

(a) Seller shall take such action as necessary to cause the Repurchase Documents and/or all financing statements and continuation statements and any other necessary documents covering the right, title and interest of Buyer to the Purchased Assets to be promptly recorded, registered and filed, and at all times to be kept recorded, registered and filed, all in such manner and in such places as may be required by law fully to preserve and protect such right, title and interest. Seller shall deliver to Buyer file-stamped copies of, or filing receipts for, any document recorded, registered or filed as provided above, as soon as available following such recording, registration or filing. Seller shall execute any and all documents reasonably required to fulfill the intent of this Section 18.15.

(b) Seller will promptly at its expense execute and deliver such instruments and documents and take such other actions as Buyer may reasonably request from time to time in order to perfect, protect, evidence, exercise and enforce Buyer’s rights and remedies under and with respect to the Repurchase Documents, the Transactions and the Purchased Assets. Seller, Pledgor and Guarantor shall, promptly upon Buyer’s request, deliver documentation in form and substance satisfactory to Buyer which Buyer deems necessary or desirable to evidence compliance with all applicable “know your customer” due diligence checks, including, but not limited to, any information required to be obtained by Buyer pursuant to the Beneficial Ownership Regulation.

(c) If Seller fails to perform any of its Repurchase Obligations promptly after written request from Buyer, Buyer may (but shall not be required to) perform or cause to be performed such Repurchase Obligation, and the costs and expenses incurred by Buyer in connection therewith shall be payable by Seller. Without limiting the generality of the foregoing, if Seller shall fail to do so promptly after written request from Buyer, Seller authorizes Buyer, at the option of Buyer and the expense of Seller, at any time and from time to time, to take all actions and pay all amounts that Buyer deems necessary or appropriate to protect, enforce, preserve, insure, service, administer, manage, perform, maintain, safeguard, collect or realize on the Purchased Assets and Buyer’s Liens and interests therein or thereon and to give effect to the intent of the Repurchase Documents. No Default or Event of Default shall be cured by the payment or performance of any Repurchase Obligation by Buyer on behalf of Seller. Buyer may make any such payment in accordance with any bill, statement or estimate procured from the appropriate public office or holder of the claim to be discharged without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax assessment, sale, forfeiture, tax Lien, title or claim except to the extent such payment is being contested in good faith by Seller in appropriate proceedings and against which adequate reserves are being maintained in accordance with GAAP.

(d) Without limiting the generality of the foregoing, Seller will no earlier than six (6) months or later than three (3) months before the fifth (5th) anniversary of the date of filing of each UCC financing statement filed in connection with any Repurchase Document or any Transaction, deliver and file or cause to be filed an appropriate continuation statement with respect to such financing statement (provided that Buyer may elect to file such continuation statement).

(e) Except as provided in the Repurchase Documents, the sole duty of Buyer, Custodian or any other designee or agent of Buyer with respect to the Purchased Assets shall be to use reasonable care in the custody, use, operation and preservation of the Purchased Assets in its possession or control. Buyer shall incur no liability to Seller or any other Person for any act of Governmental Authority, act of God or other destruction in whole or in part or negligence or wrongful act of custodians or agents selected by Buyer with reasonable care, or Buyer’s failure to provide adequate protection or insurance for the Purchased Assets. Buyer shall have no obligation to take any action to preserve any rights of Seller in any Purchased Asset against prior parties, and Seller hereby agrees to take such action. Buyer shall have no obligation to realize upon any

Purchased Asset except through proper application of any distributions with respect to the Purchased Assets made directly to Buyer or its agent(s). So long as Buyer and Custodian shall act in good faith in their handling of the Purchased Assets, Seller waives or is deemed to have waived the defense of impairment of the Purchased Assets by Buyer and Custodian.

Section 18.16 Default Rate. To the extent permitted by Requirements of Law, Seller shall pay interest at the Default Rate on the amount of all Repurchase Obligations (other than Price Differential accruing at the Default Rate in accordance with the definition of Pricing Rate) not paid when due under the Repurchase Documents until such Repurchase Obligations are paid or satisfied in full.

Section 18.17 Set-off. In addition to any rights now or hereafter granted under the Repurchase Documents, Requirements of Law or otherwise, Seller, on behalf of itself and Guarantor, hereby grants to Buyer and each Indemnified Person, to secure repayment of the Repurchase Obligations, a right of set‑off upon any and all of the following: monies, securities, collateral or other property of Seller and Guarantor and any proceeds from the foregoing, now or hereafter held or received by Buyer, any Affiliate of Buyer or any Indemnified Person, for the account of Seller or Guarantor, whether for safekeeping, custody, pledge, transmission, collection or otherwise, and also upon any and all deposits (general, specified, special, time, demand, provisional or final) and credits, claims or Indebtedness of Seller or Guarantor at any time existing, and any obligation owed by Buyer or any Affiliate of Buyer to Seller or Guarantor and to set-off against any Repurchase Obligations or Indebtedness owed by Seller or Guarantor and any Indebtedness owed by Buyer or any Affiliate of Buyer to Seller or Guarantor, in each case whether direct or indirect, absolute or contingent, matured or unmatured, whether or not arising under the Repurchase Documents and irrespective of the currency, place of payment or booking office of the amount or obligation and in each case at any time held or owing by Buyer, any Affiliate of Buyer or any Indemnified Person to or for the credit of any Seller or Guarantor, without prejudice to Buyer’s right to recover any deficiency. Each of Buyer, each Affiliate of Buyer and each Indemnified Person is hereby authorized upon any amount becoming due and payable by Seller or Guarantor to Buyer or any Indemnified Person under the Repurchase Documents, the Repurchase Obligations or otherwise or upon the occurrence of an Event of Default, without notice to Seller or Guarantor, any such notice being expressly waived by Seller and Guarantor to the extent permitted by any Requirements of Law, to set‑off, appropriate, apply and enforce such right of set-off against any and all items hereinabove referred to against any amounts owing to Buyer or any Indemnified Person by Seller or Guarantor under the Repurchase Documents and the Repurchase Obligations, irrespective of whether Buyer, any Affiliate of Buyer or any Indemnified Person shall have made any demand under the Repurchase Documents and regardless of any other collateral securing such amounts, and in all cases without waiver or prejudice of Buyer’s rights to recover a deficiency. Seller and Guarantor shall be deemed directly indebted to Buyer and the other Indemnified Persons in the full amount of all amounts owing to Buyer and the other Indemnified Parties by Seller and Guarantor under the Repurchase Documents and the Repurchase Obligations, and Buyer and the other Indemnified Persons shall be entitled to exercise the rights of set‑off provided for above. ANY AND ALL RIGHTS TO REQUIRE BUYER OR OTHER INDEMNIFIED PERSONS TO EXERCISE THEIR RIGHTS OR REMEDIES WITH RESPECT TO THE PURCHASED ASSETS OR OTHER INDEMNIFIED PERSONS UNDER THE REPURCHASE DOCUMENTS, PRIOR TO EXERCISING THE FOREGOING RIGHT OF

SET-OFF, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED BY SELLER AND GUARANTOR.

Buyer or any Indemnified Person shall promptly notify the affected Seller or Guarantor after any such set-off and application made by Buyer or such Indemnified Person, provided that the failure to give such notice shall not affect the validity of such set-off and application. If an amount or obligation is unascertained, Buyer may in good faith estimate that obligation and set-off in respect of the estimate, subject to the relevant Party accounting to the other Party when the amount or obligation is ascertained. Nothing in this Section 18.17 shall be effective to create a charge or other security interest. This Section 18.17 shall be without prejudice and in addition to any right of set-off, combination of accounts, Lien or other rights to which any Party is at any time otherwise entitled.

Section 18.18 Seller’s Waiver of Set‑off. Seller hereby waives any right of set‑off it may have or to which it may be or become entitled under the Repurchase Documents or otherwise against Buyer, any Affiliate of Buyer, any Indemnified Person or their respective assets or properties.

Section 18.19 Power of Attorney. Seller hereby authorizes Buyer to file such financing statement or statements relating to the Purchased Assets as Buyer deems appropriate. Seller hereby appoints Buyer as Seller’s agent and attorney in fact (a) following the occurrence and during the continuance of a monetary Default, a material non‑monetary Default or any Event of Default, to file any such financing statement or statements and to perform all other acts which Buyer deems appropriate to perfect and continue its ownership interest in and/or the security interest granted hereby, if applicable, and (b) following the occurrence and during the continuance of any Event of Default, to protect, preserve and realize upon the Purchased Assets in accordance with the terms of this Agreement and the other Repurchase Documents. This agency and power of attorney is coupled with an interest and is irrevocable without Buyer’s consent. Seller shall pay the filing costs for any financing statement or statements prepared pursuant to this Section 18.19.

Section 18.20 Periodic Due Diligence Review. Buyer may perform continuing due diligence reviews with respect to any or all of the Purchased Assets, Seller and Affiliates of Seller, including ordering new third party reports, for purposes of, among other things, verifying compliance with the representations, warranties, covenants, agreements, duties, obligations and specifications made under the Repurchase Documents or otherwise. Upon reasonable prior notice to Seller, unless a Default or Event of Default exists, in which case no notice is required, Buyer or its representatives may during normal business hours inspect any properties and examine, inspect and make copies of the books and records of Seller and Affiliates of Seller, the Purchased Asset Documents, the Senior Interest Documents and the Servicing Files. Seller shall make available to Buyer one or more knowledgeable financial or accounting officers and representatives of the independent certified public accountants of Seller for the purpose of answering questions of Buyer concerning any of the foregoing. Seller shall cause Servicer to cooperate with Buyer by permitting Buyer to conduct due diligence reviews of the Servicing Files. Buyer may purchase Purchased Assets from Seller based solely on the information provided by Seller to Buyer in the Underwriting Package and the representations, warranties, duties, obligations and covenants contained herein, and Buyer may at any time conduct a partial or complete due diligence review on some or all of the Purchased Assets, including ordering new credit reports and new Appraisals on the underlying

Mortgaged Properties and otherwise re‑generating the information used to originate and underwrite such Purchased Assets. Buyer may underwrite such Purchased Assets itself or engage a mutually acceptable third‑party underwriter to do so.

Section 18.21 Time of the Essence. Time is of the essence with respect to all obligations, duties, covenants, agreements, notices or actions or inactions of Seller under the Repurchase Documents.

Section 18.22 PATRIOT Act Notice. Buyer hereby notifies Seller that Buyer is required by the PATRIOT Act to obtain, verify and record information that identifies Seller.

Section 18.23 Successors and Assigns; No Third Party Beneficiaries. Subject to the foregoing, the Repurchase Documents and any Transactions shall be binding upon and shall inure to the benefit of the Parties and their successors and permitted assigns. Nothing in the Repurchase Documents, express or implied, shall give to any Person other than the Parties any benefit or any legal or equitable right, power, remedy or claim under the Repurchase Documents.

Section 18.24 Joint and Several Repurchase Obligations.

(a) Each Seller hereby acknowledges and agrees that (i) each Seller shall be jointly and severally liable to Buyer to the maximum extent permitted by Requirements of Law for all Repurchase Obligations, (ii) the liability of each Seller (A) shall be absolute and unconditional and shall remain in full force and effect (or be reinstated) until all Repurchase Obligations shall have been paid in full and the expiration of any applicable preference or similar period pursuant to any Insolvency Law, or at law or in equity, without any claim having been made before the expiration of such period asserting an interest in all or any part of any payment(s) received by Buyer, and (B) until such payment has been made, shall not be discharged, affected, modified or impaired on the occurrence from time to time of any event, including any of the following, whether or not with notice to or the consent of each Seller, (1) the waiver, compromise, settlement, release, modification, supplementation, termination or amendment (including any extension or postponement of the time for payment or performance or renewal or refinancing) of any of the Repurchase Obligations or Repurchase Documents, (2) the failure to give notice to each Seller of the occurrence of an Event of Default, (3) the release, substitution or exchange by Buyer of any Purchased Asset (whether with or without consideration) or the acceptance by Buyer of any additional collateral or the availability or claimed availability of any other collateral or source of repayment or any nonperfection or other impairment of collateral, (4) the release of any Person primarily or secondarily liable for all or any part of the Repurchase Obligations, whether by Buyer or in connection with any Insolvency Proceeding affecting any Seller or any other Person who, or any of whose property, shall at the time in question be obligated in respect of the Repurchase Obligations or any part thereof, (5) the sale, exchange, waiver, surrender or release of any Purchased Asset, guarantee or other collateral by Buyer, (6) the failure of Buyer to protect, secure, perfect or insure any Lien at any time held by Buyer as security for amounts owed by Sellers, or (7) to the extent permitted by Requirements of Law, any other event, occurrence, action or circumstance that would, in the absence of this Section 18.24, result in the release or discharge of any or both Sellers from the performance or observance of any Repurchase Obligation, (iii) Buyer shall not be required first to initiate any suit or to exhaust its remedies against any Seller or any other Person to become liable, or against any of the Purchased Assets, in order to enforce the

Repurchase Documents and each Seller expressly agrees that, notwithstanding the occurrence of any of the foregoing, each Seller shall be and remain directly and primarily liable for all sums due under any of the Repurchase Documents, (iv) when making any demand hereunder against any Seller or any of the Purchased Assets, Buyer may, but shall be under no obligation to, make a similar demand on any other Seller, or otherwise pursue such rights and remedies as it may have against any Seller or any other Person or against any collateral security or guarantee related thereto or any right of offset with respect thereto, and any failure by Buyer to make any such demand, file suit or otherwise pursue such other rights or remedies or to collect any payments from any other Seller or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right offset, or any release of any Seller or any such other Person or any such collateral security, guarantee or right of offset, shall not relieve any Seller in a respect of which a demand or collection is not made or Sellers not so released of their obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of Buyer against Sellers (as used herein, the term “demand” shall include the commencement and continuation of legal proceedings), (v) on disposition by Buyer of any property encumbered by any Purchased Assets, each Seller shall be and shall remain jointly and severally liable for any deficiency, (vi) each Seller waives (A) any and all notice of the creation, renewal, extension or accrual of any amounts at any time owing to Buyer by any other Seller under the Repurchase Documents and notice of or proof of reliance by Buyer upon any Seller or acceptance of the obligations of any Seller under this Section 18.24, and all such amounts, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the obligations of Sellers under this Agreement, and all dealings between Sellers, on the one hand, and Buyer, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the obligations of Sellers under this Agreement, and (B) diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon any Seller with respect to any amounts at any time owing to Buyer by any Seller under the Repurchase Documents (except for any notices expressly required under this Agreement or under any other Repurchase Document), and (vii) each Seller shall continue to be liable under this Section 18.24 without regard to (A) the validity, regularity or enforceability of any other provision of this Agreement or any other Repurchase Document, any amounts at any time owing to Buyer by any Seller under the Repurchase Documents, or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by Buyer, (B) any defense, set‑off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by any Seller against Buyer, or (C) any other circumstance whatsoever (with or without notice to or knowledge of any Seller except for any notices expressly required under this Agreement or under any other Repurchase Document) which constitutes, or might be construed to constitute, an equitable or legal discharge of any Seller for any amounts owing to Buyer by any Seller under the Repurchase Documents, or of Sellers under this Agreement, in bankruptcy or in any other instance.

(b) Each Seller shall remain fully obligated under this Agreement notwithstanding that, without any reservation of rights against any Seller and without notice to or further assent by any Seller, any demand by Buyer for payment of any amounts owing to Buyer by any other Seller under the Repurchase Documents may be rescinded by Buyer and any the payment of any such amounts may be continued, and the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by Buyer (including any extension or postponement of the time for payment or performance or renewal or refinancing of any Repurchase Obligation), and this Agreement and the other Repurchase Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, in accordance with its terms, as Buyer may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by Buyer for the payment of amounts owing to Buyer by Sellers under the Repurchase Documents may be sold, exchanged, waived, surrendered or released. Buyer shall not have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for amounts owing to Buyer by Sellers under the Repurchase Documents, or any property subject thereto.

(c) To the extent that any Seller (the “Paying Seller”) pays more than its proportionate share of any payment made hereunder, the Paying Seller shall be entitled to seek and receive contribution from and against the other Seller that has not paid its proportionate share; provided, that the provisions of this Section 18.24 shall not limit the duties, covenants, agreements, obligations and liabilities of any Seller to Buyer, and, notwithstanding any payment or payments made by the Paying Seller hereunder or any setoff or application of funds of the Paying Seller by Buyer, the Paying Seller shall not be entitled to be subrogated to any of the rights of Buyer against the other Seller or any collateral security or guarantee or right of setoff held by Buyer, nor shall the Paying Seller seek or be entitled to seek any contribution or reimbursement from the other Seller in respect of payments made by the Paying Seller hereunder, until all Repurchase Obligations are paid in full. If any amount shall be paid to the Paying Seller on account of such subrogation rights at any time when all such amounts shall not have been paid in full, such amount shall be held by the Paying Seller in trust for Buyer, segregated from other funds of the Paying Seller, and shall, forthwith upon receipt by the Paying Seller, be turned over to Buyer in the exact form received by the Paying Seller (duly indorsed by the Paying Seller to Buyer, if required), to be applied against the Repurchase Obligations, whether matured or unmatured, in such order as Buyer may determine.

(d) The Repurchase Obligations are full recourse obligations to each Seller.

(e) Anything herein or in any other Repurchase Document to the contrary notwithstanding, the maximum liability of any Seller hereunder in respect of the liabilities of the other Sellers under this Agreement and the other Repurchase Documents shall in no event exceed the amount which can be guaranteed by each Seller under applicable federal and state laws relating to the insolvency of debtors.

Section 18.25 Effect of Amendment and Restatement. From and after the Amendment and Restatement Date, the Original Master Repurchase Agreement is hereby amended, restated and superseded in its entirety by this Agreement. The parties hereto acknowledge and agree that the liens and security interests granted under the Original Master Repurchase Agreement between Seller and Buyer are continuing and in full force and effect and, upon the amendment and restatement of the Original Master Repurchase Agreement, such liens and security interests secure and continue to secure the payment of the Repurchase Obligations.

Section 18.26 PATRIOT Act Notice. Buyer hereby notifies each Seller that Buyer is required by the PATRIOT Act to obtain, verify and record information that identifies each Seller.

Section 18.27 Successors and Assigns. Subject to the foregoing, the Repurchase Documents and any Transactions shall be binding upon and shall inure to the benefit of the Parties and their successors and permitted assigns.

Section 18.28 Acknowledgement of Anti Predatory Lending Policies. Seller and Buyer each have in place internal policies and procedures that expressly prohibit their purchase of any high cost mortgage loan.

Section 18.29 No Novation, Effect of Agreement. Seller and Buyer have entered into this Agreement solely to amend and restate in their entirety the terms of the Original Master Repurchase Agreement and do not intend this Agreement or the transactions contemplated hereby to be, and this Agreement and the transactions contemplated hereby shall not be construed to be, a novation of any of the obligations owing by Seller, Guarantor or Pledgor (the “Repurchase Parties”) under or in connection with the Original Master Repurchase Agreement, the Pledge Agreement or any of the other Repurchase Documents to which any Repurchase Party is a party. It is the intention of each of the parties hereto that (i) the perfection and priority of all security interests securing the payment of the Repurchase Obligations of the Repurchase Parties under the Original Master Repurchase Agreement and the Pledge Agreement are preserved, (ii) the liens and security interests granted under the Original Master Repurchase Agreement and the Pledge Agreement continue in full force and effect, and (iii) any reference to the Original Master Repurchase Agreement in any such Repurchase Document shall be deemed to reference this Agreement.

Section 18.30 Authorized Representatives of Seller and Guarantor. (a) Each individual set forth on Exhibit G (as updated from time to time in accordance with this paragraph) is a representative of each Seller and Guarantor (an “Authorized Representative”), and subject to any express limitations set forth on Exhibit G with respect to any such Authorized Representative’s authority, each Authorized Representative is duly authorized on behalf of each Seller and Guarantor to deliver and receive all notices, requests, instructions (including, without limitation, wiring instructions), Transaction Requests and other information, deliver certificates and documents, and execute and deliver Repurchase Documents (including, without limitation, amendments or supplements thereto), in each case, in connection with this Agreement and the other Repurchase Documents, and (b) a specimen signature for each such Authorized Representative, together with such individual’s title, email address and telephone number, is set forth on Exhibit G hereto. From time to time Seller and Guarantor may update the information set forth on Exhibit G hereto by delivering to Buyer (including via email) an updated Exhibit G (or a supplement thereto), certified to be true and correct by an existing Authorized Representative of Seller and Guarantor; provided, that at all times Seller and Guarantor shall have not less than four (4) Authorized Representatives.

[ONE OR MORE UNNUMBERED SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the date first above written.

SELLER:

SCREDIT MORTGAGE FUNDING SUB-2, LLC, a Delaware limited liability company

By:
Name:
Title:

SCREDIT MORTGAGE FUNDING SUB-2-T, LLC, a Delaware limited liability company

By:
Name:
Title:

[Signature Page to Amended and Restated Master Repurchase and Securities Contract]

(Wells/SCredit)

DOCPROPERTY "DocID" \* MERGEFORMAT USActive 62533477.9

BUYER:

WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association

By:
Name: H. Lee Goins III
Title: Managing Director

[Signature Page to Amended and Restated Master Repurchase and Securities Contract]

(Wells/SCredit)

DOCPROPERTY "DocID" \* MERGEFORMAT USActive 62533477.9